(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. INDEX

Identification
Capital Stock Breakdown	2
Individual Financial Statements
Balance Sheet Assets	3
Balance Sheet Liabilities	4
Statement of Income	6
Statement of Comprehensive Income	7
Statement of Cash Flows	8
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2018 to 06/30/2018	9
Statement of Changes in Shareholders' Equity - from 01/01/2017 to 06/30/2017	10
Statement of Added Value	11
Consolidated Financial Statements
Balance Sheet Assets	12
Balance Sheet Liabilities	13
Statement of Income	15
Statement of Comprehensive Income	16
Statement of Cash Flows	17
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2018 to 06/30/2018	18
Statement of Changes in Shareholders' Equity - from 01/01/2017 to 06/30/2017	19
Statement of Added Value	20
Management Report	21
Explanatory Notes	58
Commentary about the company projections behavior	136
Breakdown of the Capital by Owner	137
Declarations and Opinion
Independent Auditors' Report on Review of Quartely Financial Information	138
Opinion of the Audit Committee	140
Statement of Executive Board on the Quartely Financial Information and Independent
Auditor's Report on Review of Interim Financial Information	141

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Identification / Capital Stock Breakdown

Number of shares	Current Quarter
(Units)	06.30.18

Paid-in Capital
Common	812,473,246
Preferred	-
Total	812,473,246

Treasury Shares
Common	1,133,601
Preferred	-
Total	1,133,601

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Individual FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.18	Previous Year 12.31.17
1	Total Assets	38,949,123	39,983,749
1.01	Current Assets	15,868,184	17,371,001
1.01.01	Cash and Cash Equivalents	3,639,188	3,584,701
1.01.02	Marketable Securities	157,905	166,322
1.01.02.01	Financial Investments Evaluated at Fair Value through Result	157,905	166,322
1.01.02.01.01	Held for Trading	157,905	166,322
1.01.03	Trade Accounts Receivable	5,834,187	7,433,022
1.01.03.01	Trade Accounts Receivable	5,731,955	7,325,588
1.01.03.02	Other Receivables	102,232	107,434
1.01.04	Inventories	2,777,446	2,817,784
1.01.05	Biological Assets	1,273,471	1,261,556
1.01.06	Recoverable Taxes	762,963	842,034
1.01.06.01	Current Recoverable Taxes	762,963	842,034
1.01.06.01.01	Income and social contribution tax (IR/CS)	381,860	373,319
1.01.06.01.03	Recoverable Taxes	403,379	488,454
1.01.06.01.04	Provision for losses	(22,276)	(19,739)
1.01.08	Other Current Assets	1,423,024	1,265,582
1.01.08.03	Other	1,423,024	1,265,582
1.01.08.03.01	Interest on Shareholders' Equity Receivable	1,163	7,352
1.01.08.03.02	Derivative Financial Instruments	131,153	49,132
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	-	28,897
1.01.08.03.06	Restricted Cash	501,041	108,795
1.01.08.03.10	Other	789,667	1,071,406
1.02	Non-current Assets	23,080,939	22,612,748
1.02.01	Non-current Assets	5,503,350	5,523,188
1.02.01.02	Financial Investments Evaluated at Fair Value through Other Comprehensive Income	95,330	276,900
1.02.01.02.01	Available for Sale	95,330	276,900
1.02.01.03	Marketable Securities Valued at Amortized Cost	85,039	82,418
1.02.01.03.01	Evaluated at Amortized Cost	85,039	82,418
1.02.01.04	Trade Accounts Receivable	115,362	121,749
1.02.01.04.01	Trade Accounts Receivable	4,985	5,944
1.02.01.04.02	Other Receivables	110,377	115,805
1.02.01.06	Biological Assets	771,840	773,560
1.02.01.07	Deferred Taxes	920,650	883,953
1.02.01.07.01	Deferred Income Tax and Social Contribution	920,650	883,953
1.02.01.10	Other Non-current Assets	3,515,129	3,384,608
1.02.01.10.03	Judicial Deposits	684,552	676,732
1.02.01.10.05	Income and social contribution tax (IR/CS)	15,794	15,794
1.02.01.10.06	Provision for losses from Income and social contribution tax (IR/CS)	(8,985)	(8,985)
1.02.01.10.07	Recoverable Taxes	2,423,712	2,344,830
1.02.01.10.08	Provision for losses	(116,230)	(118,684)
1.02.01.10.10	Restricted Cash	430,777	407,803
1.02.01.10.11	Other	85,509	67,118
1.02.02	Investments	5,590,131	4,960,752
1.02.02.01	Investments	5,590,131	4,960,752
1.02.02.01.01	Equity in Associates	10,491	7,551
1.02.02.01.02	Interest on Wholly-owned Subsidiaries	5,578,533	4,952,093
1.02.02.01.04	Other	1,107	1,108
1.02.03	Property, Plant and Equipment, Net	9,006,649	9,189,492
1.02.03.01	Property, Plant and Equipment in Operation	8,472,184	8,611,605
1.02.03.02	Right of Use in Progress	224,613	220,690
1.02.03.03	Property, Plant and Equipment in Progress	309,852	357,197
1.02.04	Intangible	2,980,809	2,939,316
1.02.04.01	Intangible	2,980,809	2,939,316
1.02.04.01.02	Software	195,592	188,615
1.02.04.01.03	Trademarks	1,173,000	1,173,000
1.02.04.01.04	Goodwill	1,542,929	1,542,929
1.02.04.01.05	Software Leased	34,766	12,505
1.02.04.01.08	Other	34,522	22,267

 See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Individual FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.18	Previous Year 12.31.17
2	Total Liabilities	38,949,123	39,983,749
2.01	Current Liabilities	16,206,202	14,391,025
2.01.01	Social and Labor Obligations	185,098	205,513
2.01.01.01	Social Obligations	112,110	118,905
2.01.01.02	Labor Obligations	72,988	86,608
2.01.02	Trade Accounts Payable	5,355,634	5,284,296
2.01.02.01	Domestic Suppliers	4,496,940	4,503,627
2.01.02.01.01	Domestic Suppliers	3,957,969	4,026,929
2.01.02.01.02	Supply Chain Finance	538,971	476,698
2.01.02.02	Foreign Suppliers	858,694	780,669
2.01.02.02.01	Foreign Suppliers	647,927	608,453
2.01.02.02.02	Supply Chain Finance	210,767	172,216
2.01.03	Tax Obligations	219,404	228,962
2.01.03.01	Federal Tax Obligations	42,464	50,215
2.01.03.01.02	Other Federal	42,464	50,215
2.01.03.02	State Tax Obligations	174,910	176,461
2.01.03.03	Municipal Tax Obligations	2,030	2,286
2.01.04	Short Term Debts	6,765,255	4,038,367
2.01.04.01	Short Term Debts	6,765,255	4,038,367
2.01.04.01.01	Local Currency	6,032,816	3,401,603
2.01.04.01.02	Foreign Currency	732,439	636,764
2.01.05	Other Obligations	2,817,254	3,776,280
2.01.05.01	Advances from related parties	1,727,346	3,051,892
2.01.05.01.04	Advances from related parties	1,727,346	3,051,892
2.01.05.02	Other	1,089,908	724,388
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	1,355	1,723
2.01.05.02.04	Derivative Financial Instruments	720,615	282,619
2.01.05.02.05	Management and Employees Profit Sharing	-	95,900
2.01.05.02.08	Other Obligations	367,938	344,146
2.01.06	Provisions	863,557	857,607
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	439,344	516,597
2.01.06.01.01	Tax Risk Provisions	53,851	51,416
2.01.06.01.02	Social Security and Labor Risk Provisions	297,560	251,342
2.01.06.01.04	Civil Risk Provisions	87,933	213,839
2.01.06.02	Other Provisons	424,213	341,010
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	347,603	264,400
2.01.06.02.05	Employee Benefits Provisions	76,610	76,610
2.02	Non-current Liabilities	13,724,042	14,392,513
2.02.01	Long-term Debt	8,312,992	9,508,371
2.02.01.01	Long-term Debt	8,312,992	9,508,371
2.02.01.01.01	Local Currency	3,382,873	4,970,269
2.02.01.01.02	Foreign Currency	4,930,119	4,538,102
2.02.02	Other Obligations	4,196,218	3,614,130
2.02.02.01	Liabilities with Related Parties	2,848,003	2,634,565
2.02.02.01.04	Advances from Related Parties and Other Liabilities	2,848,003	2,634,565
2.02.02.02	Other	1,348,215	979,565
2.02.02.02.06	Other Obligations	1,348,215	979,565

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Individual FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

2.02.04	Provisions	1,214,832	1,270,012
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	924,636	998,743
2.02.04.01.01	Provisions for Tax Contingencies	225,633	221,463
2.02.04.01.02	Social Security and Labor Risk Provisions	168,463	257,581
2.02.04.01.04	Provisions for Civil Contingencies	160,787	149,299
2.02.04.01.05	Contingent Liability	369,753	370,400
2.02.04.02	Other Provisons	290,196	271,269
2.02.04.02.04	Employee Benefits Plans	290,196	271,269
2.03	Shareholders' Equity	9,018,879	11,200,211
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.01.01	Paid-in Capital	12,553,418	12,553,418
2.03.01.02	Cost of Shares Issuance	(92,947)	(92,947)
2.03.02	Capital Reserves	46,417	43,614
2.03.02.01	Goodwill on the Shares Issuance	166,192	166,192
2.03.02.04	Granted Options	253,907	261,829
2.03.02.05	Treasury Shares	(60,759)	(71,483)
2.03.02.07	Gain on Disposal of Shares	(73,094)	(73,094)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Entities	(40,533)	(40,534)
2.03.02.09	Acquisition of Non-Controlling Entities	(199,296)	(199,296)
2.03.04	Profit Reserves	101,367	101,367
2.03.04.01	Legal Reserves	101,367	101,367
2.03.05	Accumulated Earnings (Losses)	(1,788,912)	-
2.03.08	Other Comprehensive Loss	(1,800,464)	(1,405,241)
2.03.08.01	Derivative Financial Intruments	(788,841)	(572,152)
2.03.08.02	Financial Instruments (Available for Sale)	(95,143)	(56,258)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(913,443)	(766,959)
2.03.08.04	Actuarial Losses	(3,037)	(9,872)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Individual FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 04.01.18 to 06.30.18	Accumulated Current Year 01.01.18 to 06.30.18	Previous Quarter 04.01.17 to 06.30.17	Accumulated Previous Year 01.01.17 to 06.30.17
3.01	Net Sales	5,573,848	11,484,337	5,998,564	12,651,105
3.02	Cost of Goods Sold	(5,406,213)	(10,382,238)	(5,015,043)	(10,499,399)
3.03	Gross Profit	167,635	1,102,099	983,521	2,151,706
3.04	Operating (Expenses) Income	(628,586)	(1,256,305)	(627,906)	(1,819,213)
3.04.01	Selling	(816,184)	(1,563,108)	(704,351)	(1,444,271)
3.04.02	General and Administrative	(68,136)	(123,129)	(63,429)	(120,000)
3.04.03	Impairment Loss on Trade and Other Receivables	(6,733)	(16,175)	(10,548)	(23,817)
3.04.04	Other Operating Income	33,707	114,842	23,118	78,188
3.04.05	Other Operating Expenses	(82,643)	(135,629)	(111,016)	(260,397)
3.04.06	Income from Associates and Joint Ventures	311,403	466,894	238,320	(48,916)
3.05	Income Before Financial and Tax Results	(460,951)	(154,206)	355,615	332,493
3.06	Financial Results	(959,403)	(1,475,060)	(910,091)	(1,229,252)
3.06.01	Financial Income	575,063	548,864	275,633	345,408
3.06.02	Financial Expenses	(1,534,466)	(2,023,924)	(1,185,724)	(1,574,660)
3.07	Loss Before Taxes	(1,420,354)	(1,629,266)	(554,476)	(896,759)
3.08	Income and Social Contribution	(164,564)	(79,974)	387,165	448,014
3.08.01	Current	-	-	18,192	(16,051)
3.08.02	Deferred	(164,564)	(79,974)	368,973	464,065
3.09	Loss from Continued Operations	(1,584,918)	(1,709,240)	(167,311)	(448,745)
3.11	Loss	(1,584,918)	(1,709,240)	(167,311)	(448,745)
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	(1.95359)	(2.10702)	(0.20940)	(0.56163)
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	(1.95359)	(2.10702)	(0.20940)	(0.56163)

See accompanying notes to the consolidated financial statements

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Individual FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 04.01.18 to 06.30.18	Accumulated Current Year 01.01.18 to 06.30.18	Previous Quarter 04.01.17 to 06.30.17	Accumulated Previous Year 01.01.17 to 06.30.17
4.01	Loss	(1,584,918)	(1,709,240)	(167,311)	(448,745)
4.02	Other Comprehensive Income	(411,896)	(395,223)	7,049	(19,820)
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	(142,098)	(146,484)	89,298	56,120
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	36,650	(56,121)	52,842	(10,746)
4.02.03	Taxes on Unrealized Gains (Losses) on Investments on Available for Sale Marketable Securities	(12,884)	17,236	(19,570)	(299)
4.02.04	Unrealized Losses on Cash Flow Hedge	(447,147)	(327,162)	(182,760)	(105,141)
4.02.05	Taxes on Unrealized Gains on Cash Flow Hedge	149,982	110,473	63,046	31,692
4.02.06	Actuarial Gains on Pension and Post-employment Plans	5,456	10,976	6,443	13,052
4.02.07	Taxes on Realized Losses on Pension Post-employment Plans	(1,855)	(4,141)	(2,250)	(4,498)
4.03	Comprehensive Loss	(1,996,814)	(2,104,463)	(160,262)	(468,565)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Individual FS / Statement of Cash Flow (Indirect method)

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 06.30.18	Accumulated Previous Year 01.01.17 to 06.30.17
6.01	Net Cash Provided by Operating Activities	168,209	(939,410)
6.01.01	Cash from Operations	215,520	870,405
6.01.01.01	Loss for the Period	(1,709,240)	(448,745)
6.01.01.03	Depreciation and Amortization	381,714	354,344
6.01.01.04	Depreciation and Depletion of Biological Assets	299,015	311,544
6.01.01.05	Results on Disposals of Property, Plant and Equipments	25,286	(8,553)
6.01.01.08	Deferred Income Tax	79,974	(464,065)
6.01.01.09	Provision for Tax, Civil and Labor Risks	87,946	215,522
6.01.01.10	Interest and Exchange Rate Variations	1,104,037	766,022
6.01.01.11	Equity Pick-Up	(466,894)	48,916
6.01.01.12	Provision for Losses in Inventories	226,796	71,511
6.01.01.17	Others	186,886	23,909
6.01.02	Changes in Operating Assets and Liabilities	(47,311)	(1,809,815)
6.01.02.01	Trade Accounts Receivable	1,615,781	(194,979)
6.01.02.02	Inventories	(209,659)	20,847
6.01.02.03	Trade Accounts Payable	(199,441)	(422,087)
6.01.02.04	Supply Chain Finance	100,824	(814,559)
6.01.02.05	Payment of Tax, Civil and Labor Risks Provisions	(155,496)	(172,094)
6.01.02.06	Others Operating Assets and Liabilities	(1,022,752)	327,840
6.01.02.08	Redemption of Held for Trading Securities	13,428	25,115
6.01.02.11	Fair value for for Assets and Liabilities	98,954	(289,723)
6.01.02.12	Payment of Interest	(357,912)	(573,468)
6.01.02.14	Interest on Shareholders' Equity Received	10,912	7,448
6.01.02.15	Biological assets - Current	(11,915)	65,375
6.01.02.16	Interest received	69,965	210,470
6.02	Net Cash Provided by Investing Activities	(735,624)	(1,114,055)
6.02.04	Redemptions of Available for Sale	140,886	15,011
6.02.05	Redemptions of Restricted Cash (Investments)	(379,284)	(73,825)
6.02.06	Additions to Property, Plant and Equipment	(238,072)	(428,702)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	38,109	79,958
6.02.09	Additions to Intangible	(12,790)	(44,501)
6.02.10	Additions to Biological Assets - Non-current	(283,884)	(291,381)
6.02.11	Investments in Associates and Joint Venturies	(589)	(609)
6.02.12	Business Combination, net of cash	-	(59,186)
6.02.13	Net Cash Transferred to Subsidiaries	-	(309,615)
6.02.17	Advance for Future Capital Increase	-	(1,205)
6.03	Net Cash Provided by Financing Activities	619,491	3,320,135
6.03.01	Proceeds from Debt Issuance	2,024,824	4,976,628
6.03.02	Payment of Debt	(1,357,605)	(1,604,742)
6.03.11	Lease	(47,728)	(51,751)
6.04	Exchange Rate Variation on Cash and Cash Equivalents	2,411	73,060
6.05	Increase (Decrease) in Cash and Cash Equivalents	54,487	1,339,730
6.05.01	At the Beginning of the Period	3,584,701	3,856,505
6.05.02	At the End of the Period	3,639,188	5,196,235

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Individual FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2018 to 06/30/2018

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2018	12,460,471	43,614	101,367	-	(1,405,241)	11,200,211
5.02	Previous Year Adjustment	-	-	-	(15,696)	-	(15,696)
5.03	Opening Balance Adjusted	12,460,471	43,614	101,367	(15,696)	(1,405,241)	11,184,515
5.04	Share-based Payments	-	2,803	-	-	-	2,803
5.04.03	Options Granted	-	(1,657)	-	-	-	(1,657)
5.04.05	Treasury Shares Sold	-	4,460	-	-	-	4,460
5.05	Total Comprehensive Loss	-	-	-	(1,773,216)	(395,223)	(2,168,439)
5.05.01	Loss for the Period	-	-	-	(1,709,240)	-	(1,709,240)
5.05.02	Other Comprehensive Loss	-	-	-	(63,976)	(395,223)	(459,199)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(327,162)	(327,162)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	110,473	110,473
5.05.02.06	Unrealized Losses in Available for Sale Marketable Securities	-	-	-	-	(56,121)	(56,121)
5.05.02.07	Tax on Unrealized Gains in Available for Sale Marketable Securities	-	-	-	-	17,236	17,236
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	6,835	6,835
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(146,484)	(146,484)
5.05.02.10	Realized Loss in Available for Sale Marketable Securities	-	-	-	(63,976)	-	(63,976)
5.07	Balance at June 30, 2018	12,460,471	46,417	101,367	(1,788,912)	(1,800,464)	9,018,879

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Individual FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2017 to 06/30/2017

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2017	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978
5.03	Opening Balance Adjusted	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978
5.04	Share-based Payments	-	(9,464)	-	-	-	(9,464)
5.04.03	Options Granted	-	21,767	-	-	-	21,767
5.04.09	Treasury Shares Canceled	-	(14,674)	-	-	-	(14,674)
5.04.12	Acquisition of Non-Controlling Entities	-	(16,557)	-	-	-	(16,557)
5.05	Total Comprehensive Loss	-	-	-	(448,745)	(19,820)	(468,565)
5.05.01	Loss for the Period	-	-	-	(448,745)	-	(448,745)
5.05.02	Other Comprehensive Loss	-	-	-	-	(19,820)	(19,820)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(105,141)	(105,141)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	31,692	31,692
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(10,746)	(10,746)
5.05.02.07	Tax on Unrealized Losses in Available for Sale Marketable Securities	-	-	-	-	(299)	(299)
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	8,554	8,554
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	56,120	56,120
5.07	Balance at June 30, 2017	12,460,471	(690,314)	1,350,675	(448,745)	(1,310,138)	11,361,949

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Individual FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 06.30.18	Accumulated Previous Year 01.01.17 to 06.30.17
7.01	Revenues	13,023,135	14,086,849
7.01.01	Sales of Goods, Products and Services	12,913,481	14,120,649
7.01.02	Other Income	(68,603)	(362,847)
7.01.03	Revenue Related to Construction of Own Assets	227,050	339,156
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	(48,793)	(10,109)
7.02	Raw Material Acquired from Third Parties	(9,498,665)	(9,404,758)
7.02.01	Costs of Products and Goods Sold	(8,226,726)	(8,101,095)
7.02.02	Materials, Energy, Third Parties Services and Other	(1,183,193)	(1,247,946)
7.02.03	Recovery (Loss) of Assets Values	(88,746)	(55,717)
7.03	Gross Added Value	3,524,470	4,682,091
7.04	Retentions	(680,729)	(665,888)
7.04.01	Depreciation, Amortization and Exhaustion	(680,729)	(665,888)
7.05	Net Added Value	2,843,741	4,016,203
7.06	Received from Third Parties	1,017,311	297,359
7.06.01	Equity Pick-Up	466,894	(48,916)
7.06.02	Financial Income	548,864	345,408
7.06.03	Other	1,553	867
7.07	Added Value to be Distributed	3,861,052	4,313,562
7.08	Distribution of Added Value	3,861,052	4,313,562
7.08.01	Payroll	1,770,590	1,885,892
7.08.01.01	Salaries	1,292,038	1,474,421
7.08.01.02	Benefits	379,206	311,961
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	99,346	99,510
7.08.02	Taxes, Fees and Contributions	1,676,997	1,197,202
7.08.02.01	Federal	765,821	274,126
7.08.02.02	State	896,046	906,386
7.08.02.03	Municipal	15,130	16,690
7.08.03	Capital Remuneration from Third Parties	2,122,705	1,679,213
7.08.03.01	Interests	2,032,405	1,594,366
7.08.03.02	Rents	90,300	84,847
7.08.04	Interest on Own Capital	(1,709,240)	(448,745)
7.08.04.03	Retained Earnings	(1,709,240)	(448,745)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Consolidated FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.18	Previous Year 12.31.17
1	Total Assets	45,529,173	45,228,481
1.01	Current Assets	19,315,091	19,185,523
1.01.01	Cash and Cash Equivalents	5,747,786	6,010,829
1.01.02	Marketable Securities	416,529	228,430
1.01.02.01	Financial Investments Evaluated at Fair Value through Result	207,132	195,994
1.01.02.01.01	Held for Trading	207,132	195,994
1.01.02.02	Financial Investments Evaluated at Fair Value through Other Comprehensive Income	15,998	15,447
1.01.02.02.02	Available for Sale	15,998	15,447
1.01.02.03	Marketable Securities Evaluated at Amortized Cost	193,399	16,989
1.01.02.03.01	Evaluated at Amortized Cost	193,399	16,989
1.01.03	Trade Accounts Receivable	3,858,949	4,032,149
1.01.03.01	Trade Accounts Receivable	3,751,909	3,919,022
1.01.03.02	Other Receivables	107,040	113,127
1.01.04	Inventories	4,986,329	4,948,168
1.01.05	Biological Assets	1,510,218	1,510,480
1.01.06	Recoverable Taxes	1,287,688	1,228,259
1.01.06.01	Current Recoverable Taxes	1,287,688	1,228,259
1.01.06.01.01	Income and social contribution tax (IR/CS)	577,238	499,341
1.01.06.01.03	Recoverable Taxes	735,303	752,021
1.01.06.01.04	Provision for losses	(24,853)	(23,103)
1.01.08	Other Current Assets	1,507,592	1,227,208
1.01.08.03	Other	1,507,592	1,227,208
1.01.08.03.01	Interest on Shareholders' Equity Receivable	-	6,187
1.01.08.03.02	Derivative Financial Instruments	135,292	90,536
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	-	28,897
1.01.08.03.06	Restricted Cash	523,080	127,821
1.01.08.03.10	Other	849,220	973,767
1.02	Non-current Assets	26,214,082	26,042,958
1.02.01	Non-current Assets	6,866,844	6,586,544
1.02.01.02	Financial Investments Evaluated at Fair Value through Other Comprehensive Income	139,255	328,816
1.02.01.02.01	Available for Sale	139,255	328,816
1.02.01.03	Marketable Securities Evaluated at Amortized Cost	146,299	239,989
1.02.01.03.01	Evaluated at Amortized Cost	146,299	239,989
1.02.01.04	Trade Accounts Receivable	116,356	122,654
1.02.01.04.01	Trade Accounts Receivable	5,884	6,260
1.02.01.04.02	Other Receivables	110,472	116,394
1.02.01.06	Biological Assets	970,844	903,654
1.02.01.07	Deferred Taxes	1,684,638	1,369,366
1.02.01.07.01	Deferred Income Tax and Social Contribution	1,684,638	1,369,366
1.02.01.10	Other Non-current Assets	3,809,452	3,622,065
1.02.01.10.03	Judicial Deposits	702,036	688,940
1.02.01.10.05	Income and social contribution tax (IR/CS)	23,075	29,039
1.02.01.10.06	Provision for losses from Income and social contribution tax (IR/CS)	(9,029)	(9,029)
1.02.01.10.07	Recoverable Taxes	2,700,091	2,555,555
1.02.01.10.08	Provision for losses	(142,566)	(137,400)
1.02.01.10.10	Restricted Cash	430,777	407,803
1.02.01.10.11	Other	105,068	87,157
1.02.02	Investments	81,248	68,195
1.02.02.01	Investments	73,795	61,343
1.02.02.01.01	Equity in Associates	72,680	60,227
1.02.02.01.05	Other	1,115	1,116
1.02.02.02	Investments Property	7,453	6,852
1.02.02.02.01	Investments Property	7,453	6,852
1.02.03	Property, Plant and Equipment, Net	11,903,185	12,190,583
1.02.03.01	Property, Plant and Equipment in Operation	11,253,897	11,508,581
1.02.03.02	Right of Use in Progress	234,690	228,056
1.02.03.03	Property, Plant and Equipment in Progress	414,598	453,946
1.02.04	Intangible	7,362,805	7,197,636
1.02.04.01	Intangible	7,362,805	7,197,636
1.02.04.01.02	Software	233,940	210,228
1.02.04.01.03	Trademarks	1,580,370	1,649,910
1.02.04.01.04	Goodwill	4,366,386	4,192,228
1.02.04.01.05	Software Leased	34,766	12,505
1.02.04.01.08	Other	1,147,343	1,132,765

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 06.30.18	Previous Year 12.31.17
2	Total Liabilities	45,529,173	45,228,481
2.01	Current Liabilities	17,830,101	14,907,874
2.01.01	Social and Labor Obligations	328,303	330,448
2.01.01.01	Social Obligations	159,163	159,106
2.01.01.02	Labor Obligations	169,140	171,342
2.01.02	Trade Accounts Payable	7,060,656	7,160,675
2.01.02.01	Domestic Suppliers	4,811,044	4,937,047
2.01.02.01.01	Domestic Suppliers	4,197,437	4,418,630
2.01.02.01.02	Supply Chain Finance	613,607	518,417
2.01.02.02	Foreign Suppliers	2,249,612	2,223,628
2.01.02.02.01	Foreign Suppliers	2,038,845	2,026,856
2.01.02.02.02	Supply Chain Finance	210,767	196,772
2.01.03	Tax Obligations	507,488	426,028
2.01.03.01	Federal Tax Obligations	218,112	160,844
2.01.03.01.01	Income Tax and Social Contribution Payable	164,121	93,278
2.01.03.01.02	Other Federal	53,991	67,566
2.01.03.02	State Tax Obligations	286,760	262,343
2.01.03.03	Municipal Tax Obligations	2,616	2,841
2.01.04	Short Term Debts	7,473,136	5,031,351
2.01.04.01	Short Term Debts	7,473,136	5,031,351
2.01.04.01.01	Local Currency	6,164,156	3,592,760
2.01.04.01.02	Foreign Currency	1,308,980	1,438,591
2.01.05	Other Obligations	1,485,402	999,952
2.01.05.01	Liabilities with Related Parties	-	5
2.01.05.01.01	Débitos com Coligadas	-	5
2.01.05.02	Other	1,485,402	999,947
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	1,355	1,916
2.01.05.02.04	Derivative Financial Instruments	750,536	299,491
2.01.05.02.05	Management and Employees Profit Sharing	47	95,900
2.01.05.02.08	Other Obligations	733,464	602,640
2.01.06	Provisions	975,116	959,420
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	460,013	536,089
2.01.06.01.01	Tax Risk Provisions	53,851	51,416
2.01.06.01.02	Social Security and Labor Risk Provisions	314,739	264,552
2.01.06.01.04	Civil Risk Provisions	91,423	220,121
2.01.06.02	Other Provisons	515,103	423,331
2.01.06.02.04	Vacations and Christmas Bonuses Provisions	429,918	338,146
2.01.06.02.05	Employee Benefits Provisions	85,185	85,185
2.02	Non-current Liabilities	18,082,401	18,607,825
2.02.01	Long-term Debt	15,011,654	15,413,027
2.02.01.01	Long-term Debt	15,011,654	15,413,027
2.02.01.01.01	Local Currency	4,162,874	5,750,269
2.02.01.01.02	Foreign Currency	10,848,780	9,662,758
2.02.02	Other Obligations	1,523,825	1,492,776
2.02.02.02	Other	1,523,825	1,492,776
2.02.02.02.06	Other Obligations	1,523,825	1,492,776
2.02.03	Deferred Taxes	146,624	155,303
2.02.03.01	Deferred Income Tax and Social Contribution	146,624	155,303

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

2.02.04	Provisions	1,400,298	1,546,719
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	1,069,182	1,237,116
2.02.04.01.01	Provisions for Tax Contingencies	240,920	251,972
2.02.04.01.02	Social Security and Labor Risk Provisions	276,115	427,172
2.02.04.01.04	Provisions for Civil Contingencies	182,210	187,330
2.02.04.01.05	Contingent Liabilities	369,937	370,642
2.02.04.02	Other Provisons	331,116	309,603
2.02.04.02.04	Employee Benefits Plans	331,116	309,603
2.03	Shareholders' Equity	9,616,671	11,712,782
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.01.01	Paid-in Capital	12,553,418	12,553,418
2.03.01.02	Cost of Shares Issuance	(92,947)	(92,947)
2.03.02	Capital Reserves	46,417	43,614
2.03.02.01	Goodwill on the Shares Issuance	166,192	166,192
2.03.02.04	Granted Options	253,907	261,829
2.03.02.05	Treasury Shares	(60,759)	(71,483)
2.03.02.07	Gain on Disposal of Shares	(73,094)	(73,094)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Interests	(40,533)	(40,534)
2.03.02.09	Acquisition of Non-Controlling Interests	(199,296)	(199,296)
2.03.04	Profit Reserves	101,367	101,367
2.03.04.01	Legal Reserves	101,367	101,367
2.03.05	Accumulated Earnings / Loss	(1,788,912)	-
2.03.08	Other Comprehensive Loss	(1,800,464)	(1,405,241)
2.03.08.01	Derivative Financial Instruments	(788,841)	(572,152)
2.03.08.02	Financial Instrument (Available for Sale)	(95,143)	(56,258)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(913,443)	(766,959)
2.03.08.04	Actuarial Losses	(3,037)	(9,872)
2.03.09	Non-controlling Interest	597,792	512,571

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Consolidated FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 04.01.18 to 06.30.18	Accumulated Current Year 01.01.18 to 06.30.18	Previous Quarter 04.01.17 to 06.30.17	Accumulated Previous Year 01.01.17 to 06.30.17
3.01	Net Sales	8,181,073	16,384,106	8,026,624	15,836,073
3.02	Cost of Goods Sold	(7,520,312)	(14,186,769)	(6,544,089)	(12,977,591)
3.03	Gross Profit	660,761	2,197,337	1,482,535	2,858,482
3.04	Operating (Expenses) Income	(1,439,716)	(2,680,709)	(1,373,333)	(2,681,079)
3.04.01	Selling	(1,226,017)	(2,338,223)	(1,115,981)	(2,189,102)
3.04.02	General and Administrative	(157,036)	(290,221)	(148,418)	(278,734)
3.04.03	Impairment Loss on Trade and Other Receivables	(10,199)	(32,139)	(9,908)	(23,685)
3.04.04	Other Operating Income	48,498	121,138	25,597	82,237
3.04.05	Other Operating Expenses	(98,309)	(150,127)	(130,784)	(285,489)
3.04.06	Income from Associates and Joint Ventures	3,347	8,863	6,161	13,694
3.05	Income Before Financial and Tax Results	(778,955)	(483,372)	109,202	177,403
3.06	Financial Results	(791,950)	(1,308,774)	(694,994)	(1,107,539)
3.06.01	Financial Income	1,018,033	960,189	739,728	580,846
3.06.02	Financial Expenses	(1,809,983)	(2,268,963)	(1,434,722)	(1,688,385)
3.07	Income Before Taxes	(1,570,905)	(1,792,146)	(585,792)	(930,136)
3.08	Income and Social Contribution	(3,132)	104,303	419,480	478,090
3.08.01	Current	(47,757)	(77,877)	24,378	(63,912)
3.08.02	Deferred	44,625	182,180	395,102	542,002
3.09	Loss from Continued Operations	(1,574,037)	(1,687,843)	(166,312)	(452,046)
3.11	Loss	(1,574,037)	(1,687,843)	(166,312)	(452,046)
3.11.01	Attributable to: Controlling Shareholders	(1,584,918)	(1,709,240)	(167,311)	(448,745)
3.11.02	Attributable to: Non-controlling Interest	10,881	21,397	999	(3,301)
3.99	Earnings per share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	(1.94018)	(2.08065)	(0.20815)	(0.56576)
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	(1.94018)	(2.08065)	(0.20815)	(0.56576)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Consolidated FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 04.01.18 to 06.30.18	Accumulated Current Year 01.01.18 to 06.30.18	Previous Quarter 04.01.17 to 06.30.17	Accumulated Previous Year 01.01.17 to 06.30.17
4.01	Loss	(1,574,037)	(1,687,843)	(166,312)	(452,046)
4.02	Other Comprehensive Income	(411,896)	(395,223)	7,049	(19,820)
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	(142,098)	(146,484)	89,298	56,120
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	36,650	(56,121)	52,842	(10,746)
4.02.03	Taxes on Unrealized Gains (Losses) on Investments on Available for Sale Marketable Securities	(12,884)	17,236	(19,570)	(299)
4.02.04	Unrealized Losses on Cash Flow Hedge	(447,147)	(327,162)	(182,760)	(105,141)
4.02.05	Taxes on Unrealized Gains on Cash Flow Hedge	149,982	110,473	63,046	31,692
4.02.06	Actuarial Gains on Pension and Post-employment Plans	5,456	10,976	6,443	13,052
4.02.07	Taxes on Realized Losses on Pension Post-employment Plans	(1,855)	(4,141)	(2,250)	(4,498)
4.03	Comprehensive Loss	(1,985,933)	(2,083,066)	(159,263)	(471,866)
4.03.01	Attributable to: BRF Shareholders	(1,996,814)	(2,104,463)	(160,262)	(468,565)
4.03.02	Attributable to: Non-Controlling Interests	10,881	21,397	999	(3,301)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Consolidated FS / Statement of Cash Flow (Indirect method)

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 06.30.18	Accumulated Previous Year 01.01.17 to 06.30.17
6.01	Net Cash Provided by Operating Activities	327,654	(383,698)
6.01.01	Cash from Operations	1,286,910	1,045,504
6.01.01.01	Loss for the Period	(1,687,843)	(448,745)
6.01.01.02	Non-controlling Interest	-	(3,301)
6.01.01.03	Depreciation and Amortization	567,246	519,399
6.01.01.04	Depreciation and Depletion of Biological Assets	410,118	384,007
6.01.01.05	Results on Disposals of Property, Plant and Equipments	34,590	(4,557)
6.01.01.08	Deferred Income Tax	(182,180)	(542,002)
6.01.01.09	Provision for Tax, Civil and Labor Risks	40,444	228,019
6.01.01.10	Interest and Exchange Rate Variations	1,616,645	805,544
6.01.01.11	Equity Pick-Up	(8,863)	(13,694)
6.01.01.12	Provision for losses in Inventories	245,935	89,860
6.01.01.17	Others	250,818	30,974
6.01.02	Changes in Operating Assets and Liabilities	(959,256)	(1,429,202)
6.01.02.01	Trade Accounts Receivable	181,262	(403,594)
6.01.02.02	Inventories	(307,169)	(133,357)
6.01.02.03	Trade Accounts Payable	(432,318)	125,323
6.01.02.04	Supply Chain Finance	109,157	(794,305)
6.01.02.05	Payment of Tax, Civil and Labor Risks Provisions	(168,049)	(175,676)
6.01.02.06	Others Operating Assets and Liabilities	(18,384)	634,362
6.01.02.07	Investment in Held for Trading Securities	(142,719)	(204,626)
6.01.02.08	Redemption of Held for Trading Securities	125,353	228,305
6.01.02.11	Fair value for for Assets and Liabilities	163,258	(307,609)
6.01.02.12	Payment of Interest	(561,342)	(720,192)
6.01.02.13	Payment of Income Tax and Social Contribution	(296)	(34,637)
6.01.02.14	Interest on Shareholders' Equity Received	10,910	7,661
6.01.02.15	Biological Assets - Current	(10,245)	123,690
6.01.02.16	Interest Received	91,326	225,453
6.02	Net Cash Provided by Investing Activities	(1,035,024)	(1,793,756)
6.02.01	Marketable Securities	(35,476)	(7,609)
6.02.02	Redemptions of Marketable Securities	-	30,357
6.02.04	Redemptions of Available for Sale Securities	140,886	203,858
6.02.05	Redemptions of Restricted Cash (Investments)	(380,193)	(300,025)
6.02.06	Additions to Property, Plant and Equipment	(321,996)	(554,971)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	38,109	79,958
6.02.09	Additions to Intangible	(13,721)	(44,599)
6.02.10	Additions to Biological Assets - Non-current	(462,044)	(363,372)
6.02.11	Investments in Associates and Joint Venturies	(589)	(610)
6.02.12	Business Combination, net of cash	-	(836,743)
6.03	Net Cash Provided by Financing Activities	356,248	4,218,401
6.03.01	Proceeds from Debt Issuance	2,791,170	6,883,310
6.03.02	Payment of Debt	(2,385,355)	(2,610,676)
6.03.11	Lease	(49,567)	(54,233)
6.04	Exchange Rate Variation on Cash and Cash Equivalents	88,079	113,036
6.05	Decrease (Increase) in Cash and Cash Equivalents	(263,043)	2,153,983
6.05.01	At the Beginning of the Period	6,010,829	6,356,919
6.05.02	At the End of the Period	5,747,786	8,510,902

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders’ Equity for the period from 01/01/2018 to 06/30/2018

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Non-Controlling Interests	Total Shareholders' Equity
5.01	Balance at January 1, 2018	12,460,471	43,614	101,367	-	(1,405,241)	11,200,211	512,571	11,712,782
5.02	Previous Year Adjustment	-	-	-	(15,696)	-	(15,696)	-	(15,696)
5.03	Opening Balance Adjusted	12,460,471	43,614	101,367	(15,696)	(1,405,241)	11,184,515	512,571	11,697,086
5.04	Share-based Payments	-	2,803	-	-	-	2,803	63,824	66,627
5.04.03	Options Granted	-	(1,657)	-	-	-	(1,657)	-	(1,657)
5.04.05	Treasury Shares Sold	-	4,460	-	-	-	4,460	-	4,460
5.04.13	Non-Controlling Interests	-	-	-	-	-	-	63,824	63,824
5.05	Total Comprehensive Loss	-	-	-	(1,773,216)	(395,223)	(2,168,439)	21,397	(2,147,042)
5.05.01	Loss for the Period	-	-	-	(1,709,240)	-	(1,709,240)	21,397	(1,687,843)
5.05.02	Other Comprehensive Loss	-	-	-	(63,976)	(395,223)	(459,199)	-	(459,199)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(327,162)	(327,162)	-	(327,162)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	110,473	110,473	-	110,473
5.05.02.06	Unrealized Losses in Available for Sale Marketable Securities	-	-	-	-	(56,121)	(56,121)	-	(56,121)
5.05.02.07	Tax on Unrealized Gains in Available for Sale Marketable Securities	-	-	-	-	17,236	17,236	-	17,236
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	6,835	6,835	-	6,835
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(146,484)	(146,484)	-	(146,484)
5.05.02.10	Realized Loss in Available for Sale Marketable Securities	-	-	-	(63,976)	-	(63,976)	-	(63,976)
5.07	Balance at June 30, 2018	12,460,471	46,417	101,367	(1,788,912)	(1,800,464)	9,018,879	597,792	9,616,671
See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders’ Equity for the period from 01/01/2017 to 06/30/2017

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Non-Controlling Interests	Total Shareholders' Equity
5.01	Balance at January 1, 2017	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978	379,375	12,219,353
5.03	Opening Balance Adjusted	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978	379,375	12,219,353
5.04	Share-based Payments	-	(9,464)	-	-	-	(9,464)	4,189	(5,275)
5.04.03	Options Granted	-	21,767	-	-	-	21,767	-	21,767
5.04.09	Treasury Shares Canceled	-	(14,674)	-	-	-	(14,674)	-	(14,674)
5.04.12	Acquisition of Non-Controlling Entities	-	(16,557)	-	-	-	(16,557)	-	(16,557)
5.04.13	Non-Controlling Interests	-	-	-	-	-	-	4,189	4,189
5.05	Total Comprehensive Loss	-	-	-	(448,745)	(19,820)	(468,565)	(3,301)	(471,866)
5.05.01	Loss for the Period	-	-	-	(448,745)	-	(448,745)	(3,301)	(452,046)
5.05.02	Other Comprehensive Loss	-	-	-	-	(19,820)	(19,820)	-	(19,820)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(105,141)	(105,141)	-	(105,141)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	31,692	31,692	-	31,692
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(10,746)	(10,746)	-	(10,746)
5.05.02.07	Tax on Unrealized Losses in Available for Sale Marketable Securities	-	-	-	-	(299)	(299)	-	(299)
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	8,554	8,554	-	8,554
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	56,120	56,120	-	56,120
5.07	Balance at June 30, 2017	12,460,471	(690,314)	1,350,675	(448,745)	(1,310,138)	11,361,949	380,263	11,742,212

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

Consolidated FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 06.30.18	Accumulated Previous Year 01.01.17 to 06.30.17
7.01	Revenues	18,168,036	17,514,909
7.01.01	Sales of Goods, Products and Services	18,010,442	17,525,049
7.01.02	Other Income	(64,075)	(398,120)
7.01.03	Revenue Related to Construction of Own Assets	293,072	399,238
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	(71,403)	(11,258)
7.02	Raw Material Acquired from Third Parties	(13,068,833)	(11,739,780)
7.02.01	Costs of Products and Goods Sold	(11,219,506)	(9,884,474)
7.02.02	Materials, Energy, Third Parties Services and Other	(1,785,809)	(1,819,963)
7.02.03	Recovery of Assets Values	(63,518)	(35,343)
7.03	Gross Added Value	5,099,203	5,775,129
7.04	Retentions	(977,364)	(903,406)
7.04.01	Depreciation, Amortization and Exhaustion	(977,364)	(903,406)
7.05	Net Added Value	4,121,839	4,871,723
7.06	Received from Third Parties	971,739	596,435
7.06.01	Equity Pick-Up	8,863	13,694
7.06.02	Financial Income	960,189	580,846
7.06.03	Other	2,687	1,895
7.07	Added Value to be Distributed	5,093,578	5,468,158
7.08	Distribution of Added Value	5,093,578	5,468,158
7.08.01	Payroll	2,573,067	2,590,481
7.08.01.01	Salaries	1,957,735	2,019,154
7.08.01.02	Benefits	496,858	453,398
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	118,474	117,929
7.08.02	Taxes, Fees and Contributions	1,765,923	1,464,860
7.08.02.01	Federal	873,430	555,436
7.08.02.02	State	868,510	884,674
7.08.02.03	Municipal	23,983	24,750
7.08.03	Capital Remuneration from Third Parties	2,442,431	1,864,863
7.08.03.01	Interests	2,282,993	1,709,413
7.08.03.02	Rents	159,438	155,450
7.08.04	Interest on Own Capital	(1,687,843)	(452,046)
7.08.04.03	Retained Earnings	(1,709,240)	(448,745)
7.08.04.04	Non-Controlling Interest	21,397	(3,301)

See accompanying notes to the consolidated financial statements.

BRAZIL DIVISION

Total Market Share

Total BRF
44.6%
45.9%
46.5%
46.7%
45.7%
46.8%
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18

The highlight was the Frozen category, whose market share increased by 3.1 p.p. y/y, in all channels, primarily the Perdigão lasagnas, which reached a market share of 18.5% since their return to the shelves in July 2017. The market share of the Filled category increased by +1.9 p.p. y/y, primarily in the rota channel.

On the other hand, the market share of the Margarines category decreased by 0.2 p.p. y/y, primarily the Qualy brand, due to the price repositioning conducted to increase the category's profitability.

Finally, although the market share of the Cold Cuts category decreased in the annual comparison (-0.3 p.p.), it already shows signs of improvement, having gained market share for the second consecutive quarter.

brf

Management Report on the Results
of the Second Quarter of 2018

19

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its consolidated subsidiaries (collectively the “Company”) is a multinational Brazilian Company, which owns a comprehensive and diverse portfolio of products and it is one of the world’s largest producers of foods. With a focus on raising, producing and slaughtering of poultry and pork for processing, production and sale of fresh meat, processed products, pasta, sauce, mayonnaise, frozen vegetables and soybean by-products, among which the following are highlighted:

•                Whole chickens and frozen cuts of chicken, turkey and pork;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Margarine, sauces and mayonnaise; and

•                Soy meal and refined soy flour, as well as animal feed.

BRF is a public company, listed on the New Market of B3 (“Brasil, Bolsa, Balcão”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. Its headquarters are located at 475 Jorge Tzachel street, in the City of Itajaí, State of Santa Catarina.

Our portfolio strategy is focused on creating new, convenient, practical and healthy products for our consumers based on their needs. We seek to achieve that goal through strong innovation to provide us with increasing value-added items that will differentiate us from our competitors and strengthen our brands.

The Company's business model is by means of a vertical and integrated production system, which are distributed through an extensive distribution network, reaching the 5 continents, to meet the supermarkets, retail stores, wholesalers, restaurants and other institutional customers. In addition, our facilities are strategically located near to their raw material suppliers or its main consumption centers.

The Company has as main brands Sadia, Perdigão, Qualy, Chester®, Perdix, Paty and Banvit that are highly recognized, especially in Brazil, Argentina, Turkey and the Middle East. On February, 2018 the Company launched in Brazil the Kidelli brand that presents a portfolio of products different from other brands and very diversified, based on poultry and pork, offer our quality products with competitive price.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.1.        Equity interest

						% equity interest
Entity		Main activity	Country	Participation	Accounting method	06.30.18	12.31.17

BRF Energia S.A.		Commercialization of eletric energy	Brazil	Direct	Consolidated	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	99.90%	99.90%
BRF France SARL		Marketing and logistics services	France	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	99.00%	99.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	1.00%	1.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	0.10%	0.10%
Qualy 5201 B.V.	(b)	Import, commercialization of products and holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Xamol Consultores Serviços Ltda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	Consolidated	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Management Consulting Co. Ltd.		Advisory and related services	China	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Trading Co. Ltd.		Commercialization and distribution of products	China	Indirect	Consolidated	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	Consolidated	100.00%	100.00%
BRF Germany GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
BRF GmbH Turkiye Irtibat		Import and commercialization of products	Turkey	Indirect	Consolidated	100.00%	100.00%
BRF Holland B.V.		Import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	2.66%	2.66%
Eclipse Holding Cöoperatief U.A.		Holding	The Netherlands	Indirect	Consolidated	0.01%	0.01%
BRF B.V.		Industrialization, import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
ProudFood Lda		Import and commercialization of products	Angola	Indirect	Consolidated	10.00%	10.00%
BRF Hungary LLC		Import and commercialization of products	Hungary	Indirect	Consolidated	100.00%	100.00%
BRF Iberia Alimentos SL		Import and commercialization of products	Spain	Indirect	Consolidated	100.00%	100.00%
BRF Invicta Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	69.16%	69.16%
Invicta Food Products Ltd.		Import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Wrexham Ltd.		Industrialization, import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Food Group Ltd.	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foods Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foodservice Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Universal Meats (UK) Ltd.	(b)	Import, Industrialization, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Italia SPA		Import and commercialization of products	Italy	Indirect	Consolidated	67.00%	67.00%
Compañía Paraguaya Comercial S.A.		Import and commercialization of products	Paraguay	Indirect	Consolidated	99.00%	99.00%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	50.48%	50.48%
Itega S.A.		Holding	Argentina	Indirect	Consolidated	96.00%	96.00%
Eclipse Holding Cöoperatief U.A.		Holding	The Netherlands	Indirect	Consolidated	99.99%	99.99%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	5.00%	5.00%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	8.44%	8.44%
Eclipse Latam Holdings		Holding	Spain	Indirect	Consolidated	100.00%	100.00%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	95.00%	95.00%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	6.53%	6.53%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	31.89%	31.89%
Itega S.A.		Holding	Argentina	Indirect	Consolidated	4.00%	4.00%
Golden Foods Poultry Limited		Holding	Thailand	Indirect	Consolidated	48.52%	48.52%
Golden Poultry Siam Limited		Holding	Thailand	Indirect	Consolidated	51.84%	51.84%
Golden Poultry Siam Limited		Holding	Thailand	Indirect	Consolidated	48.16%	48.16%
BRF Thailand Limited		Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
BRF Feed Thailand Limited		Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
Golden Foods Sales (Europe) Limited		Holding and trading	England	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Europe BV		Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Netherlands BV		Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Foods Siam Europe Limited	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Golden Quality Poultry (UK) Ltd		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Perdigão Europe Lda.		Import and export of products	Portugal	Indirect	Consolidated	100.00%	100.00%
Perdigão International Ltd.		Import and export of products	Cayman Island	Indirect	Consolidated	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	98.00%	98.00%
ProudFood Lda		Import and commercialization of products	Angola	Indirect	Consolidated	90.00%	90.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	40.00%	40.00%
Sadia Foods GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
SATS BRF Food PTE Ltd.		Import, industrialization, commercialization and distribution of products	Singapore	Joint venture	Equity pick-up	49.00%	49.00%
BRF Global Namíbia		Import and commercialization of products	Namibia	Indirect	Consolidated	100.00%	100.00%
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Luxembourg Sarl		Holding	Luxemburgo	Direct	Consolidated	100.00%	100.00%
BRF Austria GmbH		Holding	Austria	Indirect	Consolidated	100.00%	100.00%
One Foods Holdings Ltd		Holding	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Al-Wafi Food Products Factory LLC		Industrialization and commercialization of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Badi Ltd.		Holding	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Al-Wafi Al-Takamol International for Foods Products		Import and commercialization of products	Saudi Arabia	Indirect	Consolidated	75.00%	75.00%
BRF Al Yasra Food K.S.C.C. ("BRF AFC")		Import, commercialization and distribution of products	Kuwait	Indirect	Consolidated	49.00%	49.00%
BRF Foods GmbH		Industrialization, import and commercialization of products	Austria	Indirect	Consolidated	100.00%	100.00%
Al Khan Foodstuff LLC ("AKF")		Import, commercialization and distribution of products	Oman	Indirect	Consolidated	70.00%	70.00%
FFM Further Processing Sdn. Bhd.		Industrialization, import and commercialization of products	Malaysia	Indirect	Consolidated	70.00%	70.00%
SHB Comércio e Indústria de Alimentos S.A.		Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	99.99%
TBQ Foods GmbH		Commercialization of products	Austria	Indirect	Consolidated	60.00%	60.00%
Banvit Bandirma Vitaminli		Holding	Turkey	Indirect	Consolidated	91.71%	91.71%
Banvit Enerji ve Elektrik Üretim Ltd. Sti.		Commercialization of eletric energy	Turkey	Indirect	Consolidated	100.00%	100.00%
Banvit Foods SRL		Industrialization of grains and animal feed	Romania	Indirect	Consolidated	0.01%	0.01%
Nutrinvestments BV		Holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Banvit ME FZE		Marketing and logistics services	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Banvit Foods SRL		Industrialization of grains and animal feed	Romania	Indirect	Consolidated	99.99%	99.99%
BRF Malaysia Sdn Bhd		Marketing and logistics services	Malaysia	Indireta	Consolidated	100.00%	100.00%
Federal Foods LLC		Import, commercialization and distribution of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Federal Foods Qatar		Import, commercialization and distribution of products	Qatar	Indirect	Consolidated	49.00%	49.00%
SHB Comércio e Indústria de Alimentos S.A.		Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	0.01%
BRF Hong Kong LLC		Import, commercialization and distribution of products	Hong Kong	Indirect	Consolidated	100.00%	100.00%

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Direct	Consolidated	99.94%	99.94%
BRF Pet S.A.		Industrialization and commercialization and distribution of feed and nutrients for animals	Brazil	Direct	Consolidated	100.00%	100.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	Consolidated	99.99%	99.99%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	99.99%
PR-SAD Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	Consolidated	91.21%	91.21%
Sadia Alimentos S.A.		Holding	Argentina	Direct	Consolidated	43.10%	43.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	33.98%	33.98%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	60.00%	60.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	Consolidated	5.10%	5.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	66.02%	66.02%
Compañía Paraguaya Comercial S.A.		Import and commercialization of products	Paraguay	Indirect	Consolidated	1.00%	1.00%
Sadia Alimentos S.A.		Holding	Argentina	Indirect	Consolidated	56.90%	56.90%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	Consolidated	2.00%	2.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Direct	Consolidated	94.90%	94.90%
UP Alimentos Ltda.		Industrialization and commercialization of products	Brazil	Affiliate	Equity pick-up	50.00%	50.00%
Vip S.A. Empreendimentos e Participações Imobiliárias		Commercialization of owned real state	Brazil	Direct	Consolidated	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Indirect	Consolidated	0.06%	0.06%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	Consolidated	0.01%	0.01%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	0.01%

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH, operates as a trading in the European market and owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of June 30, 2018 of R$4,707 (R$3,617 as of December 31, 2017) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment as of June 30, 2018 of R$7,406 (R$6,471 as of December 31, 2017). The wholly-owned subsidiary Qualy 5201 B.V. owns 212 subsidiaries in The Netherlands being the amount of this investment as of June 30, 2018 of R$25,713 (R$20,210 as of December 31, 2017). The indirect subsidiary Invicta Food Group Ltd. owns 120 direct subsidiaries in Ashford, England, with an investment of R$142,530 as of June 30, 2018 (R$126,570 as of December 31, 2017). The indirect subsidiary Universal Meats (UK) Ltd owns 99 direct subsidiaries in Ashford, England with an investment of R$44,868 as of June 30, 2018 (R$41,636 as of December 31, 2017). The indirect subsidiary Golden Foods Siam Europe Ltd (GFE) owns 32 subsidiaries in Ashford. England with an investment of R$202 as of June 30, 2018 (R$16 as of December 31, 2017). The purpose of these subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

1.2.        Carne Fraca Operation

BRF's Statutory Audit Committee conducted an investigation with respect to the allegations involving BRF employees and former employees involved in the Carne Fraca Operation and engaged the support of external counsels. The independent investigation is being conducted and but in addition to the impacts already recorded by the Company, the unfolding of this operation may result in penalties, fines and sanctions from governmental authorities and other forms of liabilities.

On June 04, 2018 the Company was informed about the establishment of a responsibility administrative process (“PAR”) by the Office of the Comptroller General (“CGU”), supported on the Law Nº 12,846/2013 (“Anti-corruption Law”), which aims to investigate administrative responsibilities related to the facts object of the criminal suit Nº 5016879-04.2017.4.04.7000, in progress under the 14th Federal Court of the subsection of Curitiba/PR, as a consequence of the Carne Fraca Operation.

Due to the uncertainties inherent to the judgment of the abovementioned criminal suit and of the PAR raised by the CGU, the Company is not able to make a reliable estimative of the potential loss of those lawsuits. If the lawsuit results in a decision that is against the Company or a settlement is reached, the Company might be responsible for the payment of significant amounts, which, might cause adverse impacts on its financial situation, consolidated results or cash flows during a certain period.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

With a view to ensuring transparency and continuous improvement of internal controls, the Company revisited food quality and safety processes and reinforced its internal control and compliance.

1.3.        Trapaça Operation

On March 5, 2018, the Company learned of a decision issued by a federal judge of the 1st Federal Court of Ponta Grosse/PR, authorizing the search and seizure of information and documents due to main allegations involving misconduct relating to quality violations, improper use of feed components, and falsification of tests at certain BRF manufacturing plants and accredited labs. Such Operation was denominated as Trapaça Operation. BRF’s Statutory Audit Committee has initiated an investigation with respect to the alleged misconduct involving BRF employees in the Trapaça Operation and it involved outside counsel. On March 5, 2018, BRF received notice from Ministry of Agriculture, Livestock and Food Supply (“MAPA”) that it immediately suspended exports from its Rio Verde/GO, Carambeí/PR and Mineiros/GO plants to 12 (twelve) countries that require specific sanitary requirements for the control of the bacteria group Salmonella spp and Salmonella pullorum.

On May 14, 2018, the Company received the formal notice that 12 (twelve) plants located in Brazil were removed from the list that permits imports of animal origin products by the European Union’s countries. The measure entered into force as of May 16, 2018 and affects only the Company's plants located in Brazil and which have export licenses to the European Union, not affecting the supply to other markets or other BRF plants located outside Brazil and exporting to the European market.

The outcome of this operation may result in penalties, fines and sanctions from governmental authorities or other forms of liabilities. For the six-month period ended June 30, 2018, the main impacts observed by the Company, as a result of this operation, were losses related to inventories and adjustments to net realizable value of inventories, expenses with lawyers and advisories, which totaled R$300,346 and were recorded on (i) cost of goods sold in the amount of R$246,003, (ii) other operating expenses in the amount of R$43,737 and (iii) gross sales deduction in the amount of R$10,606. For the three-month period ended June 30, 2018, the related impacts totaled R$287,527 and were recorded on (i) cost of goods sold in the amount of R$246,003, (ii) other operating expenses in the amount of R$30,918 and (iii) gross sales deduction in the amount of R$10,606.

1.4.         U.S. Class Action

On March 12, 2018, a purported shareholder class action lawsuit was filed in U.S. Federal District Court in the Southern District of New York alleging, among other things, that BRF and certain of its officers and/or directors engaged in securities fraud or other unlawful business practices related to the regulatory issues or other illegal commercial acts related to Trapaça and Carne Fraca Operation. Because this lawsuit is in its early stage, the possible loss or range of losses, if any, arising from this litigation cannot be estimated. While BRF believes that the claims are without merit and will continue to defend against the litigation vigorously, in the event that this litigation is decided against the Company, or BRF enter into an agreement to settle, there can be no assurance that an unfavorable outcome would not have a material impact.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.5.         Financial and operational restructuring plan

On June 29, 2018, the Board of Directors approved the financial and operational restructuring plan of the Company ("the Plan"), with the objective to improve its share capital structure, by reducing its debt leverage, which also enhances its controlling and quality processes.

The Company’s decision is it to focus its transactions in the brazilian market, in Asia and in the muslim market.

As a result of the plan, there are several action predicted, including: (i) sale of operational units in Europe, Thailand and Argentina, (ii) sale of real estate and non-operation assets and (iii) sale of non-controlling interests in companies and (iv) operational restructuring plan with the purpose to adjust its productive structure to the market demand and includes adjustments in its the production lines, collective paid leave and a reduction of around 5% of the factory unit employees in Brazil.

For the six-month period ended June 30, 2017, the assets above mentioned in items (i) and (ii) have not yet been complied with all the necessary requirements for the classification as determined by the CVM Deliberation No. 598/09, which approved the technical pronouncement CPC 31, which deals with noncurrent assets held for sale and discontinued operations, as well as the terms of the transaction have not yet been formalized with the buyer.

For the three and six-month period ended June 30, 2018, the impacts recorded due to the operational restructuring plan, substantially related to item (iv) previously mentioned, such includes termination of contracts with suppliers and outgrowers, employee termination, inventory and biological assets losses, as well as increase in idleness, in total amount of R$143,941 and were recorded in (i) cost of goods sold in the amount of R$126,913 an (ii) other operating expenses in the amount of R$17,028.

1.6.        Strike of truck drivers

On May 21, 2018, it began a national strike of truck drivers, which resulted in blocked roads and interruption of the transport of goods and supplies, impacting several of the company's facilities plants, whether by total or partial suspension of its activities for about 10 days. As a result of the strike, the Company incurred in inventory and biological assets losses and idleness during the days of the strike, as well incurred in additional logistics costs to restart of its activities. For the three and six-month period ended June 30, 2018, such losses amounted R$75,099 and were recorded in (i) cost of goods sold in the amount of R$62,676 and (ii) selling expenses in the amount of R$12,424.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.7.        Hyperinflationary ecônomo in Argentina

On June, 14, 2018, the National Institute of Statistics and Census of Argentina (“INDEC”), disclosed the wholesale price index data for May 2018, which has been consistently published in Argentina and used as a basis for monitoring the inflation in the country. Considering the data published it can be observed that the accumulated inflation in the last 3 years exceeded 100%, and supported by other qualitative analysis, the Company could conclude that as of July 01, 2018, Argentina will be considered a country with hyperinflationary economy.

It is expected that all entities consistently apply the concepts related to hyperinflationary economy for the same country, thus, considering the recent publication of INDEC, the Company concluded that the impacts on its operations in Argentina, will be reflected in the individual and consolidated information during the second half of 2018, when such impacts may be determined.

1.8.        Seasonality

In Brazil and Southern Cone operating segments, in months of November and December of each year, the Company is impacted by seasonality due to Christmas and New Year’s Celebrations, being the best-selling products in this period: turkey, Chester®, ham and pork loins.

In Halal operating segment (former name of One Foods), seasonality is due to Ramadan, which is the holy month of the Muslim Calendar. The start of Ramadan depends on the beginning of the moon cycle and therefore can vary each year.

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The Company’s consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”), introduced in Brazil through Brazilian Accounting Pronouncements Committee (“CPC”) and its technical interpretations (“ICPC”) and guidelines (“OCPC”), approved by the Brazilian Securities Exchange Commission (“CVM”) and applicable to the preparation of quarterly financial information.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company’s individual and consolidated financial statements are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the financial statements, when applicable, were also expressed in thousands, unless otherwise stated.

The preparation of the Company’s financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities, as of the reporting date. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amount of the affected assets and liabilities in future periods.

The Company reviews its judgments, estimates and assumptions on a quarterly basis as disclosed of financial statements for the year ended December 31, 2017 (note 3.28).

The individual and consolidated financial statements were prepared on the historical cost basis except for the following items which are measured at fair value:

                 i.       derivative and non-derivative financial instruments measured at fair value;

               ii.       share-based payments and employee benefits at fair value, and

              iii.       biological assets at fair value.

The Company’s Management notes that the consolidated financial statements were prepared considering the continuing capacity of the Company’s operating activities.

In addition, all the relevant information was disclosed in the explanatory notes, in order to clarify and complement the accounting basis used in the preparation of the financial statements and used by the Management.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The quarterly financial information have been prepared according to CVM Deliberation Nº 673/11, that approved CPC 21 (R1), which is consistent with IAS 34, which establishes the minimum content of interim financial statement and the principles for measurement and recognition of a full or condensed set of financial statements for an interim period.

The interim financial statements, in this case denominated as quarterly financial information, aim to provide updated information based on the last annual financial statements disclosed. Therefore, the quarterly financial information focus on new activities, events and circumstances and do not duplicate the information previously disclosed, except in the case where Management judged that the maintenance of the information was relevant.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The current quarterly financial information was consistently prepared based on the accounting policies and estimates calculation methodology adopted in the preparation of the annual financial statements for the year ended December 31, 2017 (note 3).

There were no changes on such policies and estimates calculation methodology, except for those related to the adoption of CVM Deliberation 762/16, which regulates revenue from contracts with customers and nº 763/16, which regulates financial instruments, corresponding to IFRS 15 and 09, respectively, set forth below. As allowed by CVM Deliberation Nº 673/11, Management decided not to disclose again the details of the accounting policies adopted by the Company. Hence, the quarterly financial information should be read in conjunction with the annual financial statements for the year ended December 31, 2017, in order to allow the users of this financial information to further understand the Company’s capacity of profit and future cash flows generation as well as its financial conditions and liquidity.

3.1.        IFRS 15 – Revenue from contracts with customers

As of January 01, 2018, the Company adopted the IFRS 15, whose content was assessed and based on its operations considers that revenues are recognized when it products are delivered to the customer and therefore, determining when the customer accepts the products and obtains the control of the products.

In this assessment, recognition and measurement of revenue, rebates, discounts and returns, as well as policies, processes and individual relevant agreements, have not been substantially changed by the new standard. Then, the accounting policy applied by the Company did not change significantly.

3.2.        IFRS 9 – Financial Instruments

The Company adopted IFRS 9 Financial Instruments in replacement of IAS 39 Financial Instruments: Recognition and measurement from January 01, 2018, as per CVM Deliberation Nº 763/16. The changes in accounting policies and its impacts to the financial statements are described below:

Classification of Financial Assets

IFRS 9 contains a new classification and measurement approach for financial assets which contains three principal classification categories: measured at amortized cost, fair value through other comprehensive income (FVOCI) and fair value through profit and loss (FVTPL). The standard eliminates the IAS 39 categories of held to maturity, held for trading, loans and receivables and available for sale.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

This change did not cause any retrospective impact in the measurement of the Company’s financial assets. Prospectively, for equity instruments measured at FVOCI, when settled or transferred, the gains and losses accumulated in other comprehensive income no longer affect income statement, being immediately reclassified to accumulated profits or losses, in equity.

The classification of financial assets is based on individual characteristics of the instrument and the management model of the asset or portfolio in which it is contained. For already existent financial instruments on January 01, 2018, the Company has adequate the categories on the following manner:

(i)        Financial assets held to maturity and loans and receivables were transferred to the amortized cost category;

(ii)       Financial assets held for trading were transferred to the FVTPL classification;

(iii)      Financial assets available for sale were transferred to the FVOCI classification;

The charts related to financial instruments in Notes 4 and 7 now follow the categories described above.

Hedge accounting

The Company has chosen to apply the new hedge accounting requirements of IFRS 9. The standard requires that hedge accounting relationships are aligned with the Company’s risk management objectives and strategy, the application of a more qualitative and forward-looking approach to assessing hedge effectiveness and prohibits voluntary discontinuation of hedge accounting.

For financial instruments designated into cash flow hedge relations, the Company has begun to account for the time value of purchased options, the forward element of forward contracts and foreign currency basis spreads as cost of hedging, into other comprehensive income. When the instrument is terminated, the costs of hedge are reclassified to the income statement together with the intrinsic values of the instrument.

The categories and designation models for hedge accounting remain unchanged.

Impairment of Financial Assets

IFRS 9 replaces the ‘incurred loss’ model in IAS 39 with a forward-looking ‘expected credit loss’ model. This model is applicable to financial assets measured at amortized cost or at FVOCI, except for equity instruments and contractual assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

For financial investments and cash and equivalents, the Company did not have any relevant impact on credit losses, due to the elevated ratings of its counterparties.

For trade receivables and notes receivables, the Company has elected the practical expedient of the aging-based provision matrix in paragraph B5.5.35 of IFRS 9, with the appropriate groupings of the receivables.

The Company prepared a study of historical losses of its customers portfolios for every acting region, taking into consideration the dynamics of the markets and the instruments hired to reduce credit exposures, such as: letters of credit, insurances and guarantees. In addition to the analysis of the consolidated portfolios, specific clients with different credit risks were treated separately.

Based on the studies, expected losses indexes were calculated for each portfolio and aging class. The indexes were applied to the accounts receivable balances and generated the amounts of expected credit losses. The Company monitors the indexes, customers and portfolios constantly, recognizing the respective changes into the commercial expense account.

The adoption of the new policy has impacted the Company’s equity as per below:

Retained Earnings	Impact of IFRS 9 adoption
Increase in expected credit losses with trade accounts receivable	12,613
Increase in expected credit losses with notes receivable	6,499
Deferred taxes	(5,963)
Non-controlling interest	2,547
Impact on 01.01.18	15,696

Transition

Changes in accounting policies resulting from the adoption of IFRS 9 were applied retrospectively, except as described below:

•         The Company took advantage of the exemption allowing it not to restate comparative information for prior periods with respect to classification and measurement (including impairment) changes. Differences in carrying amounts of financial assets and financial liabilities resulting from the adoption of IFRS 9 were recognized in retained earnings at January 01, 2018.

•         The new hedge accounting requirements were applied prospectively.

3.3.        Comparability of the statement of income

In 2018, for a better presentation of expenses by function, the Company reclassified expenses with employee benefits plan, share-based payment, labor contingencies (public civil lawsuit) and disabled operations. For the purposes of comparability with the previous year, the Company reclassified the amount of R$242,862 during the six-month period ended June 30, 2017 from other operating income (expenses), net, to (i) cost of sales in the amount of R$237,128 (ii) selling expenses in the amount of R$4,884 and (iii) administrative expenses in the amount of R$850 and in the period from April 1, 2017 to June 30, 2017, reclassified R$164,013 from other operating income (expenses), net, to (i) cost of sales in the amount of R$163,566 (ii) selling expenses in the amount of R$ 762 and (iii) administrative expenses in the amount of R$315, mainly impacted by the cancellation of shares granted.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

3.4.        Exchange rates

The exchange rates in Brazilian Reais that are effective at the balance sheet dates are as follows:

Exchange rate at the balance sheet date	06.30.18	12.31.17
Bath (THB)	0.1167	0.1015
Kwait Dinar (KWD)	12.7507	10.9791
Dirham (AED)	1.0498	0.9006
Singapore Dollar (SGD)	2.8304	2.4753
U.S. Dollar (US$ or USD)	3.8558	3.3080
Euro (€ or EUR)	4.5032	3.9693
Forint Hungary (HUF)	0.0137	0.0128
Yen (JPY)	0.0348	0.0294
Pound Sterling (£ or GBP)	5.0889	4.4714
Turkish Lira (TRY)	0.8404	0.8752
Argentinian Peso ($ or ARS)	0.1330	0.1755
Chilean Peso (CLP)	0.0059	0.0054
Uruguayan Peso (UYU)	0.1227	0.1149
Rande Africa (ZAR)	0.2812	0.2690
Renminbi Yuan China (CNY)	0.5827	0.5087
Saudi Riyal (SAR)	1.0281	0.8821
Qatar Riyal (QAR)	1.0593	0.9088
Omani Riyal (OMR)	10.0151	8.6011
Ringgit Malaysia (MYR)	0.9549	0.8180
Ruble Russia (RUB)	0.0615	0.0574
Won South Korea (KRW)	0.0035	0.0031

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Average rates	06.30.18	06.30.17
Bath (THB)	0.1079	0.0916
Kwait Dinar (KWD)	11.3936	10.4424
Dirham (AED)	0.9325	0.8654
Singapore Dollar (SGD)	2.5808	2.2638
U.S. Dollar (US$ or USD)	3.4247	3.1783
Euro (€ or EUR)	4.1414	3.4437
Forint Hungary (HUF)	0.0132	0.0111
Yen (JPY)	0.0315	0.0283
Pound Sterling (£ or GBP)	4.7102	4.0031
Turkish Lira (TRY)	0.8377	0.8747
Argentinian Peso ($ or ARS)	0.1599	0.2025
Chilean Peso (CLP)	0.0056	0.0048
Uruguayan Peso (UYU)	0.1171	0.1121
Rande Africa (ZAR)	0.2783	0.2407
Renminbi Yuan China (CNY)	0.5379	0.4625
Saudi Riyal (SAR)	0.9132	0.8476
Qatar Riyal (QAR)	0.9408	0.8716
Omani Riyal (OMR)	8.8974	8.2616
Ringgit Malaysia (MYR)	0.8702	0.7248
Ruble Russia (RUB)	0.0576	0.0549
Won South Korea (KRW)	0.0032	0.0028

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the ordinary course of business, the Company is exposed to credit, liquidity and market risks, which are actively managed in compliance with the Financial Risk Management Policy and Strategic Documents (“Risk Policy”) and internal guidelines subject to such policy.

The Risk Policy is under the management of the Board of Directors, Risk Management Committee and Financial Risk Management department, with clear and defined roles and responsibilities, as follows:

•         The Board of Directors is responsible for approving the Risk Policy further defining the tolerance limits for the different risks identified as acceptable to the Company on behalf of its shareholders. The current risk policy was reviewed and approved and is valid until on November 26, 2019;

•         The Financial Risk Management Committee formally and subordinated to the Executive Board, is in charge of the execution of the Risk Policy, which comprises the supervision of the risk management process, planning and verification of the impacts of the decisions implemented, as well as the evaluation and approval of hedging strategies and monitoring the risk exposure levels to ensure compliance with Risk Policy; and

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•         The Risk Management Department has the key role in monitoring, evaluating and reporting the financial risks taken by the Company.

The Risk Policy determines that derivatives can only be used for hedge purposes, and prohibits entering into any leveraged derivative transaction. Additionally, any individual hedge operation (notional amount) must not exceed 2.5% of the Company’s shareholders’ equity.

4.2.        Credit risk management

The Company is exposed to credit risk related to the financial assets held by: trade and non-trade accounts receivable, marketable securities, derivative instruments and cash and equivalents.

  i.            Accounts receivable credit risk

Credit risk associated with trade accounts receivable is actively managed through specific systems and is supported by internal policies for credit analysis. The significant level of diversification and geographical dispersion of the customer portfolio significantly reduces the risk, however, the Company choses to complement the risk management tactic by hiring insurance policies for specific markets. The impairment of these financial assets is carried out based on IFRS 9 (note 3.2).

ii.            Counterparty credit risk

Credit risk associated with marketable securities, cash and cash equivalents and derivative instruments is limited to counterparties with Investment Grade ratings. The risk concentration is constantly assessed according to credit ratings and the Company’s portfolio.

On June 30, 2018, the Company had financial investments over R$100,000 at the following financial institutions: Banco Bradesco, Banco do Brasil, Banco Itaú, Banco Santander, Caixa Econômica Federal, HSBC e J.P. Morgan Chase Bank.

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco do Brasil, Banco Itaú, Banco Santander, Banco Votorantim, Citibank, ING Bank, Merrill Lynch, Morgan Stanley e Rabobank.

4.3.        Capital management and liquidity risk

The Company is exposed to liquidity risk as far as it needs cash or other financial assets to settle its obligations in the respective terms. The Company’s cash and liquidity strategy takes into consideration historical results volatility scenarios as well as simulations of sectorial and systemic crisis, grounded by allowing resilience in scenarios of capital restriction.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

BRF’s ideal capital structure definition is essentially associated with (i) cash strength as tolerance factor to liquidity shocks, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The financial leverage seeks balance between various sources of financing and the conditions of allocations, with the purpose of maximizing the opportunity cost of the Company in its business initiatives, without compromising the capacity to honor its commitments and obligations.

As guideline, the gross debt must be concentrated in the long term. On June 30, 2018, the long term consolidated gross debt represented 64.6% (74.3% as of December 31, 2017) of the total indebtedness with an average term higher than 3.2 years.

The Company monitors the net debt and indebtedness as set forth below:

	Consolidated
	06.30.18			12.31.17
	Current	Non-current	Total	Total
Foreign currency debt	(1,308,980)	(10,848,780)	(12,157,760)	(11,101,349)
Local currency debt	(6,164,156)	(4,162,874)	(10,327,030)	(9,343,029)
Derivative financial instruments liabilities	(750,536)	-	(750,536)	(299,491)
Gross debt	(8,223,672)	(15,011,654)	(23,235,326)	(20,743,869)

Marketable securities and cash and cash equivalents	6,164,315	285,554	6,449,869	6,808,064
Derivative financial instruments assets	135,292	-	135,292	90,536
Restricted cash	523,080	430,777	953,857	535,624
Net debt	(1,400,985)	(14,295,323)	(15,696,308)	(13,309,645)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The table below summarizes the significant commitments and contractual obligations that may impact the Company’s liquidity:

	Parent company
	06.30.18
	Book value	Cash flow contracted	Up to 6 months	2019	2020	2021	2022	2023 onwards
Non derivative financial liabilities
Loans and financing	10,511,610	11,652,458	2,024,086	6,133,656	722,192	507,911	609,341	1,655,272
BRF bonds	4,566,637	5,372,993	51,516	164,951	164,951	164,951	2,860,648	1,965,976
Trade accounts payable	4,605,896	4,605,896	4,605,896	-	-	-	-	-
Supply chain finance	749,738	749,738	749,738	-	-	-	-	-
Financial lease	254,275	358,407	63,918	75,693	52,184	29,419	23,612	113,581
Operational lease	-	502,284	205,897	119,963	38,304	29,398	25,625	83,097

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Currency derivatives (NDF)	126,863	108,159	97,046	11,113	-	-	-	-
Commodities derivatives - Soybean (NDF)	9,596	9,596	6,163	3,433	-	-	-	-
Commodities derivatives - Corn (NDF)	5,275	5,275	5,275	-	-	-	-	-
Commodities derivatives - Soybean meal (NDF)	7,064	7,064	5,939	1,125	-	-	-	-
Commodities derivatives - Soybean oil (NDF)	9,910	9,910	7,675	2,235	-	-	-	-
Currency derivatives (options)	238,656	191,791	164,392	27,399	-	-	-	-
Commodities derivatives - Soybean meal (Options)	1,090	924	924	-	-	-	-	-
Commodities derivatives (Future)	1,138	1,138	1,138	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	510	4,665	4,665	-	-	-	-	-
Swap (index / currency / stocks)	320,513	325,380	216,920	108,460	-	-	-	-

	Consolidated
	06.30.18
	Book value	Cash flow contracted	Up to 6 months	2019	2020	2021	2022	2023 onwards
Non derivative financial liabilities
Loans and financing	12,672,858	13,975,378	2,538,187	6,331,855	1,627,337	527,919	1,294,808	1,655,272
BRF bonds	4,566,637	5,372,993	51,516	164,951	164,951	164,951	2,860,648	1,965,976
BFF bonds	340,803	380,122	12,034	24,069	344,019	-	-	-
BRF GMBH bonds	1,902,820	2,640,743	41,932	83,864	83,864	83,864	83,864	2,263,355
Quickfood bonds	119,058	125,513	7,536	43,012	32,332	24,952	17,681	-
SHB bonds	2,882,614	3,716,027	68,681	137,363	137,363	137,363	137,363	3,097,894
Trade accounts payable	6,236,282	6,236,282	6,236,282	-	-	-	-	-
Supply chain finance	824,374	824,374	824,374	-	-	-	-	-
Financial lease	267,739	379,907	78,988	78,401	53,366	29,901	25,670	113,581
Operational lease	-	554,534	242,822	128,958	42,959	30,106	26,061	83,628

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Swap (Interest rate and exchange rate)	2,580	9,228	8,282	946	-	-	-	-
Currency derivatives (NDF)	134,749	115,648	104,535	11,113	-	-	-	-
Commodities derivatives - Corn (NDF)	5,275	5,275	5,275	-	-	-	-	-
Commodities derivatives - Soybean meal (NDF)	7,064	7,064	5,939	1,125	-	-	-	-
Commodities derivatives - Soybean oil (NDF)	9,910	9,910	7,675	2,235	-	-	-	-
Commodities derivatives - Soybean (NDF)	9,596	9,596	6,163	3,433	-	-	-	-
Currency derivatives (options)	257,355	205,491	171,507	33,984	-	-	-	-
Commodities derivatives - Soybean meal (Options)	1,090	924	924	-	-	-	-	-
Commodities derivatives (Future)	1,138	1,138	1,138	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	510	4,665	4,665	-	-	-	-	-
Swap (index / currency / stocks)	320,513	325,380	216,920	108,460	-	-	-	-
Commodities derivatives (Future)	756	703	703	-	-	-	-	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.4.        Market risk management

a.            Interest rate risk

Interest rate risk is the one that may cause economic losses to the Company resulting from volatility of the rates, affecting its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation of such rates and manage the mismatch between its financial investments and debts.

The Company’s indebtedness is essentially linked to the London Interbank Offered Rate ("LIBOR"), fixed coupon (“R$ and USD”), Interbank Deposit Certificate (“CDI”) and Broad Consumer Price Index (“IPCA”). In situations of adverse market changes that result in an increase in LIBOR, CDI and IPCA, the cost of floating-rate debt rises and on the other hand, the cost of fixed-rate debt decreases in relative terms.

Regarding the marketable securities, the Company holds mainly instruments indexed by the Interbank Deposit Certificate ("CDI") for investments in Brazil and fixed coupon (“USD”) for investments in the foreign market.

The derivative instruments held to reduce the interest rate risk exposure as of June 30, 2018 are set forth below:

06.30.18
Cash flow hedges - Derivative instruments	Maturity	Hedged Object	Asset	Liability	Notional		Fair value (R$)

Subsidiaries
Interest rate swap	02.01.19	Debt	LIBOR 6M + 2.70% p.a.	5.90% p.a.	75,000	US$	(1,304)
Interest rate swap	02.01.19	Debt	LIBOR 6M + 2.70% p.a.	5.88% p.a.	75,000	US$	(1,275)

Total Consolidated							(2,579)

06.30.18
Derivative instruments not designated	Maturity	Hedged Object	Asset	Liability	Notional		Fair value (R$)
Parent company and Consolidated
Interest rate swap	04.02.19	Debt	R$ (Fixed 9.61% p.a.)	95.00% CDI	250,000	BRL	12,114
Interest rate swap	04.02.19	Debt	R$ (Fixed 9.61% p.a.)	93.54% CDI	248,960	BRL	12,552

							24,666

b.           Foreing exchange risk

Foreign exchange risk is the one that may cause unexpected losses to the Company resulting from volatility of the FX rates, reducing its assets or revenues or increasing its liabilities and costs. The Company’s exposure is managed in two dimensions: balance sheet exposure and operating income exposure.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

i.              Balance sheet exposure

The Risk Policy regarding balance sheet exposure has the objective to balance assets and liabilities denominated in foreign currencies, hedging the Company’s balance sheet by using natural hedges, over-the-counter derivatives and exchange traded futures.

The Company’s consolidated financial statements are mainly impacted by variations in the following currencies: Baht, Kwait Dinar, Dirham, U.S. Dollar, Euro, Yen, Pound Sterling, Turkish Lira, Argentinian Peso, Riyal Saudi Arabia, Riyal Qatar, and Russian Ruble.

Assets and liabilities denominated in foreign currency which exchange variations are recognized in the income statement are as follows, summarized in Brazilian Reais:

	Consolidated
	06.30.18	12.31.17
	Exposure (in thousand of US$)

Cash and cash equivalents	80,565	278,147
Trade accounts receivable	673,156	862,197
Trade accounts payable	(899,866)	31,446
Loans and financing	(7,111,675)	(6,136,406)
Hedge	3,700,069	3,049,698
Investments, net	2,601,091	1,985,689
Other assets and liabilities, net	(3,723)	(15,378)

Exposure in result	(960,383)	55,393

The investments, net line item is comprised of natural hedges derived from assets and liabilities of foreign subsidiaries with Brazilian Reais as functional currency.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The net P&L exposure is mainly composed of the following currencies:

		06.30.18		12.31.17
Net P&L Exposure	in thousands	Equivalent in thousands of R$	in thousands	Equivalent in thousands of R$

Argentinian Peso	1,852,962	246,444	1,066,311	187,138
Euros	25,366	114,226	(41,024)	(162,835)
Pound Sterling	(49,902)	(253,945)	2,931	13,106
Yen	1,409,646	49,098	1,309,736	38,506
Rubles	1,455,330	89,532	1,334,278	76,601
Turkish Liras	(423,920)	(356,263)	(391,238)	(342,411)
U.S. Dollars	(220,311)	(849,475)	74,150	245,289
Total		(960,383)		55,393

The Company has a foreign exchange exposure that impacts shareholders’ equity equivalent to R$5,222,980 on June 30, 2018 (R$5,519,344 on December 31, 2017). This exposure does not contemplate the effects of the financial instruments designated as hedging instruments, whose changes in fair value present a temporary effect on shareholders’ equity.

The derivative financial instruments hired to hedge foreign currency balance sheet exposure on June 30, 2018 are not designated as hedge accounting and are set forth below:

06.30.18
Derivative instruments not designated	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$)
Parent company
Non-deliverable forward	USD	BRL	3rd Qtr. 2018	100,000	US$	3.8826	2,079
Non-deliverable forward	EUR	BRL	3rd Qtr. 2018	550,000	EUR	4.5359	27,196
Futures - B3	USD	BRL	08.2018	167,000	US$	3.8328	3,836
Currency swap	US$ + 2.67% p.a.	110.91% CDI	04.2019	50,000	US$	-	29,607
							-
							62,718

Subsidiaries
Non-deliverable forward	EUR	USD	3rd Qtr. 2018	100,000	EUR	1.1684	2,465
Collar	TRY	USD	3rd Qtr. 2018	50,000	US$	5.0250	33

Total Consolidated							65,216

ii.            Operating income exposure

The Risk Policy regarding operating income exposure has the objective to hedge revenues and costs denominated in foreign currencies. The Company is supported by internal models to measure and monitor these risks, and uses financial instruments for hedging, designating the relations as cash flow hedges.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The derivative and non-derivative financial instruments designated as cash flow hedges for FX operating exposure on June 30, 2018 are set forth below:

06.30.18
Cash flow hedges - Derivative instruments	Hedged object	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$)
Parent company
Non-deliverable forward	USD Exports	BRL	US$	3rd Qtr. 2018	215,000	US$	3.5720	(66,174)
Non-deliverable forward	USD Exports	BRL	US$	4th Qtr. 2018	160,000	US$	3.7152	(31,124)
Non-deliverable forward	USD Cost	BRL	US$	3rd Qtr. 2018	2,278	US$	3.2778	(1,392)
Non-deliverable forward	USD Cost	BRL	US$	4th Qtr. 2018	14,325	US$	3.6235	(4,216)
Non-deliverable forward	USD Cost	BRL	US$	1st Qtr. 2019	32,562	US$	3.6147	(10,324)
Non-deliverable forward	USD Cost	BRL	US$	2nd Qtr. 2019	16,505	US$	3.6581	(4,998)
Non-deliverable forward	EUR Exports	BRL	EUR	3rd Qtr. 2018	40,000	EUR	4.3665	(6,168)
Non-deliverable forward	GBP Exports	BRL	GBP	3rd Qtr. 2018	10,000	GBP	4.8880	(2,099)
Collar	USD Exports	BRL	US$	3rd Qtr. 2018	480,000	US$	3.5379	(141,465)
Collar	USD Exports	BRL	US$	4th Qtr. 2018	190,000	US$	3.6421	(43,724)
Collar	USD Exports	BRL	US$	1st Qtr. 2019	60,000	US$	3.4774	(23,943)
Collar	USD Exports	BRL	US$	2nd Qtr. 2019	60,000	US$	3.7682	(10,758)

								(346,385)
Subsidiaries
Non-deliverable forward	USD Exports	BRL	US$	3rd Qtr. 2018	20,000	US$	3.4814	(7,887)
Collar	USD Exports	BRL	US$	3rd Qtr. 2018	10,000	US$	3.5060	(3,544)
Collar	USD Exports	BRL	US$	4th Qtr. 2018	15,000	US$	3.5287	(5,189)
Collar	USD Exports	BRL	US$	1st Qtr. 2019	25,000	US$	3.5172	(9,080)

Total Consolidated								(372,085)

06.30.18
Cash flow hedges - Non-derivative instruments	Coverage	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$) (1)
Parent company and consolidated
Export prepayment - PPE	USD Exports	-	US$	07.2018 a 02.2019	133,333	US$	1.8758	514,107
Bond BRF SA BRFSBZ5	USD Exports	-	US$	06.2022	118,662	US$	2.0213	559,097
Bond BRF SA BRFSBZ3	USD Exports	-	US$	05.2023	150,000	US$	2.0387	578,370

								1,651,574
(1)        Notional amount converted by the Ptax rate at the end of the period or partial revocation dates. This amount represents the total that may impact the Company's shareholders' equity.

c.            Commodities price risk

In the ordinary course of business, the Company purchases commodities, mainly corn, soybean, soybean meal and soybean oil, individual components of the production costs.

Corn and soy prices are subject to volatility resulting from weather conditions, harvest productivity, transport and warehouse costs, government agricultural policies, FX rates and international market prices, among other factors.

The Risk Policy stablishes coverage limits to the flow of purchases of corn and soy with the purpose of reducing the impact due to a price increase of these raw materials. The hedge may be reached using derivatives or by inventory management.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The financial instruments designated as cash flow hedges and fair value hedges for the commodities price exposure on June 30, 2018 are set forth below:

06.30.18
Cash flow hedges - Derivative instruments	Hedged object	Index	Maturity	Quantity		Average rate (US$/Ton)	Fair value (R$)
Parent company and consolidated
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	3rd Qtr. 2018	73,981	ton	133.06	(2,274)
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	4th Qtr. 2018	42,993	ton	133.72	(1,809)
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	1st Qtr. 2019	6,000	ton	144.56	(1,125)
Collar - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	4th Qtr. 2018	19,958	ton	141.14	(241)
Collar - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	4th Qtr. 2018	9,979	ton	161.41	(1,257)
Call - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	4th Qtr. 2018	25,946	ton	161.41	408
Non-deliverable forward - buy	Soybean purchase - fixed price	Soybean - CBOT	3rd Qtr. 2018	12,000	ton	378.25	(2,772)
Non-deliverable forward - buy	Soybean purchase - fixed price	Soybean - CBOT	4th Qtr. 2018	44,982	ton	345.47	(3,391)
Non-deliverable forward - buy	Soybean purchase - fixed price	Soybean - CBOT	1st Qtr. 2019	17,000	ton	356.46	(1,834)
Non-deliverable forward - buy	Soybean purchase - fixed price	Soybean - CBOT	2nd Qtr. 2019	14,001	ton	361.05	(1,599)
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	3rd Qtr. 2018	49,994	ton	157.63	(3,103)
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	4th Qtr. 2018	100,004	ton	151.79	(2,172)
Non-deliverable forward - buy	Soybean oil purchase - floating price	Soybean oil - CBOT	3rd Qtr. 2018	14,521	ton	719.62	(4,057)
Non-deliverable forward - buy	Soybean oil purchase - floating price	Soybean oil - CBOT	4th Qtr. 2018	14,502	ton	721.30	(3,618)
Non-deliverable forward - buy	Soybean oil purchase - floating price	Soybean oil - CBOT	1st Qtr. 2019	9,999	ton	726.42	(2,235)

							(31,079)

06.30.18
Fair value hedges - Derivative instruments	Hedged object	Index	Maturity	Quantity		Average rate (US$/Ton)	Fair value (R$)
Parent company and consolidated
Non-deliverable forward - sell	Soybean purchase - fixed price	Soybean - CBOT	3rd Qtr. 2018	6,000	ton	379.75	1,396
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	4th Qtr. 2018	39,524	ton	164.91	2,858
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	1st Qtr. 2019	237,681	ton	164.24	12,963
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	2nd Qtr. 2019	102,782	ton	166.78	4,990
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	3rd Qtr. 2018	3,450	ton	157.97	62
Corn future - sell	Corn purchase - floating price	Corn - B3	3rd Qtr. 2018	209,115	ton	-	(1,046)
Corn future - sell	Corn purchase - floating price	Corn - B3	4th Qtr. 2018	20,547	ton	-	(92)

							21,131

d.           Stock price risk

On August 16, 2017, the Company sold shares held in treasury and entered into a Total Return Swap instrument registered in B3, in equivalent amount, with maturity on February 05, 2019 and no possibility of renewal. By this instrument, the Company will receive or pay the variation on the stock price (BRFS3) in exchange for the payment of interest indexed to CDI. This swap does not qualify as hedge accounting and therefore was not designated as such. Additionally, there are securities given as guarantee to the counterparty, as demonstrated in note 14.

The position of the Total Return Swap on June 30, 2018 is set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

06.30.18
Derivative instruments not designated	Maturity	Asset	Liability	Notional		Fair value (R$)
Parent company and consolidated
Total Return Swap	02.2019	BRFS3	110.00% CDI	510,091	R$	(320,513)

						(320,513)

4.5.        Hedge accounting

4.5.1.   Relations designated as hedge accounting

The Company applies hedge accounting rules for derivative and non-derivative financial instruments that qualify as cash flow hedges and fair value hedges, in accordance with the Risk Policy determinations. For all the hedge relations, the hedge index, which represents the proportion of the object hedged by the instrument, is 100%.

The Company formally designates its hedge accounting relations in compliance with CVM Deliberation 763/16 and the Risk Policy. The hedge accounting relations used by the company as of June 30, 2018 and their effects are described below:

i.              Cash flow hedge accounting – exports in foreign currencies

The future exports in foreign currencies are highly probable and qualify as hedged object since the Company expects to keep its sales in foreign currencies for future periods, based on sales already committed and historical exports.

The derivative and non-derivative financial instruments used for hedging (detailed in note 4.4.b.ii) have a direct economic relation with the objects risk, since both are transactions in the same currency. The main source of ineffectiveness in this relation is the possible mismatch between the instruments maturity dates and the sales dates. However, this mismatch is limited within the month of designation and it is not expected to compromise the hedge relation.

ii.            Cash flow hedge – commodities

The future commodities purchases are highly probable and qualify as hedge object as far as these inputs are essential for the productive process of the Company. The exposure consists of purchases already committed and of historical purchase volumes.

The derivative instruments used as hedge (detailed in note 4.4.c) have a strong economic relation with the objects risk, since the purchase prices negotiated with the suppliers are indexed to the same prices used as coverage. The main source of ineffectiveness is the sales seasonality, which in atypical situations may delay or anticipate the orders. It is not expected that this ineffectiveness may compromise the hedge relation.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

iii.           Fair value hedge – commodities

The Company has agreements with suppliers for future purchases at fixed prices. These agreements are firm commitments, which the company designates as fair value hedge objects.

The derivative instruments used as hedge (detailed in note 4.4.c) have a strong economic relation with the objects risk, since the purchase prices negotiated with the suppliers are indexed to the same prices used as coverage. There are no identified sources of ineffectiveness that may compromise the hedge relation.

4.5.2.   Gains and losses with hedge accounting instruments

The gains and losses with the instruments designated as cash flow hedge, while unrealized, are registered as a component of other comprehensive income. For hedging instruments designated in fair value hedge relations, the unrealized gains and losses are recorded in inventories, item in which the object will be registered at initial recognition.

Parent company
06.30.18
	Cash flow hedge				Fair value hedge
	Interest	Foreign exchange		Commodities	Commodities
	Derivatives	Derivatives	Non-derivatives	Derivatives	Derivatives	Total

Fair value at the beggining of the period	(2,452)	(160,816)	(1,679,461)	(8,748)	1,761	(1,849,716)

Settlement	820	221,545	220,882	(6,933)	23,480	459,794
Inventories	-	-	-	-	(24,927)	(24,927)
Other comprehensive income	2,194	(162,980)	(110,393)	(26,112)	-	(297,291)
Operating result	-	(153,937)	(43,182)	10,714	20,818	(165,587)
Financial result	(562)	(90,194)	(39,420)	-	-	(130,176)

Fair value at the end of the period	-	(346,382)	(1,651,574)	(31,079)	21,132	(2,007,903)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Consolidated
06.30.18
	Cash flow hedge				Fair value hedge
	Interest	Foreign exchange		Commodities	Commodities
	Derivatives	Derivatives	Non-derivatives	Derivatives	Derivatives	Total

Fair value at the beggining of the period	(13,299)	(161,049)	(1,679,461)	(8,748)	1,761	(1,860,796)

Settlement	4,987	293,011	261,923	(6,933)	23,480	576,468
Inventories	-	-	-	-	(24,927)	(24,927)
Other comprehensive income	6,295	(188,672)	(110,393)	(26,112)	-	(318,882)
Operating result	-	(223,227)	(84,223)	10,714	20,818	(275,918)
Financial result	(562)	(92,146)	(39,420)	-	-	(132,128)

Fair value at the end of the period	(2,579)	(372,083)	(1,651,574)	(31,079)	21,132	(2,036,183)

4.6.        Sensitivity analysis

The Management understands that the most relevant risks that may affect the Company’s income are: volatility of commodities prices, stock prices and foreign exchange rates. Currently the fluctuation of the interest rates do not affect significantly the Company’s results since Management has chosen to keep at fixed rates a considerable portion of its debts.

The scenarios below are compliant with CVM Instruction 475/08 and present the possible impacts of the financial instruments considering situations of increase and decrease in the selected risk factors. The amounts of exports used correspond to the notional amount of the financial instruments designated for hedge accounting.

The information used in the preparation of the analysis are based on the position as of June 30, 2018. The future results to be measured may diverge significantly of the estimated values if the reality presents different than the considered premises. Positive values indicate gains and negative values indicate losses.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Parity - Brazilian Reais x U.S. Dollar		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(107,057)	70,568	337,006	(551,119)	(995,182)
Options - currencies	Devaluation of R$	(182,229)	73,306	508,706	(984,749)	(1,794,467)
Export prepayments	Devaluation of R$	(263,999)	(212,589)	(135,473)	(392,526)	(521,052)
Bonds	Devaluation of R$	(490,250)	(386,660)	(231,274)	(749,227)	(1,008,204)
Exports (object)	Appreciation of R$	1,027,777	464,938	(431,420)	2,598,560	4,176,542
Cost (object)	Appreciation of R$	15,758	(9,563)	(47,545)	79,061	142,363
Not designated as hedge accouting
NDF - Purchase	Appreciation of R$	(2,680)	(41,238)	(99,075)	93,715	190,110
Future purchase - B3	Appreciation of R$	3,846	(60,545)	(157,133)	164,826	325,806
Net effect		1,166	(101,783)	(256,208)	258,541	515,916

		4.5032	4.0529	3.3774	5.6290	6.7548
Parity - Brazilian Reais x Euro		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(5,468)	12,545	39,564	(50,500)	(95,532)
Exports (object)	Appreciation of R$	5,468	(12,545)	(39,564)	50,500	95,532
Not designated as hedge accouting
NDF - Purchase EUR x US$	Devaluation of R$	(174)	(45,205)	(112,753)	112,406	224,986
NDF - Purchase	Devaluation of R$	(17,980)	(265,656)	(637,170)	601,210	1,220,400
Net effect		(18,154)	(310,861)	(749,923)	713,616	1,445,386

		5.0889	4.5800	3.8167	6.3611	7.6334
Parity - Brazilian Reais x GBP		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(2,009)	3,080	10,713	(14,731)	(27,454)
Exports (object)	Appreciation of R$	2,009	(3,080)	(10,713)	14,731	27,454
Net effect		-	-	-	-	-

		149.07	134.16	111.80	186.34	223.61
Price parity CBOT - Corn - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Corn sale	Increase in the price of corn	23,451	45,490	78,549	(31,648)	(86,746)
Non-deliverable forward - Corn purchase	Decrease in the price of corn	(2,697)	(11,319)	(24,252)	18,857	40,411
Cost (object)	Decrease in the price of corn	(20,754)	(34,171)	(54,297)	12,791	46,335
Net effect		-	-	-	-	-

		129.93	116.94	97.45	162.41	194.89
Price parity CBOT - Soybean meal - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Soybeal meal purchase	Decrease in the price of soybean meal	(1,860)	(8,021)	(17,262)	13,542	28,944
Soybean meal options	Decrease in the price of soybean meal	(793)	(3,144)	(6,751)	2,322	16,137
Cost (object)	Increase in the price of soybean meal	2,653	11,165	24,013	(15,864)	(45,081)
Net effect		-	-	-	-	-

		325.82	293.24	244.36	407.27	488.73
Price parity CBOT - Soybean - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
NDF - Soybean sale	Increase in the price of soybean	1,248	2,001	3,132	(637)	(2,521)
NDF - Soybean purchase	Decrease in the price of soybean	(9,745)	(20,798)	(37,378)	17,888	45,521
Cost (object)	Increase in the price of soybean	8,497	18,797	34,246	(17,251)	(43,000)
Net effect		-	-	-	-	-

		656.13	590.51	492.09	820.16	984.19
Price parity CBOT - soybean oil - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
NDF - Soybean oil purchase	Decrease in the price of soybean oil	(9,910)	(19,782)	(34,590)	14,770	39,450
Cost (object)	Increase in the price of soybean oil	9,910	19,782	34,590	(14,770)	(39,450)
Net effect		-	-	-	-	-

		18.00	16.20	13.50	22.50	27.00
Price parity - Shares BRFS3 - R$		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Not designated as hedge accounting
Stock swap	Decrease in the share price	(320,513)	(342,355)	(375,118)	(265,909)	(211,305)
Net effect		(320,513)	(342,355)	(375,118)	(265,909)	(211,305)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.7.        Financial instruments by category

	Parent company
	06.30.18
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	38,274	-	-	-	38,274
Cash equivalents	-	-	-	3,600,914	3,600,914
Marketable securities	85,039	95,330	-	157,905	338,274
Restricted cash	931,818	-	-	-	931,818
Trade accounts receivable	5,736,940	-	-	-	5,736,940
Other credits	212,609	-	-	-	212,609
Derivatives not designated	-	-	-	87,894	87,894
Derivatives designated as hedge accounting (1)	-	-	-	43,259	43,259

Liabilities
Trade accounts payable	(4,605,896)	-	-	-	(4,605,896)
Supply chain finance	(749,738)	-	-	-	(749,738)
Loans and financing	(15,078,247)	-	-	-	(15,078,247)
Finance lease payable	(254,275)	-	-	-	(254,275)
Derivatives not designated	-	-	-	(321,023)	(321,023)
Derivatives designated as hedge accounting (1)	-	-	-	(399,592)	(399,592)
	(13,683,476)	95,330	-	3,169,357	(10,418,789)

(1)        All derivatives are measured at fair value through profit and loss, although, those designated as hedge accounting have their gains and losses also affecing other comprehensive income and inventories.

	Parent company
	12.31.17
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	146,331	-	-	-	146,331
Cash equivalents	-	-	-	3,438,370	3,438,370
Marketable securities	82,418	276,900	-	166,322	525,640
Restricted cash	516,598	-	-	-	516,598
Trade accounts receivable	7,331,532	-	-	-	7,331,532
Other credits	223,239	-	-	-	223,239
Other receivables	28,897	-	-	-	28,897
Derivatives not designated	-	-	-	25,432	25,432
Derivatives designated as hedge accounting (1)	-	-	-	23,700	23,700

Liabilities
Trade accounts payable	(4,635,382)	-	-	-	(4,635,382)
Supply chain finance	(648,914)	-	-	-	(648,914)
Loans and financing	(13,546,738)	-	-	-	(13,546,738)
Finance lease payable	(226,477)	-	-	-	(226,477)
Derivatives not designated	-	-	-	(88,664)	(88,664)
Derivatives designated as hedge accounting (1)	-	-	-	(193,955)	(193,955)
	(10,728,496)	276,900	-	3,371,205	(7,080,391)

(1)        All derivatives are measured at fair value through profit and loss, although, those designated as hedge accounting have their gains and losses also affecing other comprehensive income and inventories.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	06.30.18
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	1,664,019	-	-	-	1,664,019
Cash equivalents	-	-	-	4,083,767	4,083,767
Marketable securities	339,698	139,255	15,998	207,132	702,083
Restricted cash	953,857	-	-	-	953,857
Trade accounts receivable	3,757,793	-	-	-	3,757,793
Other credits	217,512	-	-	-	217,512
Derivatives not designated	-	-	-	91,148	91,148
Derivatives designated as hedge accounting (1)	-	-	-	44,144	44,144

Liabilities
Trade accounts payable	(6,236,282)	-	-	-	(6,236,282)
Supply chain finance	(824,374)	-	-	-	(824,374)
Loans and financing	(22,484,790)	-	-	-	(22,484,790)
Finance lease payable	(267,739)	-	-	-	(267,739)
Derivatives not designated	-	-	-	(321,779)	(321,779)
Derivatives designated as hedge accounting (1)	-	-	-	(428,757)	(428,757)
	(22,880,306)	139,255	15,998	3,675,655	(19,049,398)

(1)        All derivatives are measured at fair value through profit and loss, although, those designated as hedge accounting have their gains and losses also affecing other comprehensive income and inventories.

	Consolidated
	12.31.17
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	1,670,117	-	-	-	1,670,117
Cash equivalents	-	-	-	4,340,712	4,340,712
Marketable securities	256,978	328,816	15,447	195,994	797,235
Restricted cash	535,624	-	-	-	535,624
Trade accounts receivable	3,925,282	-	-	-	3,925,282
Other credits	229,521	-	-	-	229,521
Other receivables	28,897	-	-	-	28,897
Derivatives not designated	-	-	-	63,081	63,081
Derivatives designated as hedge accounting (1)	-	-	-	27,455	27,455

Liabilities
Trade accounts payable	(6,445,486)	-	-	-	(6,445,486)
Supply chain finance	(715,189)	-	-	-	(715,189)
Loans and financing	(20,444,378)	-	-	-	(20,444,378)
Finance lease payable	(232,575)	-	-	-	(232,575)
Derivatives not designated	-	-	-	(90,701)	(90,701)
Derivatives designated as hedge accounting (1)	-	-	-	(208,790)	(208,790)
	(21,191,209)	328,816	15,447	4,327,751	(16,519,195)

(1)       All derivatives are measured at fair value through profit and loss, although, those designated as hedge accounting have their gains and losses also affecing other comprehensive income and inventories.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.8.        Fair value of the financial instruments

According to CVM Deliberation 699/12 the fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Depending on the inputs used for measurement, the financial instruments at fair value are classified into 3 hierarchy levels:

•         Level 1 – Prices quoted (not adjusted) for identical instruments in active markets. Investments in stocks, credit linked notes, savings accounts, overnights, term deposits, Financial Treasury Bills (“LFT”) and investment funds are classified at level 1;

•         Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable. Investments in Bank Deposit Certificates (“CDB”) and derivatives, which are measured by well-known pricing models: discounted cash flows and Black & Scholes. The observable inputs are interest rates and curves, volatility factors and foreign exchange rates; and

•         Level 3 – Instruments whose significant inputs are non-observable. The Company does not have financial instruments in this classification.

The table below presents the overall classification of financial instruments measured at fair value by measurement hierarchy. For the period ended on June 30, 2018, there were no changes between the 3 levels of hierarchy.

	Parent company
	06.30.18			12.31.17
	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial Assets
Fair value through other comprehensive income
Stocks	95,330	-	95,330	276,900	-	276,900
Fair value through profit and loss
Savings account and overnight	62,872	-	62,872	108,148	-	108,148
Bank deposit certificates	-	3,534,496	3,534,496	-	3,324,888	3,324,888
Financial treasury bills	157,905	-	157,905	166,322	-	166,322
Investment funds	3,546	-	3,546	5,334	-	5,334
Derivatives	-	131,153	131,153	-	49,132	49,132
Financial Liabilities
Fair value through profit and loss
Derivatives	-	(720,615)	(720,615)	-	(282,619)	(282,619)
	319,653	2,945,034	3,264,687	556,704	3,091,401	3,648,105

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	06.30.18			12.31.17
	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial Assets
Fair value through other comprehensive income
Credit linked notes	15,998	-	15,998	15,447	-	15,447
Stocks	139,255	-	139,255	328,816	-	328,816
Fair value through profit and loss
Savings account and overnight	379,438	-	379,438	649,618	-	649,618
Term deposits	45,407	-	45,407	157,974	-	157,974
Bank deposit certificates	-	3,655,376	3,655,376	-	3,527,786	3,527,786
Financial treasury bills	157,905	-	157,905	166,322	-	166,322
Investment funds	52,773	-	52,773	35,006	-	35,006
Derivatives	-	135,292	135,292	-	90,536	90,536
Financial Liabilities
Fair value through profit and loss
Derivatives	-	(750,536)	(750,536)	-	(299,491)	(299,491)
	790,776	3,040,132	3,830,908	1,353,183	3,318,831	4,672,014

Except for the items set forth below, the fair value of all other financial instruments approximates their fair value. The fair value of financial instruments set forth below is based in prices observed in active markets, level 1 of the fair value hierarchy.

	Parent company and Consolidated
		06.30.18		12.31.17
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(447,777)	(456,221)	(369,627)	(406,699)
BRF SA BRFSBZ3	2023	(1,874,710)	(1,701,063)	(1,608,257)	(1,578,661)
BRF SA BRFSBZ7	2018	-	-	(503,802)	(502,363)
BRF SA BRFSBZ2	2022	(2,244,150)	(2,168,694)	(1,997,537)	(1,974,482)
Parent company		(4,566,637)	(4,325,978)	(4,479,223)	(4,462,205)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(340,803)	(347,139)	(292,211)	(299,883)
Bonds BRF - SHB
BRF SA BRFSBZ4	2024	(2,882,614)	(2,555,562)	(2,465,396)	(2,427,849)
Bonds BRF Gmbh
BRF SA BRFSBZ4	2026	(1,902,820)	(1,624,208)	(1,628,927)	(1,553,088)
Quickfood bonds
Quickfood	2022	(119,058)	(119,058)	(167,966)	(167,966)
Consolidated		(9,811,932)	(8,971,945)	(9,033,723)	(8,910,991)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the chief operating decision maker for assessing the performance of each segment and allocating resources.

The segment information is prepared considering the 5 operating segments, as follows: Brazil, Southern Cone, International, Halal (previously denominated “One Foods”) and Other Segments, which primarily observe our geographical structure.

These segments include sales of all distribution channels and operations subdivided according to the nature of the products whose characteristics are described below:

•         Poultry: involves the production and sale of whole poultry and in-natura cuts.

•         Pork and other: involves the production and sale of in-natura cuts.

•         Processed: involves the production and sale of processed foods, frozen and processed products derived from poultry, pork and beef, margarine, vegetable and soybean-based products.

•         Other sales: involves the sale of flour for food service and others.

Other segments are divided into:

•         Ingredients: commercialization and development of animal health ingredients, human nutrition, plant nutrition (fertilizers) and health care (health and wellness).

•         Other segments: commercialization of agricultural products.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The net sales for each reportable operating segment are set forth below:

		Consolidated
Net sales	April to June 2018	January to June 2018	April to June 2017	January to June 2017
Brazil
In-natura	932,098	1,901,199	830,690	1,684,621
Poultry	740,290	1,510,653	640,935	1,304,223
Pork and other	191,808	390,546	189,755	380,398
Processed	2,746,931	5,519,544	2,699,386	5,494,852
Other sales	4,158	8,292	4,046	8,329
	3,683,187	7,429,035	3,534,122	7,187,802

Halal
In-natura	1,712,588	3,199,307	1,345,183	2,499,856
Poultry	1,702,214	3,182,044	1,334,765	2,478,186
Other	10,374	17,263	10,418	21,670
Processed	312,797	594,513	191,942	353,645
Other sales	78,302	148,045	37,438	37,438
	2,103,687	3,941,865	1,574,563	2,890,939

International
In-natura	1,090,957	2,278,394	1,417,640	2,810,132
Poultry	923,632	1,891,113	1,125,223	2,165,591
Pork and other	167,325	387,281	292,417	644,541
Processed	522,920	1,116,633	657,396	1,325,378
Other sales	29,530	72,085	69,764	122,313
	1,643,407	3,467,112	2,144,800	4,257,823

Southern Cone
In-natura	226,131	460,355	189,518	368,658
Poultry	69,313	150,738	51,476	96,793
Pork and other (1)	156,818	309,617	138,042	271,865
Processed	325,334	664,503	347,684	684,161
Other sales	23,305	41,896	22,152	33,388
	574,770	1,166,754	559,354	1,086,207

Other segments
Ingredients	98,790	206,755	82,339	82,339
Other sales	77,232	172,585	131,446	330,963
	176,022	379,340	213,785	413,302
	8,181,073	16,384,106	8,026,624	15,836,073

(1)     On June 30, 2018, the amounts related to in-natura beef cuts were reallocated from Other Segments.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The operating income for each reportable operating segment is set forth below:

		Consolidated
	April to June 2018	January to June 2018	April to June 2017	January to June 2017
Brazil	(56,113)	99,277	214,252	521,553
Halal	(6,287)	50,266	(50,870)	(95,122)
International	(190,741)	(108,729)	86,156	42,166
Southern Cone	(21,448)	(37,894)	(11,394)	(27,368)
Other segments	16,531	53,034	43,010	12,420
Ingredients	20,676	49,092	17,624	17,624
Other sales	(4,145)	3,942	25,386	(5,204)
Sub total	(258,058)	55,954	281,154	453,649
Corporate	(520,897)	(539,326)	(171,952)	(276,246)
	(778,955)	(483,372)	109,202	177,403

(1) For comparability of information see note 3.3.

The Corporate line presented above refers to relevant events not attributable to the normal course of its business either to the operating segments. For the three and six-month period ended June 30, 2018, the main events were R$300,346 related to Trapaça Operation (note 1.3), R$143,941 related to the operational restructuring plan (note 1.5) and R$ 75,099 related to strike of the truck drivers (note 1.6). For the six-month period ended June 30, 2017, the main events were R$157,502 related to Carne Fraca Operation and R$35,320 related to price adjustment expense due of sale the dairy segment to Lactalis. In the three-month period ended on 06.30.17, the main event was R$ 117,694 of expenses related to Carne Fraca Operation.

No customer individually or in aggregate accounted for more than 5% of net sales for the period ended on June 30, 2018 and 2017.

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combination were allocated to the reportable operating segments, considering the nature of the products manufactured in each segment (cash-generating unit), as presented below:

	Consolidated
	Goodwill		Trademarks		Total
	06.30.18	12.31.17	06.30.18	12.31.17	06.30.18	12.31.17
Brazil	1,151,498	1,151,498	982,478	982,478	2,133,976	2,133,976
Halal	1,485,725	1,388,084	380,507	389,207	1,866,232	1,777,291
International	1,488,891	1,345,423	25,103	24,498	1,513,994	1,369,921
Southern Cone	240,272	307,223	192,282	253,727	432,554	560,950
	4,366,386	4,192,228	1,580,370	1,649,910	5,946,756	5,842,138

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the chief operating decision maker, which take investment decisions and determine allocation of assets on a consolidated basis.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

6.            CASH AND CASH EQUIVALENTS

	Average rate (p.a.)	Parent company		Consolidated
		06.30.18	12.31.17	06.30.18	12.31.17
Cash and bank accounts
U.S. Dollar	-	874	13,462	702,039	525,058
Brazilian Reais	-	36,277	123,022	40,078	135,013
Euro	-	909	6,021	223,663	181,756
Other currencies	-	214	3,826	698,239	828,290
		38,274	146,331	1,664,019	1,670,117
Cash equivalents
In Brazilian Reais
Investment funds	3.44%	3,546	5,334	3,546	5,334
Savings account	2.56%	1,771	4,038	1,771	4,038
Bank deposit certificates	6.01%	3,534,496	3,324,888	3,655,376	3,527,786
		3,539,813	3,334,260	3,660,693	3,537,158
In U.S. Dollar
Term deposit	-	-	-	-	66,247
Overnight	0.50%	61,101	104,110	377,667	645,580
Other currencies
Term deposit	2.12%	-	-	45,407	91,727
		61,101	104,110	423,074	803,554
		3,639,188	3,584,701	5,747,786	6,010,829

7.            MARKETABLE SECURITIES

			Average interest rate (p.a.)	Parent company		Consolidated
	WATM (1)	Currency		06.30.18	12.31.17	06.30.18	12.31.17
Fair value through other comprehensive income
Credit linked note (a)	1.58	US$	3.85%	-	-	15,998	15,447
Stocks (b)	-	R$ and HKD	-	95,330	276,900	139,255	328,816
				95,330	276,900	155,253	344,263
Fair value through profit and loss
Financial treasury bills (c)	1.87	R$	6.40%	157,905	166,322	157,905	166,322
Investment funds (d)	0.40	ARS	25.00%	-	-	49,227	29,672
				157,905	166,322	207,132	195,994
Amortized cost
Sovereign bonds and others (c)	4.08	AOA and R$	3.82% to 6.40%	85,039	82,418	339,698	256,978
				338,274	525,640	702,083	797,235

Current				157,905	166,322	416,529	228,430
Non-current (2)				180,369	359,318	285,554	568,805

(1)     Weighted average maturity in years.

(2)     Maturity within up to March 01, 2020.

(a)  The credit linked note is a structured operation with a first-class financial institution that bears periodic interest (LIBOR + spread) and corresponds to a credit note that contemplates the Company’s risk.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(b)  Is composed as set forth below:

		Quantity of shares		Share value		Total
Entities	Ticker	06.30.18	12.31.17	06.30.18	12.31.17	06.30.18	12.31.17
Minerva	BEEF3	15,204,100	26,000,000	6.27	10.65	95,330	276,900
Cofco Meat	1610	77,583,000	77,583,000	HKD1,15 / R$0,56	HKD1,58 / R$0,67	HKD89.220 / R$43.925	HKD122.581 / R$51.916

(c)  Comprised of Financial Treasury Bills (“LFT”) remunerated at the rate of the Special System for Settlement and Custody (“SELIC”) and securities of the Angola Government denominated in Kwanzas.

(d)  The fund in foreign currency is basically represented of public and private securities.

The unrealized loss on the marketable securities measured at fair value through other comprehensive income, recorded in other Shareholders' Equity, corresponds to the accumulated amount of R$95,143 net of income tax of R$40,222 (loss of R$56,259 net of income tax of R$22,984 as of December 31, 2017).

Additionally, on June 30, 2018, of the total of marketable securities, R$95,194 (R$16,196 as of December 31, 2017) were pledged as collateral (without restrictions for use) for operations with future contracts denominated in U.S. Dollars, traded on the B3.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

8.            TRADE ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES, NET

	Parent company		Consolidated
	06.30.18	12.31.17	06.30.18	12.31.17
Trade accounts receivable, net
Domestic customers	1,365,176	1,618,579	1,373,238	1,622,769
Domestic related parties	1,446,436	831,962	2,274	2,583
Foreign customers	401,849	337,222	2,855,632	2,753,998
Foreign related parties	2,986,719	4,962,508	75,648	27,215
	6,200,180	7,750,271	4,306,792	4,406,565
( - ) Adjustment to present value	(6,969)	(11,261)	(10,041)	(13,728)
( - ) Allowance for doubtful accounts	(456,271)	(407,478)	(538,958)	(467,555)

	5,736,940	7,331,532	3,757,793	3,925,282

Current	5,731,955	7,325,588	3,751,909	3,919,022
Non-current	4,985	5,944	5,884	6,260

Notes receivable	247,133	254,303	252,036	260,585
( - ) Adjustment to present value	(564)	(313)	(564)	(313)
( - ) Allowance for doubtful accounts	(33,960)	(30,751)	(33,960)	(30,751)

	212,609	223,239	217,512	229,521

Current	102,232	107,434	107,040	113,127
Non-current (1)	110,377	115,805	110,472	116,394

(1)     Weighted average maturity of 2.96 years.

Of the foreign related parties balance recorded in the parent company, is tied to Agribusiness Receivable Certificate (“CRA) operation, as disclosed in the financial statements for the year ended December 31, 2017 (note 19.2).

06.30.18
					Parent company	Consolidated
Operation	Date	Maturity	Average rate	Principal value	Updated Value	Updated Value

CRA 2018 - 1th Issue	09.29.2015	10.01.2018	96.9% CDI	1,000,000	1,030,015	1,030,015
CRA 2019 - 2sd Issue	04.19.2016	04.19.2019	96.5% CDI	1,000,000	1,041,821	1,041,821
CRA 2020 - 3th Issue	12.16.2016	12.16.2020	96.0% CDI	780,000	-	789,630
CRA 2023 - 3th Issue	12.16.2016	12.18.2023	IPCA + 5.90%	720,000	741,069	741,069
				3,500,000	2,812,905	3,602,535

On June 30, 2018 notes receivable are comprised mainly by receivables from the sales of several other assets and farms with an amount of R$198,380.

The trade accounts receivable from related parties are disclosed in note 28. The consolidated balances, refers to transaction with associates UP!, in domestic market and with joint ventures SATS BRF, in foreign market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The rollforward of allowance for doubtful accounts is set forth below:

	Parent company	Consolidated
	06.30.18	06.30.18
Beginning balance	(407,478)	(467,555)
Inicial adoption IFRS 9	(2,644)	(12,612)
Provision	(16,175)	(32,139)
Write-offs	12,960	18,235
Exchange rate variation	(42,934)	(44,887)
Ending balance	(456,271)	(538,958)

The aging of trade accounts receivable is as follows:

	Parent company		Consolidated
	06.30.18	12.31.17	06.30.18	12.31.17
Current	5,714,563	7,287,311	3,218,704	3,272,086
Overdue
01 to 60 days	33,861	48,894	383,783	364,336
61 to 90 days	4,211	10,022	45,746	98,937
91 to 120 days	3,087	10,065	35,199	33,650
121 to 180 days	5,261	7,925	35,128	74,633
181 to 360 days	20,954	16,478	90,299	170,771
More than 360 days	418,243	369,576	497,933	392,152
( - ) Adjustment to present value	(6,969)	(11,261)	(10,041)	(13,728)
( - ) Allowance for doubtful accounts	(456,271)	(407,478)	(538,958)	(467,555)
	5,736,940	7,331,532	3,757,793	3,925,282

9.            INVENTORIES

	Parent company		Consolidated
	06.30.18	12.31.17	06.30.18	12.31.17
Finished goods	1,309,796	1,309,298	3,072,412	2,986,521
Work in process	116,909	107,037	167,546	154,976
Raw materials	717,638	846,257	944,476	1,086,304
Packaging materials	64,698	56,369	97,380	86,998
Secondary materials	328,184	272,638	362,432	321,105
Warehouse	136,446	147,776	238,626	239,757
Imports in transit	107,628	91,678	138,378	103,904
Other	31,378	20,845	7,138	11,414
(-) Adjustment to present value	(35,231)	(34,114)	(42,059)	(42,811)
	2,777,446	2,817,784	4,986,329	4,948,168

The costs of sales attributed to products sold during the six-month period ended June 30, 2018 totaled R$10,382,238 in the parent company and R$14,186,769 in the consolidated (R$10,499,399 in the parent company and R$12,977,591 in the consolidated in the same period of the previous year), and during the three-month period ended June 30, 2018 totaled R$5,406,213 in the parent company and R$5,720,312 in the consolidated, (R$5,015,043 in the parent company and R$6,544,089 in the consolidated in the same period of the previous year). Such amounts include the additions and reversals of inventory provisions, set forth in the table below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
				06.30.18
Beginning balance	(209,681)	(41,098)	(6,370)	(257,149)
Additions	(202,487)	(50,778)	(5,594)	(258,859)
Reversals	32,063	-	-	32,063
Write-offs	93,584	42,483	1,983	138,050
Ending balance	(286,521)	(49,393)	(9,981)	(345,895)

	Consolidated
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
				06.30.18
Beginning balance	(253,720)	(66,394)	(6,914)	(327,028)
Additions	(221,300)	(72,082)	(6,864)	(300,246)
Reversals	54,311	-	-	54,311
Write-offs	109,064	71,010	2,215	182,289
Exchange rate variation	370	(328)	86	128
Ending balance	(311,275)	(67,794)	(11,477)	(390,546)

In 2018, the rollforward of provisions presented above includes the impacts related to Trapaça Operation (note 1.3) and Operational restructuring plan (note 1.5), and for the year 2017 is related to Carne Fraca Operation (note 1.2).

On June 30, 2018 and December 31, 2017, there were no inventory items pledged as collateral.

10.         BIOLOGICAL ASSETS

The balance of biological assets is segregated in current and non-current assets are set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company		Consolidated
	06.30.18	12.31.17	06.30.18	12.31.17

Live animals	1,273,471	1,261,556	1,510,218	1,510,480
Total current	1,273,471	1,261,556	1,510,218	1,510,480

Live animals	531,024	535,842	701,180	639,799
Forests	240,816	237,718	269,664	263,855
Total non-current	771,840	773,560	970,844	903,654
	2,045,311	2,035,116	2,481,062	2,414,134

Live animals are represented for poultry and pork and separated into consumable and for production. There were no changes in classification of nature of biological assets as compared to the information disclosed in the financial statements for the year ended December 31, 2017 (note 11).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The rollforward of biological assets for the year is set forth below:

	Parent company
	Current			Non-current
	Live animals		Total	Live animals		Forests	Total
	Poultry	Pork		Poultry	Pork
			06.30.18				06.30.18
Beginning balance	461,881	799,675	1,261,556	235,425	300,417	237,718	773,560
Additions/Transfer	135,763	869,371	1,005,134	25,507	111,289	12,918	149,714
Fair value variation (1)	274,204	125,403	399,607	(9,018)	(71,269)	12,140	(68,147)
Harvest	-	-	-	-	-	(13,015)	(13,015)
Write-off	-	-	-	-	-	(4,698)	(4,698)
Transfer between current and non-current	27,646	33,681	61,327	(27,646)	(33,681)	-	(61,327)
Transfer between held for sale	-	-	-	-	-	(4,247)	(4,247)
Transfer to inventories	(511,987)	(942,166)	(1,454,153)	-	-	-	-
Ending balance	387,507	885,964	1,273,471	224,268	306,756	240,816	771,840

	Consolidated
	Current			Non-current
	Live animals		Total	Live animals		Forests	Total
	Poultry	Pork		Poultry	Pork
			06.30.18				06.30.18
Beginning balance	699,947	810,533	1,510,480	325,821	313,978	263,855	903,654
Additions/Transfer	171,244	869,371	1,040,615	157,977	111,289	17,309	286,575
Fair value variation (1)	473,825	142,729	616,554	(65,989)	(69,374)	13,149	(122,214)
Harvest	-	-	-	-	-	(15,666)	(15,666)
Write-off	-	-	-	(3,269)	-	(4,736)	(8,005)
Transfer between current and non-current	34,808	34,698	69,506	(34,808)	(34,698)	-	(69,506)
Transfer between held for sale	-	-	-	-	-	(4,247)	(4,247)
Transfer to inventories	(761,964)	(954,466)	(1,716,430)	-	-	-	-
Exchange variation	(6,898)	(3,609)	(10,507)	3,443	(3,190)	-	253
Ending balance	610,962	899,256	1,510,218	383,175	318,005	269,664	970,844

(1)       The fair value variation of biological assets includes depreciation of breeding stock and depletion of forests in the amount of R$299,015 (R$311,544 as of June 30, 2017) in the parent company and R$410,118 (R$377,823 as of June 30, 2017) in the consolidated.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The quantities and balances per live animals assets are set forth below:

	Parent company
	06.30.18		12.31.17
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	93,096	387,507	116,134	461,881
Immature pork	3,962	885,964	3,903	799,675
Total current	97,058	1,273,471	120,037	1,261,556

Production biological assets
Immature poultry	4,350	74,768	4,776	89,488
Mature poultry	7,661	149,500	7,669	145,937
Immature pork	198	66,991	191	59,292
Mature pork	439	239,765	437	241,125
Total non-current	12,648	531,024	13,073	535,842
	109,706	1,804,495	133,110	1,797,398

	Consolidated
	06.30.18		12.31.17
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	179,218	610,962	199,337	699,947
Immature pork	4,055	899,256	3,987	810,533
Total current	183,273	1,510,218	203,324	1,510,480

Production biological assets
Immature poultry	7,522	135,112	6,693	117,188
Mature poultry	12,293	248,063	11,113	208,633
Immature pork	220	73,805	229	67,819
Mature pork	447	244,200	445	246,159
Total non-current	20,482	701,180	18,480	639,799
	203,755	2,211,398	221,804	2,150,279

The Company has forests as collateral for loan and tax/civil contingencies in the amount of R$63,770 in the parent company and R$64,544 in the consolidated (R$56,126 in the parent company and consolidated as of December 31, 2017).

10.1.     Table of sensitivity analysis

The live animals and forests fair value is determined using non-observable information and the best practices and data available at the moment the appraisal is done, being classified as level 3 in the fair value hierarchy, as required by CVM Deliberation Nº 699/12.

Impact on fair value measurement
The estimated fair value can be change if:
Asset	Valuation methodology	Non observable significant inputs	Increase	Decrease
Forests	Income approach	Estimated price of standing wood	Increase in the price of wood	Decrease in the price of wood
		Productivity per hectare estimated	Increase in yield per hectare	Decrease in yield per hectare
		Harvest and transport cost	Decrease of harvest cost	Increase of harvest cost
		Discount rate	Descrease in discount rate	Increase in discount rate

Live animals	Cost approach	Animal feed cost (corn, soybean meal)	Increase in animal feed cost	Decrease in animal feed cost
		Labor cost (outgrowers)	Increase in labor cost	Decrease in labor cost

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

11.         RECOVERABLE AND INCOME AND SOCIAL CONTRIBUTION TAXES

	Parent company		Consolidated
Recoverable taxes	06.30.18	12.31.17	06.30.18	12.31.17
ICMS ("State VAT")	1,404,139	1,397,484	1,764,957	1,681,938
PIS and COFINS ("Federal Taxes to Social Fund Programs")	273,703	323,456	403,101	430,165
IPI ("Federal VAT")	803,675	781,779	808,160	791,226
INSS ("Brazilian Social Security")	298,616	280,415	298,662	280,442
Other	46,958	50,150	160,514	123,805
(-) Provision for losses	(138,506)	(138,423)	(167,419)	(160,503)
	2,688,585	2,694,861	3,267,975	3,147,073

Current	381,103	468,715	710,450	728,918
Non-current	2,307,482	2,226,146	2,557,525	2,418,155

Income and social contribution tax
Income and social contribution tax (IR/CS)	397,654	389,113	600,313	528,380
(-) Provision for losses	(8,985)	(8,985)	(9,029)	(9,029)
	388,669	380,128	591,284	519,351
Current	381,860	373,319	577,238	499,341
Non-current	6,809	6,809	14,046	20,010

The rollforward of the allowance for losses is set forth below:

	Parent company
	ICMS ("State VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						06.30.18
Beginning balance	(104,698)	(19,717)	(8,985)	(13,562)	(446)	(147,408)
Additions	(4,215)	-	-	-	(4)	(4,219)
Write-offs	4,080	-	-	-	56	4,136
Ending balance	(104,833)	(19,717)	(8,985)	(13,562)	(394)	(147,491)

	Consolidated
	ICMS ("State VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						06.30.18
Beginning balance	(122,892)	(19,717)	(9,029)	(13,562)	(4,332)	(169,532)
Additions	(12,497)	-	-	-	(10)	(12,507)
Write-offs	4,237	-	-	-	412	4,649
Exchange rate variation	-	-	-	-	942	942
Ending balance	(131,152)	(19,717)	(9,029)	(13,562)	(2,988)	(176,448)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

12.         INCOME AND SOCIAL CONTRIBUTION TAXES

12.1.     Deferred income and social contribution taxes

	Parent company		Consolidated
	06.30.18	12.31.17	06.30.18	12.31.17
Assets
Tax loss carryforwards (corporate income tax)	1,023,018	1,023,439	1,425,636	1,438,911
Negative calculation basis (social contribution tax)	400,068	400,219	400,281	401,404

Temporary differences
Provisions for tax, civil and labor risks	325,862	376,953	347,789	397,955
Suspended collection taxes	18,497	12,345	18,497	12,345
Allowance for doubtful accounts	133,901	116,085	133,908	116,086
Provision for property, plant and equipment losses	1,959	2,768	1,959	6,286
Provision for losses on tax credits	47,725	46,994	57,388	53,180
Provision for other obligations	104,184	92,464	109,175	92,753
Provision for inventory losses	118,362	87,289	124,725	98,601
Employees' benefits plan	124,714	118,279	134,388	127,403
Unrealized losses on derivatives financial instruments	116,526	80,387	116,526	80,387
Unrealized losses on inventories	-	-	2,464	4,443
Provision for losses - notes receivables	6,561	13,340	6,879	13,664
Unrealized losses on fair value measurement	7,924	-	7,924	-
Estimated annual effective tax rate - CPC 21	-	-	270,816	-
Business combination - Sadia (1)	145,693	206,799	145,693	206,799
Business combination - Invicta	-	-	14,826	-
Other temporary differences	111,336	67,143	141,813	96,766
	2,686,330	2,644,504	3,460,687	3,146,983

Liabilities
Temporary differences
Unrealized gains on fair value	-	(36,170)	(2,424)	(38,495)
Difference between tax basis and accounting basis of goodwill amortization	(317,885)	(301,805)	(317,885)	(301,805)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(719,244)	(684,704)	(719,225)	(694,240)
Estimated annual effective tax rate - CPC 21	(11,581)	-	-	-
Business combination - Sadia (1)	(716,970)	(727,098)	(716,970)	(727,098)
Business combination - AKF	-	-	(19,907)	(17,835)
Business combination - Dánica and Avex	-	-	(2,860)	(4,470)
Business combination - Invicta	-	-	-	(30,926)
Business combination - other companies (2)	-	-	(84,913)	(35,796)
Other - exchange rate variation	-	-	(58,489)	(54,854)
Other temporary differences	-	(10,774)	-	(27,401)
	(1,765,680)	(1,760,551)	(1,922,673)	(1,932,920)

Total deferred tax	920,650	883,953	1,538,014	1,214,063

Total Assets	920,650	883,953	1,684,638	1,369,366
Total Liabilities	-	-	(146,624)	(155,303)
	920,650	883,953	1,538,014	1,214,063

(1)          The deferred tax asset on the business combination with Sadia is mainly computed on the difference between the goodwill amortization tax basis and goodwill accounting basis identified in the purchase price allocation. Deferred tax liability on business combination with Sadia is substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

(2)          Deferred tax liabilities related to the business combinations with Quickfood (trademarks, customer relationship, Fair value of property, plant and equipment) and AFC (customer relationship).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The roll-forward of deferred tax is set forth below:

	Parent company	Consolidated
	06.30.18	06.30.18

Beginning balance	883,953	1,214,063
Deferred income and social contribution taxes recognized in the statement of income	(79,974)	182,180
Deferred income and social contribution taxes recognized in other comprehensive income	113,562	120,399
Business combination	-	(1,775)
Exchange rate variation over deferred income and social contribution taxes related to business combination	-	(7,555)
Other	3,109	30,702
Ending balance	920,650	1,538,014

12.2.      Estimated time of realization

Deferred tax arising from temporary differences will be realized as these differences are settled. The period of the settlement or realization of such differences is uncertain and is tied to several factors that are not under control of the Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation basis of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is more likely than not that the deferred tax will be realized, as set forth below:

	Parent company	Consolidated
2018	-	20,142
2019	40,025	60,207
2020	85,696	126,019
2021	86,833	127,156
2022	107,125	167,550
2023 to 2025	612,719	834,155
2026 onwards	490,688	490,688
	1,423,086	1,825,917

12.3.     Income and social contribution taxes reconciliation

		Parent company				Consolidated
	April to June 2018	January to June 2018	April to June 2017	January to June 2017	April to June 2018	January to June 2018	April to June 2017	January to June 2017

Loss before income and social contribution taxes	(1,420,354)	(1,629,266)	(554,476)	(896,759)	(1,570,905)	(1,792,146)	(585,792)	(930,136)
Nominal tax rate	34%	34%	34%	34%	34%	34%	34%	34%
Credit (expense) at nominal rate	482,920	553,950	188,522	304,898	534,108	609,330	199,169	316,246

Reconciling itens
Equity interest in income of subsidiaries, associates and joint venture	6,278	39,087	3,889	(96,622)	1,138	3,013	2,095	4,656
Exchange rate variation on foreign investments	99,599	119,657	77,139	79,990	130,657	138,429	61,810	64,844
Difference of tax rates on results of foreign subsidiaries	-	-	-	-	67,855	147,215	(9,486)	(114,766)
Deferred tax assets not recognized (1)	(800,261)	(800,261)	-	-	(1,082,658)	(1,082,658)	-	-
Investment grant	17,890	28,271	14,287	23,247	17,890	28,271	14,287	23,247
Special Regime for the Reintegration of Tax Values for Exporting Companies (Reintegra)	855	2,241	-	-	966	2,589	-	-
Estimated annual effective tax rate - CPC 21	45,075	(11,581)	107,314	142,321	344,701	270,816	157,186	192,193
Other permanent differences	(16,920)	(11,338)	(3,986)	(5,820)	(17,789)	(12,702)	(5,581)	(8,330)
	(164,564)	(79,974)	387,165	448,014	(3,132)	104,303	419,480	478,090

Current income tax	-	-	18,192	(16,051)	(47,757)	(77,877)	24,378	(63,912)
Deferred income tax	(164,564)	(79,974)	368,973	464,065	44,625	182,180	395,102	542,002

(1)   Amount related to tax losses carry forward and negative basis of social contribution tax in the amount of R$2,353,708 in the parent company and R$3,184,288 in the consolidated generated in the period of six-month ended June 30, 2018, for which no deferred tax assets were recognized. recognized.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The taxable income, current and deferred income tax from foreign subsidiaries is set forth below:

		Consolidated
	April to June 2018	January to June 2018	April to June 2017	January to June 2017
Taxable income from foreign subsidiaries, before taxes	547,015	827,935	197,803	(232,967)
Current income tax credit from foreign subsidiaries	(47,745)	(77,782)	(15,319)	(28,030)
Deferred income tax from foreign subsidiaries	(36,995)	(21,314)	(6,235)	64,296

Company determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed.

Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$3,471,643 as of June 30, 2018 (R$3,182,430 as of December 31, 2017).

Brazilian income taxes are subject to review for a five-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

13.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is set forth below:

	Parent company
	Tax	Labor	Civil, commercial and other	Total
				06.30.18
Beginning balance	292,517	348,248	35,967	676,732
Additions	7,566	74,380	1,897	83,843
Reversals	(946)	(17,254)	(933)	(19,133)
Write-offs	(844)	(66,315)	(4,198)	(71,357)
Price index update	8,691	5,230	546	14,467
Ending balance	306,984	344,289	33,279	684,552

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Tax	Labor	Civil, commercial and other	Total
				06.30.18
Beginning balance	292,543	360,033	36,364	688,940
Additions	9,920	82,583	2,085	94,588
Reversals	(2,783)	(17,588)	(1,332)	(21,703)
Write-offs	(844)	(66,525)	(4,198)	(71,567)
Price index update	8,699	5,271	547	14,517
Exchange rate variation	(27)	(2,712)	-	(2,739)
Ending balance	307,508	361,062	33,466	702,036

14.         RESTRICTED CASH

			Average interest rate (p.a.)	Parent company		Consolidated
	Maturity (1)	Currency		06.30.18	12.31.17	06.30.18	12.31.17

Bank deposit certificates (2)	1.76	R$	6.70%	721,691	326,385	721,691	326,385
National treasury certificates (3)	1.68	R$	18.94%	210,127	190,213	210,127	190,213
Bank deposit (4)	-	US$	-	-	-	22,039	19,026
				931,818	516,598	953,857	535,624

Current				501,041	108,795	523,080	127,821
Non-current				430,777	407,803	430,777	407,803

(1)    Weighted average maturity in years.

(2)    The deposit was pledged as collateral in the disposal of the dairy segment to Groupe Lactalis (“Parmalat”) with maturity in 2021 and by the transaction of total return swap, with maturity in 2019 (note 4.4.ii.d).

(3)    The national treasury certificates, which mature in 2020, are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”) (note 18).

(4)    Deposit linked to operations in the international market.

15.         INVESTMENTS

15.1.     Investments breakdown

	Parent company		Consolidated
	06.30.18	12.31.17	06.30.18	12.31.17
Investment in associates and affiliates	5,467,447	4,797,461	65,661	54,088
Goodwill Quickfood	121,577	162,183	-	-
Goodwill SATS BRF	-	-	7,019	6,139
	5,589,024	4,959,644	72,680	60,227
Other investments	1,107	1,108	8,568	7,968
	5,590,131	4,960,752	81,248	68,195

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.2.     Rollforward of the interest in subsidiaries and affiliates – Parent Company

	Subsidiaries												Affiliates
	BRF Energia S.A.	BRF GmbH	Establec. Levino Zaccardi	BRF Pet S.A.	BRF Luxembourg SARL	PSA Labor. Veter. Ltda	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimentos Ltda	06.30.18	12.31.17
a) Capital share as of June 30, 2018
% of share	100.00%	100.00%	99.94%	100.00%	100.00%	99.99%	91.21%	43.10%	100.00%	94.90%	2.00%	100.00%	33.33%	33.33%	50.00%
Total number of shares and membership interests	6,963,854	1	100	27,664,086	100	5,463,850	36,469,606	594,576,682	900,000	2,444,753,091	50,000	14,249,459	-	-	1,000
Number of shares and membership interest held	6,963,854	1	100	27,664,086	100	5,463,849	33,264,887	256,253,695	900,000	2,319,989,778	1,000	14,249,459	-	-	500

b) Information as of June 30, 2018
Capital stock	5,972	6,523	1,420	27,664	42,783	5,564	50,601	293,224	2,933	359,115	165	50	-	-	1
Shareholders' equity	270	5,196,215	24	29,945	(594,845)	5,655	(145,605)	(20,008)	224,910	(51,445)	1,375	2,304	-	-	4,704
Fair value adjustments of assets and liabilities acquired	-	-	-	-	-	-	47,965	-	-	-	-	-	-	-	-
Goodwill based on expectation of future profitability	-	-	-	-	-	-	73,612	-	-	-	-	-	-	-	-
Income (loss) for the period	185	294,501	(9)	(614)	(12,585)	94	(26,343)	(55,898)	(12,753)	(117,128)	5	61	-	-	14,147

c) Balance of investments as of June 30, 2018
Beginning balance	1,290	4,454,751	42	30,561	-	5,559	169,710	17,260	205,190	65,466	24	2,240	2,242	5,308	1	4,959,644	5,032,717
Adjustment of previous years (adoption of IFRS 9)	-	(5,289)	-	-	1,468	-	(3,464)	(348)	(104)	(1,925)	-	-	-	-	-	(9,662)	-
Equity pick-up	185	294,501	(9)	(614)	(12,585)	94	(24,028)	(24,091)	(12,753)	(111,151)	-	61	-	-	7,074	116,684	(835,903)
Unrealized profit in inventory	-	-	-	29	-	-	34	-	-	(216)	-	-	-	-	-	(153)	(367)
Exchange rate variation on goodwill	-	-	-	-	-	-	(39,037)	-	-	-	-	-	-	-	-	(39,037)	(28,093)
Goodwill amortization	-	-	-	-	-	-	(1,568)	-	-	-	-	-	-	-	-	(1,568)	(3,838)
Advance for future capital increase	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	164,598
Exchange rate variation on foreign investments	-	316,378	-	-	(89)	-	-	-	35,664	-	(22)	-	-	-	-	351,931	342,812
Other comprehensive income	-	132,247	(8)	-	(264,709)	-	2,243	(1,444)	(3,087)	(1,010)	26	-	-	-	-	(135,742)	(39,268)
Increase in capital	-	-	-	-	-	-	-	-	-	-	-	-	137	452	-	589	96,593
Impairment Investiment reversal	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(105,857)
Dividends and interests on shareholders' equity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,723)	(4,723)	(31,152)
Premium paid in the acquisition of non-controlling entities	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	6,884
Adjustment of the option for non-controlling entities	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	41,587
Impairment losses for investments	-	-	-	-	275,915	-	17,687	8,623	-	48,836	-	-	-	-	-	351,061	318,931
	1,475	5,192,588	25	29,976	-	5,653	121,577	-	224,910	-	28	2,301	2,379	5,760	2,352	5,589,024	4,959,644

The exchange rate variation result on the investments in foreign subsidiaries, whose functional currency is Brazilian Reis, for the period of six-month ended in June 30, 2018 totaled R$417,691, (gain of R$194,176 in the same period of the previous year) and for the period of three-month ended in June 30, 2018 a gain of R$394,026  (gain of R$185,124 in the same period of the previous year), was recognized as financial result in the consolidated statement of income.

On June 30, 2018, these associates, affiliates and joint ventures do not have any restriction to transfer dividends or repay their loans or advances to the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

16.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is set forth below:

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.17	Additions	Disposals	Transfers (1)	06.30.18
Cost
Land	-	490,073	55	(3,117)	(10,839)	476,172
Buildings and improvements	-	4,734,021	317	(8,573)	1,679,921	6,405,686
Machinery and equipment	-	6,620,016	44,196	(71,302)	317,458	6,910,368
Facilities	-	1,840,046	64	(8,452)	(1,830,522)	1,136
Furniture and fixtures	-	108,423	6	(866)	1,458	109,021
Vehicles	-	13,168	-	(73)	(6,818)	6,277
Construction in progress	-	357,197	227,050	-	(274,395)	309,852
Advances to suppliers	-	257	1,478	-	(1,117)	618
		14,163,201	273,166	(92,383)	(124,854)	14,219,130

Depreciation
Buildings and improvements	3.04%	(1,515,130)	(69,643)	217	(578,093)	(2,162,649)
Machinery and equipment	5.95%	(2,791,283)	(202,349)	59,791	(60,246)	(2,994,087)
Facilities	3.72%	(612,992)	(37,597)	6,337	644,141	(111)
Furniture	7.96%	(48,385)	(3,668)	680	300	(51,073)
Vehicles	19.94%	(5,919)	(319)	72	1,605	(4,561)
		(4,973,709)	(313,576)	67,097	7,707	(5,212,481)
		9,189,492	(40,410)	(25,286)	(117,147)	9,006,649

(1)     Refers to the transfer of R$86,497 to intangible assets, R$17,731 to held for sale and R$12,919 to biological assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.17	Additions	Disposals	Transfers (1)	Exchange rate variation	06.30.18
Cost
Land	-	706,218	364	(3,117)	(32,241)	9,421	680,645
Buildings and improvements	-	6,102,831	2,727	(12,087)	1,667,534	29,663	7,790,668
Machinery and equipment	-	8,881,223	63,557	(88,178)	325,994	(20,250)	9,162,346
Facilities	-	2,175,032	97	(9,164)	(1,819,556)	14,675	361,084
Furniture and fixtures	-	171,482	1,828	(2,310)	1,528	3,421	175,949
Vehicles	-	28,508	89	(803)	(10,265)	3,992	21,521
Construction in progress	-	453,946	293,072	-	(326,208)	(6,212)	414,598
Advances to suppliers	-	13,643	954	-	(1,117)	11	13,491
		18,532,883	362,688	(115,659)	(194,331)	34,721	18,620,302

Depreciation
Buildings and improvements	3.02%	(1,872,565)	(94,307)	1,347	(576,555)	(15,472)	(2,557,552)
Machinery and equipment	5.93%	(3,656,477)	(278,380)	71,102	(56,458)	(22,027)	(3,942,240)
Facilities	3.78%	(724,477)	(46,921)	6,978	644,141	(151)	(120,430)
Furniture	8.06%	(77,745)	(6,688)	1,097	910	(1,445)	(83,871)
Vehicles	19.99%	(11,036)	(1,403)	545	(1,375)	245	(13,024)
		(6,342,300)	(427,699)	81,069	10,663	(38,850)	(6,717,117)
		12,190,583	(65,011)	(34,590)	(183,668)	(4,129)	11,903,185

(1)     Refers to the transfer of R$105,987 to intangible assets, R$60,373 to held for sale and R$17,308 to biological assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company has fully depreciated items that are still operating, which are set forth below:

	Parent company		Consolidated
	06.30.18	12.31.17	06.30.18	12.31.17
Cost
Buildings and improvements	128,657	119,772	148,122	138,171
Machinery and equipment	605,868	603,457	702,355	699,989
Facilities	74,048	65,837	82,405	74,048
Furniture and fixtures	16,769	15,007	25,421	22,724
Vehicles	3,961	4,059	5,156	5,262
Others	42,744	52,506	50,830	60,003
	872,047	860,638	1,014,289	1,000,197

During the six-month period ended June 30, 2018, the Company capitalized interest in the amount of R$8,481 in the parent company and R$14,030 in the consolidated (R$19,706 in the parent company and R$21,028 in the consolidated during the six-month period ended June 30, 2017) and during the three-month period ended June 30, 2018 were R$3,932 in the parent company and R$6,711 in the consolidated (R$8,701 in the parent company and R$8,980 in the consolidated same period of the previous year).

The weighted average interest rate utilized to determine the capitalized amount was 6.63% p.a. in the parent company and 15.77% in the consolidated, which is mainly impacted by transactions in South Cone (7.71% p.a. in the parent company and 8.59% in the consolidated as of June 30, 2017).

On June 30, 2018, except for the built to suit agreement mentioned in note 22.2, the Company had no commitments assumed related to acquisition or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for transactions of different natures are set forth below:

		Parent company		Consolidated
		06.30.18	12.31.17	06.30.18	12.31.17
	Type of collateral	Book value of the collateral	Book value of the collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Tax	231,540	238,837	250,027	329,969
Buildings and improvements	Financial/Tax	1,220,304	1,184,999	1,226,612	1,290,431
Machinery and equipment	Financial/Labor/Tax/Civil	1,957,373	2,072,362	1,957,682	2,318,729
Facilities	Financial/Tax	580,267	540,561	580,590	540,891
Furniture and fixtures	Financial/Tax	19,759	20,940	19,760	21,930
Vehicles	Financial/Tax	1,799	851	1,799	1,469
Other	Financial/Tax	-	-	-	429
		4,011,042	4,058,550	4,036,470	4,503,848

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

17.         INTANGIBLE ASSETS

The intangible assets rollforward is set forth below:

		Parent company
	Weighted average amortization rate (p.a.)	12.31.17	Additions	Disposals	Transfers	06.30.18
Cost
Non-compete agreement	-	29,876	23,139	-	-	53,015
Goodwill	-	1,542,929	-	-	-	1,542,929
Ava	-	49,368	-	-	-	49,368
Eleva Alimentos	-	503,558	-	-	-	503,558
Incubatório Paraíso	-	656	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	7,636
Sadia	-	964,960	-	-	-	964,960
Outgrowers relationship	-	15,022	-	-	-	15,022
Trademarks	-	1,173,000	-	-	-	1,173,000
Patents	-	6,100	-	-	(130)	5,970
Software	-	453,289	-	(119,590)	86,681	420,380
		3,220,216	23,139	(119,590)	86,551	3,210,316

Amortization
Non-compete agreement	48.54%	(14,915)	(9,276)	-	-	(24,191)
Outgrowers relationship	12.50%	(9,588)	(981)	-	-	(10,569)
Patents	20.00%	(4,228)	(497)	-	-	(4,725)
Software	28.55%	(252,169)	(57,384)	119,585	(54)	(190,022)
		(280,900)	(68,138)	119,585	(54)	(229,507)
		2,939,316	(44,999)	(5)	86,497	2,980,809

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		Consolidated
	Weighted average amortization rate (p.a.)	12.31.17	Additions	Disposals	Transfers	Exchange rate variation	06.30.18
Cost
Non-compete agreement	-	62,043	23,139	-	-	1,399	86,581
Goodwill	-	4,192,228	-	-	-	174,158	4,366,386
AKF	-	131,494	-	-	-	21,617	153,111
Alimentos Calchaquí	-	157,908	-	-	-	(38,241)	119,667
Ava	-	49,368	-	-	-	-	49,368
Avex	-	16,026	-	-	-	(3,881)	12,145
Banvit Bandirma Vitaminli	-	193,750	-	-	-	(7,704)	186,046
BRF AFC	-	131,922	-	-	-	21,286	153,208
BRF Holland B.V.	-	25,979	-	-	-	3,494	29,473
BRF Invicta	-	131,926	-	-	-	18,219	150,145
Dánica	-	4,079	-	-	-	(988)	3,091
Eclipse Holding Cooperatief	-	1,315	-	-	-	(318)	997
Eleva Alimentos	-	808,140	-	-	-	-	808,140
Federal Foods LLC	-	63,843	-	-	-	10,577	74,420
Federal Foods Qatar L.L.C	-	313,189	-	-	-	51,865	365,054
GFS Group	-	771,604	-	-	-	114,104	885,708
GQFE - Golden Quality Foods Europe	-	2,779	-	-	-	374	3,153
Incubatório Paraíso	-	656	-	-	-	-	656
Invicta Food Group	-	715	-	-	-	99	814
Paraíso Agroindustrial	-	16,751	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	7,636
Quickfood	-	97,133	-	-	-	(23,523)	73,610
Sadia	-	1,214,036	-	-	-	-	1,214,036
Universal Meats Ltd.	-	51,979	-	-	-	7,178	59,157
Import quotas	-	111,731	-	-	-	15,429	127,160
Outgrowers relationship	-	15,022	-	-	-	-	15,022
Trademarks	-	1,649,910	-	-	-	(69,540)	1,580,370
Patents	-	6,867	39	-	(130)	(103)	6,673
Customer relationship	-	1,220,801	-	-	-	85,107	1,305,908
Supplier relationship	-	2,049	-	-	-	307	2,356
Software	-	516,308	892	(120,474)	105,883	1,993	504,602
		7,776,959	24,070	(120,474)	105,753	208,750	7,995,058

Amortization
Non-compete agreement	37.83%	(23,501)	(12,471)	-	-	78	(35,894)
Import quotas	73.24%	(93,139)	(12,359)	-	-	(14,343)	(119,841)
Outgrowers relationship	13.15%	(9,590)	(981)	-	-	-	(10,571)
Patents	20.00%	(4,886)	(504)	-	-	108	(5,282)
Customer relationship	7.60%	(154,530)	(49,927)	-	-	(20,134)	(224,591)
Supplier relationship	5.00%	(102)	(55)	-	-	(21)	(178)
Software	27.41%	(293,575)	(63,250)	120,474	234	221	(235,896)
		(579,323)	(139,547)	120,474	234	(34,091)	(632,253)
		7,197,636	(115,477)	-	105,987	174,659	7,362,805

For the six-month period ended June 30, 2018, Management did not identify and event that could indicate an impairment of such assets

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

18.         LOANS AND FINANCING

	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	06.30.18	Captured	Amortization	Interest paid	Interest accrued	Exchange rate variation	Current	Non-current	12.31.17
Local currency

Working capital	6.95% (7.78% on 12.31.17)	6.95% (7.78% on 12.31.17)	0.7	1,701,393	717,764	2,419,157	377,100	(403,375)	(32,680)	92,894	-	1,461,324	923,894	2,385,218

Certificate of agribusiness receivables	96.51% of CDI / IPCA + 5.90% (96.51% of CDI / IPCA + 5.90% on 12.31.17)	7.11% (7.41% on 12.31.17)	1.9	2,115,857	697,048	2,812,905	-	-	(58,598)	100,863	-	1,076,870	1,693,770	2,770,640

Development bank credit lines	Fixed rate / Selic / TJLP + 1.63% (Fixed rate / Selic / TJLP + 1.48% on 12.31.17)	6.17% (6.78% on 12.31.17)	1.4	287,372	127,092	414,464	-	(160,018)	(11,943)	16,343	-	313,311	256,771	570,082

Bonds	(7.75% on 12.31.17)	(7.75% on 12.31.17)	-	-	-	-	-	(500,000)	(19,375)	15,573	-	503,802	-	503,802

Export credit facility	104.62% of CDI (100.35% on 12.31.17)	7.64% (6.91% on 12.31.17)	2.2	1,922,451	1,584,359	3,506,810	1,621,124	-	(64,036)	60,524	-	39,198	1,850,000	1,889,198

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.17)	11.83% (4.36% on 12.31.17)	1.7	1,847	256,610	258,457	-	-	(5,789)	14,880	-	3,532	245,834	249,366

Fiscal incentives	2.40% (2.40% on 12.31.17)	2.40% (2.40% on 12.31.17)	0.5	3,896	-	3,896	26,600	(26,280)	(193)	203	-	3,566	-	3,566

				6,032,816	3,382,873	9,415,689	2,024,824	(1,089,673)	(192,614)	301,280	-	3,401,603	4,970,269	8,371,872

Foreign currency

Bonds	3.55% (3.50% on 12.31.17) + e.r. US$ and EUR	3.55% (3.50% on 12.31.17) + e.r. US$ and EUR	4.1	18,432	4,548,205	4,566,637	-	-	(128,759)	104,438	615,537	40,111	3,935,310	3,975,421

Export credit facility	LIBOR + 1.27% (LIBOR + 1.58% on 12.31.17) + e.r. US$	4.81% (4.04% on 12.31.17) + e.r. US$	1.5	711,926	381,754	1,093,680	-	(266,315)	(36,369)	26,096	174,396	594,039	601,833	1,195,872

Development bank credit lines	UMBNDES + 1.73% (UMBNDES + 1.73% on 12.31.17) + e.r. US$ and other currencies	6.22% (6.22% on 12.31.17) + e.r. US$ and other currencies	0.9	2,081	160	2,241	-	(1,617)	(170)	455	-	2,614	959	3,573

				732,439	4,930,119	5,662,558	-	(267,932)	(165,298)	130,989	789,933	636,764	4,538,102	5,174,866
				6,765,255	8,312,992	15,078,247	2,024,824	(1,357,605)	(357,912)	432,269	789,933	4,038,367	9,508,371	13,546,738

(1)     Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	06.30.18	Captured	Amortization	Interest paid	Interest accrued	Exchange rate variation	Current	Non-current	12.31.17
Local currency

Working capital	6.91% (7.79% on 12.31.17)	6.91% (7.79% on 12.31.17)	0.7	1,823,103	717,765	2,540,868	430,260	(500,268)	(41,435)	96,948	-	1,631,469	923,894	2,555,363

Certificate of agribusiness receivables	96.51% of CDI / IPCA + 5,90% (96.51% of CDI / IPCA + 5,90% on 12.31.17)	7.11% (7.41% on 12.31.17)	1.9	2,125,487	1,477,048	3,602,535	-	-	(93,998)	124,881	-	1,097,882	2,473,770	3,571,652

Development bank credit lines	Fixed rate / Selic / TJLP + 1.63% (Fixed rate / Selic / TJLP + 1.48% on 12.31.17)	6.17% (6.78% on 12.31.17)	1.4	287,372	127,092	414,464	-	(160,018)	(11,943)	16,343	-	313,311	256,771	570,082

Bonds	(7.75% on 12.31.17)	(7.75% on 12.31.17)	-	-	-	-	-	(500,000)	(19,375)	15,573	-	503,802	-	503,802

Export credit facility	104.62% of CDI (100.35% on 12.31.17)	7.64% (6.91% on 12.31.17)	2.2	1,922,451	1,584,359	3,506,810	1,621,124	-	(64,036)	60,524	-	39,198	1,850,000	1,889,198

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.17)	11.83% (4.36% on 12.31.17)	1.7	1,847	256,610	258,457	-	-	(5,789)	14,880	-	3,532	245,834	249,366

Fiscal incentives	2.40% (2.40% on 12.31.17)	2.40% (2.40% on 12.31.17)	0.5	3,896	-	3,896	26,600	(26,280)	(193)	203	-	3,566	-	3,566

				6,164,156	4,162,874	10,327,030	2,077,984	(1,186,566)	(236,769)	329,352	-	3,592,760	5,750,269	9,343,029

Foreign currency

Bonds	4.14% (4.08% on 12.31.17) + e.r. US$, EUR and ARS	4.14% (4.08% on 12.31.17) + e.r. US$, EUR and ARS	4.9	88,624	9,723,308	9,811,932	-	(9,615)	(261,068)	248,863	1,303,831	105,080	8,424,841	8,529,921

Export credit facility	LIBOR + 1.57% (LIBOR + 1.85% on 12.31.17) + e.r. US$	3.65% (3.35% on 12.31.17) + e.r. US$	2.4	714,965	1,057,232	1,772,197	8,395	(678,202)	(50,223)	38,990	302,509	953,502	1,197,226	2,150,728

Development bank credit lines	UMBNDES + 1.73% (UMBNDES + 1.73% on 12.31.17) + e.r. US$ and other currencies	6.22% (6.22% on 12.31.17) + e.r. US$ and other currencies	0.9	2,080	160	2,240	-	(1,617)	(170)	455	-	2,613	959	3,572

Working capital	31.71% (23.10% on 12.31.17) + e.r. ARS / + e.r US$	31.71% (23.10% on 12.31.17) + e.r. ARS / + e.r US$	0.6	289,168	26,060	315,228	597,972	(403,103)	(3,103)	27,766	(72,192)	128,156	39,732	167,888

Working capital	18.19% (15.95% on 12.31.17) + e.r TRY	18.19% (15.95% on 12.31.17) + e.r TRY	0.7	214,143	42,020	256,163	106,819	(106,252)	(10,009)	18,369	(2,004)	249,240	-	249,240

				1,308,980	10,848,780	12,157,760	713,186	(1,198,789)	(324,573)	334,443	1,532,144	1,438,591	9,662,758	11,101,349
				7,473,136	15,011,654	22,484,790	2,791,170	(2,385,355)	(561,342)	663,795	1,532,144	5,031,351	15,413,027	20,444,378

(1)       Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The main characteristics of loan and financing agreements entered into by the Company were disclosed in note 19 of financial statements for the year ended December 31, 2017.

On June 30, 2018, the Company did not have financial covenants clauses related to its loan agreements.

18.1.     Export credit facilities

Denominated in Reais with semi-annual payments of interest and payment installments of principal or total amortization maturity and with a maturing 2023. The resources from those lines are utilized to finance export activities and Company´s working capital.

18.2.     Loans and financing maturity schedule

The maturity schedule of the loans and financing balances is as follows:

	Parent company	Consolidated
	06.30.18	06.30.18
2018	2,030,220	2,562,703
2019	5,532,923	5,746,750
2020	703,972	1,896,860
2021	404,059	436,834
2022	3,100,510	3,787,783
2023 onwards	3,306,563	8,053,860
	15,078,247	22,484,790

18.3.     Guarantees

	Parent company		Consolidated
	06.30.18	12.31.17	06.30.18	12.31.17
Total of loans and financing	15,078,247	13,546,738	22,484,790	20,444,378
Mortgage guarantees	420,601	577,218	420,601	577,218
Related to FINEM-BNDES	342,547	462,842	342,547	462,842
Related to tax incentives and other	78,054	114,376	78,054	114,376

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on June 30, 2018 totaled R$11,647 (R$17,306 as of December 31, 2017) (see note 28.1).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee as of June 30, 2018 totaled R$55,239 (R$87,062 as of December 31, 2017).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

On June 30, 2018, the Company contracted bank guarantees in the amount of R$881,391 (R$1,477,817 as of December 31, 2017) offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 1.29% p.a. (1.09% p.a. as of December 31, 2017).

18.4.     Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchase of raw materials, such as corn and soymeal, where the agreed prices can be fixed or to be fixed. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of the agreements at the date of these financial statements are set forth below:

	Parent company	Consolidated
	06.30.18	06.30.18
2018	3,653,688	4,460,898
2019	1,386,253	1,730,391
2020	343,352	410,451
2021	202,246	224,746
2022	105,506	115,543
2023 onwards	128,257	178,428
	5,819,302	7,120,457

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

19.         TRADE ACCOUNTS PAYABLE

	Parent company		Consolidated
	06.30.18	12.31.17	06.30.18	12.31.17
Domestic suppliers
Third parties	3,756,662	4,018,460	4,233,683	4,451,090
Related parties	240,959	53,064	8,231	16,592
	3,997,621	4,071,524	4,241,914	4,467,682

Foreign suppliers
Third parties	647,707	605,078	2,041,138	2,030,596
Related parties	220	3,375	-	-
	647,927	608,453	2,041,138	2,030,596

(-) Adjustment to present value	(39,652)	(44,595)	(46,770)	(52,792)
	4,605,896	4,635,382	6,236,282	6,445,486

For the six-month period ended June 30, 2018, the days payable outstanding is 91 days (97 days on December 31, 2017).

On the suppliers balance as of June 30, 2018, R$1,579,396 in the parent company and R$1,780,134 in the consolidated (R$1,596,448 in the parent company and R$1,787,714 in the consolidated as of December 31, 2017) corresponds to the supply chain finance transactions on which there were no changes in the payment terms and prices negotiated with the suppliers.

The information on accounts payable involving related parties is set forth in note 28. The trade accounts payable to related parties refer to transactions with associates UP! in domestic market.

20.         SUPPLY CHAIN FINANCE

	Parent company		Consolidated
	06.30.18	12.31.17	06.30.18	12.31.17
Supply chain finance - Domestic suppliers	538,971	476,698	613,607	518,417
Supply chain finance - Foreign suppliers	210,767	172,216	210,767	196,772
	749,738	648,914	824,374	715,189

The Company has partnerships with several financial institutions that allow the suppliers to anticipate their receivables. The suppliers do have the freedom to choose whether to anticipate or not and, if positive, with which institution. The anticipation allows the suppliers to better manage their cash flow needs. This flexibility allows the Company to intensify its commercial relations with the network of suppliers by potentially leveraging benefits such as preference for supply in case of restricted supply, better price conditions and / or more flexible payment terms, among others.

The Company has not identified a material change in the existing commercial conditions with its suppliers.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

As such, these transactions are set forth in the operating cash flows.

On June 30, 2018, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the internal market were set between 0.54% to 0.77% p.m. (0.57% to 0.84% p.m. on December 31, 2017).

On June 30, 2018, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the external market were set between 0.26% to 0.34% p.a. (0.19% to 0.29% p.m. on December 31, 2017).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

21.         DERIVATIVE FINANCIAL INSTRUMENTS

	Parent company		Consolidated
	06.30.18	12.31.17	06.30.18	12.31.17

Derivatives designated as hedge accounting
Assets
Non-deliverable forward (NDF)	367	663	367	1,138
Currency option contracts	18,767	20,262	19,652	23,542
Commodities (corn) non-deliverable forward (NDF)	20,873	783	20,873	783
Corn future contracts - B3	-	24	-	24
Corn option contracts - B3	-	789	-	789
Commodities (soybean) non-deliverable forward (NDF)	1,396	1,056	1,396	1,056
Commodities (soybean meal) non-deliverable forward (NDF)	1,856	-	1,856	-
Commodities (soybean oil) non-deliverable forward (NDF)	-	123	-	123
	43,259	23,700	44,144	27,455

Liabilities
Non-deliverable forward of currency (NDF)	(126,863)	(5,846)	(134,749)	(6,769)
Currency option contracts	(238,656)	(22,851)	(257,355)	(25,916)
Commodities (corn) non-deliverable forward (NDF)	(5,275)	(4,593)	(5,275)	(4,593)
Corn future contracts - B3	(1,138)	-	(1,138)	-
Corn option contracts - B3	-	(554)	-	(554)
Commodities (soybean) non-deliverable forward (NDF)	(9,596)	-	(9,596)	-
Commodities (soybean meal) non-deliverable forward (NDF)	(7,064)	(3,015)	(7,064)	(3,015)
Soybean meal option contracts	(1,090)	(1,488)	(1,090)	(1,488)
Commodities (soybean oil) non-deliverable forward (NDF)	(9,910)	(112)	(9,910)	(112)
Exchange rate contracts currency (Swap)	-	(155,496)	(2,580)	(166,343)
	(399,592)	(193,955)	(428,757)	(208,790)

Derivatives not designated as hedge accounting
Assets
Non-deliverable forward of currency (NDF)	29,785	239	32,250	36,412
Currency future contracts - B3	3,836	-	3,836	-
Currency option contracts	-	-	789	1,476
Exchange rate contracts currency (Swap)	54,273	25,193	54,273	25,193
	87,894	25,432	91,148	63,081

Liabilities
Non-deliverable forward of currency (NDF)	(510)	(1,964)	(510)	(1,964)
Currency future contracts - B3	-	(249)	-	(249)
Currency option contracts	-	-	(756)	(2,037)
Swap (index / currency / stocks)	(320,513)	(86,451)	(320,513)	(86,451)
	(321,023)	(88,664)	(321,779)	(90,701)

Current assets	131,153	49,132	135,292	90,536
Current liabilities	(720,615)	(282,619)	(750,536)	(299,491)

The collateral given in the transactions set forth above are disclosed in note 7.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

22.         LEASES

The Company is lessee in several contracts, which can be classified as operating or finance lease.

22.1.     Operating lease

The minimum future payments of non-cancellable operating lease are set forth below:

	Parent company	Consolidated
	06.30.18	06.30.18
2018	205,897	242,822
2019	119,963	128,958
2020	38,304	42,959
2021	29,398	30,106
2022	25,625	26,061
2023 onwards	83,097	83,628
	502,284	554,534

The payments of operating lease agreements recognized as expense in the six-month ended June 30, 2018 amounted to R$90,300 in the parent company and R$159,438 in the consolidated (R$84,847 in the parent company and R$155,450 in the consolidated in the same period of the previous year) and in the three-month period ended June 30, 2018 amounted R$42,090 in the parent company and R$79,681 in the consolidated (R$39,107 in the parent company and R$74,110 in the consolidated in the same period of last year.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

22.2.     Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings, set forth below:

		Parent company		Consolidated
	Weighted average depreciation rate (p.a.) (1)	06.30.18	12.31.17	06.30.18	12.31.17
Cost
Machinery and equipment		116,273	91,923	127,110	98,138
Software		68,210	97,083	68,210	97,083
Vehicles		-	-	207	269
Land		-	-	1,075	1,419
Buildings		214,171	216,560	215,895	218,835
Facilities		14,492	14,692	14,492	14,692
		413,146	420,258	426,989	430,436

Accumulated depreciation
Machinery and equipment	35.12%	(52,661)	(42,930)	(55,992)	(45,273)
Software	39.09%	(33,444)	(84,578)	(33,444)	(84,578)
Vehicles	20.00%	-	-	(149)	(171)
Buildings	7.71%	(66,454)	(58,836)	(66,740)	(59,134)
Facilities	6.67%	(1,208)	(719)	(1,208)	(719)
		(153,767)	(187,063)	(157,533)	(189,875)
		259,379	233,195	269,456	240,561

(1)     The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº 645/10.

The minimum future payments required for these finance leases are segregated as follows, and were recorded in current and non-current liabilities:

	Parent company
	06.30.18
	Present value of minimum payments	Interest	Minimum future payments
2018	53,884	10,034	63,918
2019	56,119	19,574	75,693
2020	37,513	14,671	52,184
2021	20,992	8,427	29,419
2022	16,061	7,551	23,612
2023 onwards	69,706	43,875	113,581
	254,275	104,132	358,407

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	06.30.18
	Present value of minimum payments	Interest	Minimum future payments
2018	64,476	14,512	78,988
2019	57,093	21,308	78,401
2020	37,816	15,550	53,366
2021	21,219	8,682	29,901
2022	17,429	8,241	25,670
2023 onwards	69,706	43,875	113,581
	267,739	112,168	379,907

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

The Company also has commitments regarding financial leases, related to a built to suit agreement for the construction of facilities which will be build by third parties. The agreements terms will be 13 years from the signing date as well as the charge of rent expenses. If the Company defaults on its obligations, it will be subject to fines and/or acceleration of rent outstanding installments falling due, according to the terms of the contract.

The estimated schedule of future payments related to this agreement is set forth below:

Parent company and Consolidated
06.30.18
2019	9,423
2020	9,423
2021	9,423
2022	9,423
2023 onwards	84,806
122,498

23.         SHARE-BASED PAYMENT

The rules of the stock options plan granted to executives were disclosed in the financial statements for the year ended December 31, 2017 (note 24) and are unchanged for this period.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The breakdown of the outstanding granted options is set forth as follows:

Date			Quantity		Grant (1)	Strike price (1)
Grant date	Beggining of exercise period	End of the exercise period	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

Plan I
04.04.14	04.03.15	04.03.19	1,552,564	407,556	12.56	44.48	56.61
05.02.14	05.01.15	05.01.19	1,610,450	437,185	14.11	47.98	60.66
12.18.14	12.17.15	12.17.19	5,702,714	1,674,170	14.58	63.49	78.20
			8,865,728	2,518,911

Plan II
04.26.16	04.30.17	12.30.22	8,724,733	2,641,650	9.21	56.00	59.90
05.31.16	05.31.17	12.30.22	3,351,220	1,850,870	10.97	46.68	49.54
03.30.17	03.30.18	12.29.23	863,528	511,069	9.45	38.43	39.55
05.30.18	05.31.19	05.29.23	150,000	150,000	14.11	23.13	23.13
			13,089,481	5,153,589
			21,955,209	7,672,500

(1)     Amounts expressed in Brazilian Reais

The breakdown of the outstanding granted restricted options is set forth as follows:

Date		Quantity		Grant (1)
Grant	Term of acquisition of right	Shares granted	Outstanding shares	Fair value of the shares
Restricted stock plan
08.31.17	08.31.19	716,846	604,029	41.85
04.26.18	04.26.20	276,000	276,000	22.29
06.14.18	06.14.20	270,000	270,000	20.00
		1,262,846	1,150,029

(1)     Amounts expressed in Brazilian Reais

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The rollforward of the outstanding granted options for the year ended June 30, 2018 is set forth as follows:

Consolidated

Outstanding options as of December 31, 2017	12,872,189
Issued - grant of 2018
June 2018 - (Restricted stock plan)	270,000
April 2018 - (Restricted stock plan)	276,000
May 2018	150,000
Exercised:
Exercised on April 2018 (Restricted stock plan)	(200,100)
Forfeiture:
Grant of 2017	(415,144)
Grant of 2017 (Restricted stock)	(102,791)
Grant of 2016	(2,185,740)
Grant of 2014	(1,661,372)
Grant of 2014	(75,645)
Grant of 2013	(304,968)
Outstanding options as of June 30, 2018	8,622,429

The weighted average exercise prices of the outstanding options conditioned to services is R$59.19 (fifty-nine Brazilian Reais and nineteen cents), and the weighted average of the remaining vesting period is 43 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$253,907 (R$261,836 as of December 31, 2017). In the statement of income to the six-month period ended June 30, 2018 the amount of R$7,929 (R$7,099 in the same period of the previous year) and in the three-month period ended June 30, 2018 the amount of R$7,452 (R$3,492 in the same period of the previous year).

During the six-month period ended on June 30, 2018, was exercised for the Company executive 200,100 stock options, to the average price of R$22.29 (twenty-two reais and twenty-nine cents) totaling R$4,460. The Company, to honor this commitment, utilized stock options on treasury with average cost of acquisition of R$53.60 (fifty-three reais and sixty cents), totaling R$10,725, having recorded in the disposal of these shares a loss of R$6,265, recorded as a capital reserve.

24.         EMPLOYEES BENEFITS PLANS

The Company offers pension and other post-employment plans to the employees. The characteristics of such benefits were disclosed in the annual financial statements for the year ended December 31, 2017 (note 25) and have not been changed during this period.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The actuarial liabilities are presented below:

	Parent company		Consolidated
	Liabilities		Liabilities
	06.30.18	12.31.17	06.30.18	12.31.17
Medical assistance	138,932	132,495	139,301	132,845
F.G.T.S. Penalty (1)	150,930	142,673	170,719	161,342
Award for length of service	47,398	44,640	52,393	49,328
Other	29,546	28,071	53,888	51,273
	366,806	347,879	416,301	394,788

Current	76,610	76,610	85,185	85,185
Non-current	290,196	271,269	331,116	309,603

(1)     FGTS – Government Severance Indemnity Fund for Employee

The Company estimated costs for the year 2018, according to an appraisal report prepared in 2017 by an actuarial expert and recorded in statement of income for the six-month period ended June 30, 2018 in counterpart to comprehensive income an expense of R$10,976 in the parent company and consolidated (expense of R$13,052 in the same period of the previous year) and R$5,456 for the three-month period ended June 30, 2018 in the parent company and the consolidated (R$6,743 in the parent company and consolidated in the same period of the previous year).

25.         PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor risks.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s management, based on legal advice and reasonably reflect the estimated probable losses.

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation Nº 594/09 is sufficient to cover estimated losses related to its legal proceedings, as set forth below:

25.1.     Contingencies for probable losses

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The rollforward of the provisions for tax, civil and labor risks is summarized below:

	Parent company
	Tax	Labor	Civil, commercial and other	Contingent liabilities	Total
					06.30.18
Beginning balance	272,879	508,923	363,138	370,400	1,515,340
Additions	2,064	157,823	5,103	-	164,990
Reversals	(1,033)	(120,742)	(115,707)	(647)	(238,129)
Payments	(3,475)	(138,832)	(13,189)	-	(155,496)
Price index update	9,049	58,851	9,375	-	77,275
Ending balance	279,484	466,023	248,720	369,753	1,363,980

Current					439,344
Non-current					924,636

	Consolidated
	Tax	Labor	Civil, commercial and other	Contingent liabilities	Total
					06.30.18
Beginning balance	303,388	691,724	407,451	370,642	1,773,205
Additions	12,053	230,476	12,876	-	255,405
Reversals	(20,922)	(227,483)	(137,963)	(647)	(387,015)
Payments	(3,475)	(151,223)	(13,351)	-	(168,049)
Price index update	9,049	70,164	10,074	-	89,287
Exchange rate variation	(5,322)	(22,804)	(5,454)	(58)	(33,638)
Ending balance	294,771	590,854	273,633	369,937	1,529,195

Current					460,013
Non-current					1,069,182

25.2.     Contingencies for possible losses

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision was recorded. On June 30, 2018, the total amount of the possible contingencies was R$13,966,444 (R$13,278,353 as of December 31, 2017), of which R$369,937 (R$370,642 as of December 31, 2017) was recorded at fair value as a result of business combinations with Sadia, Avex and Dánica group, according to the requirements of paragraph 23 of CVM Deliberation Nº 665/11, set forth in the table above. The main natures of these contingencies were properly disclosed in the annual statements for the year ended December 31, 2017 (note 26.2).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

26.         SHAREHOLDERS’ EQUITY

26.1.     Capital stock

On June 30, 2018, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 812,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common shares, in book-entry form without par value.

26.2.     Breakdown of capital stock by nature

	Consolidated
	06.30.18	12.31.17
Common shares	812,473,246	812,473,246
Treasury shares	(1,133,601)	(1,333,701)
Outstanding shares	811,339,645	811,139,545

26.3.     Rollforward of outstanding shares

	Consolidated
		Quantity of outstanding of shares
	06.30.18	12.31.17
Shares at the beggining of the period	811,139,545	799,005,245
Sale of treasury shares	200,100	12,134,300
Shares at the end of the period	811,339,645	811,139,545

26.4.     Treasury shares

The Company has 1,333,601 (1,333,701 as of December 31, 2017) shares in treasury, with an average cost of R$53.60 (fifty-three Brazilian Reais and sixty cents) per share, with a market value of R$18.00 (eighteen Brazilian Reais) per each share corresponding to the total of R$20,405, market value of R$36.60 (thirty-six Brazilian Reais and sixty cents for each share corresponding to the total amount of R$48,813 as of December 31, 2017).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
		Quantity of outstanding of shares
	06.30.18	12.31.17
Shares at the beggining of the period	1,333,701	13,468,001
Sale of treasury shares	(200,100)	(12,134,300)
Shares at the end of the period	1,133,601	1,333,701

27.          LOSS PER SHARE

		Parent company
	April to June 2018	January to June 2018	April to June 2017	January to June 2017
Basic numerator
Loss for the period attributable to controlling shareholders	(1,584,918)	(1,709,240)	(167,311)	(448,745)

Basic denominator
Common shares	812,473,246	812,473,246	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	811,284,062	811,211,404	799,005,245	799,005,245
Loss per share basic - R$	(1.95359)	(2.10702)	(0.20940)	(0.56163)

Diluted numerator
Loss fot the period attributable to controlling shareholders	(1,584,918)	(1,709,240)	(167,311)	(448,745)

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	811,284,062	811,211,404	799,005,245	799,005,245
Weighted average number of outstanding shares - diluted	811,284,062	811,211,404	799,005,245	799,005,245
Loss per share diluted - R$	(1.95359)	(2.10702)	(0.20940)	(0.56163)

Diluted result is calculated considering the numbers of dilutive potential ordinary shares (stock options). However, due to loss disclosed for the six-month period ended June 30, 2018 and 2017, the numbers of dilutive potential ordinary shares (stock options) has antidilutive effect and therefore was not considered in the calculation of diluted loss per share.

28.         RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed based on contracts, on market or commutative conditions for similar transactions.

All the relationships between the Company and its subsidiaries were disclosed irrespectively of the existence or not of transactions between these parties.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

Specifically, to transactions of the purchase, sale and industrialization, which are commutative between BRF SA and SHB (a wholly-owned subsidiary of One Foods), and, sharing of costs, prices are determined based on cost plus tax impacts, in order to preserve the value chain of the companies.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

28.1.     Transactions and balances

The balances of the transactions with the related parties are as follow:

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Loan contracts	Trade accounts payable		Advance for future capital increase		Other rights		Other obligations
	06.30.18	12.31.17	06.30.18	12.31.17	12.31.17	06.30.18	12.31.17	06.30.18	12.31.17	06.30.18	12.31.17	06.30.18		12.31.17

Al-Wafi Food Products Factory LLC	-	-	-	-	-	(71)	(62)	-	-	30	31	(887)		(945)
Avex S.A.	147,417	107,018	-	-	-	-	-	-	-	25,468	25,468	-		-
Banvit	-	-	-	-	-	-	-	-	-	47	-	-		-
BFF International Ltd.	-	-	-	-	-	-	-	-	-	2,103	1,804	-		-
BRF Al Yasra	-	-	-	-	-	-	-	-	-	-	-	(3,823)		(3,279)
BRF Energia S.A.	-	-	27	27	-	(11,113)	-	1,205	1,205	-	-	-		-
BRF Foods GmbH	-	350	-	-	-	-	(52)	-	-	-	-	-		-
BRF Foods GmbH - Branch	-	-	-	-	-	-	-	-	-	-	402	(1,657)		(1,422)
BRF Foods LLC	-	-	-	-	-	-	-	-	-	436	397	-		-
BRF Global GmbH	2,620,602	4,700,124	-	-	-	-	(3,048)	-	-	-	-	(3,665,855)	(1)	(4,793,195)
BRF GmbH	-	-	-	-	-	(17)	(15)	-	-	-	-	(1,588)		(1,355)
BRF Hong Kong	-	351	-	-	-	-	-	-	-	-	-	-		-
BRF Pet S.A.	241	76	438	438	-	-	-	-	-	-	-	-		-
BRF Thailand Ltd.	-	-	-	-	-	-	-	-	-	212	-	-		-
Campo Austral	33,890	27,548	-	-	-	-	-	-	-	-	-	-		-
Federal Foods	-	-	-	-	-	-	-	-	-	-	-	(78)		(67)
Federal Foods Catar	-	-	-	-	-	-	-	-	-	-	-	(135)		(116)
FFM Further	-	-	-	-	-	-	-	-	-	70	70	-		-
Highline International Ltd.	-	-	-	-	-	-	-	-	-	-	-	(7,032)		(6,033)
One Foods Holdings	-	-	-	-	-	-	-	-	-	5,347	4,266	-		-
Perdigão International Ltd.	-	-	-	-	(33,648)	-	-	-	-	-	-	(869,135)	(1)	(754,402)
Quickfood S.A.	29,572	9,704	-	-	-	-	(83)	163,393	163,393	-	-	(23,289)		(29,399)
Sadia Alimentos S.A.	16,665	16,665	-	-	-	(132)	(115)	-	-	-	-	-		-
Sadia Chile S.A.	130,984	94,620	-	-	-	-	-	-	-	-	-	-		-
Sadia Uruguay S.A.	7,589	6,128	-	-	-	-	-	-	-	-	-	-		-
SHB Com. e Ind. de Alim. S.A	1,443,921	829,303	-	-	-	(221,615)	(36,472)	-	-	201,383	294,663	(1,870)		(62,591)
UP! Alimentos Ltda.	2,274	2,583	-	6,190	-	(8,231)	(16,592)	-	-	2,544	5,107	-		(5)
VIP S.A. Empreendimentos e Partic. Imob.	-	-	698	697	-	-	-	-	-	-	-	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-	-	-	-	-	-	-	-	-	191	178	-		-
Edavila Consultoria Empresarial Eireli	-	-	-	-	-	-	-	-	-	-	-	-		(40)
Total	4,433,155	5,794,470	1,163	7,352	(33,648)	(241,179)	(56,439)	164,598	164,598	237,831	332,386	(4,575,349)		(5,652,849)

(1)           The amount corresponds to advances for export pre-payment, usual operation between the productive units in Brazil with the wholly-owned subsidiary BRF Global GmbH that operates as a trading in the European market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		Revenue				Financial results, net				Purchases
	April to June 2018	January to June 2018	April to June 2017	January to June 2017	April to June 2018	January to June 2018	April to June 2017	January to June 2017	April to June 2018	January to June 2018	April to June 2017	January to June 2017

Avex S.A.	19,875	38,447	7,997	29,528	-	-	-	-	(159)	(427)	(134)	(268)
BRF Energia S.A.	-	-	-	-	-	-	-	-	(53,695)	(108,293)	(59,184)	(68,853)
BRF Foods GmbH	-	-	-	2,748	-	-	-	-	-	-	-	-
BRF Global GmbH	1,079,799	2,215,715	1,343,474	2,862,018	(19,718)	(33,291)	(26,858)	(56,132)	-	-	-	-
BRF Hong Kong	-	-	176	351	-	-	-	-	-	-	-	-
BRF Pet S.A.	153	153	-	-	-	-	-	-	-	-	-	-
Campo Austral	2,456	5,475	10,717	16,923	-	-	-	-	-	-	-	-
Perdigão International Ltd.	-	-	-	-	(11,608)	(22,358)	(14,120)	(27,776)	-	-	-	-
Quickfood S.A.	9,204	19,869	10,130	32,159	-	-	-	-	(324)	(585)	(490)	(657)
Sadia Alimentos S.A.	-	-	118	1,754	-	-	-	-	-	-	-	-
Sadia Chile S.A.	19,342	53,300	30,662	63,679	-	-	-	-	-	-	-	-
Sadia Uruguay S.A.	7,227	10,337	3,151	6,276	-	-	-	-	-	-	-	-
SHB Com. e Ind. de Alim. S.A	745,395	1,506,331	733,372	1,793,989	-	-	-	-	(506,925)	(1,013,953)	(432,010)	(1,017,129)
UP! Alimentos Ltda.	2,820	6,652	3,619	7,234	-	-	-	-	(27,236)	(63,665)	(50,892)	(101,404)
Corall Consultoria LTDA.	-	-	-	-	-	-	-	-	-	-	(3)	(3)
Instituto de Desenvolvimento Gerencial S.A.	-	-	-	-	-	-	-	-	-	-	(910)	(910)
Edavila Consultoria Empresarial Eireli (1)	-	-	-	-	-	-	-	-	-	(40)	(200)	(240)
Total	1,886,271	3,856,279	2,143,416	4,816,659	(31,326)	(55,649)	(40,978)	(83,908)	(588,339)	(1,186,963)	(543,823)	(1,189,464)

(1)       Entity on which BRF has no equity interest, but have relationship with the Board of Directors, and provided services to the Company related international marketing and innovation.

All companies set forth in note 1.1, which describes the relationship with BRF as well as the nature of the operations of each entity, are controlled by BRF, except for UP! Alimentos, PP-BIO, PR-SAD and SATS BRF which are associates or joint ventures.

The Company also recorded a liability in the amount of R$2,523 (R$3,749 as of December 31, 2017) related to the fair value of the guarantees offered to BNDES concerning a loan made by Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of June 30, 2018 the Company recorded a payable to this entity of R$9,124 included in other liabilities (R$13,557 as of December 31, 2017).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company entered loans agreement with its subsidiaries. Below is a summary of the balances and rates charged for the transactions at the balance sheet date:

Counterparty			Balance	Interest rate (p.a.)
Creditor	Debtor	Currency	06.30.18

BRF GmbH	BRF Global GmbH	US$	1,210,902	4.2%
BRF GmbH	Federal Foods Qatar	US$	529,242	2.5%
BRF GmbH	Perdigão International Ltd.	US$	336,072	3.9%
Perdigão International Ltd.	BRF GmbH	US$	249,752	5.2%
Sadia International Ltd.	Wellax Food Logistics	US$	224,826	1.5%
BRF Invicta Food	BRF Invicta	GBP	208,663	1.8%
Perdigão International Ltd.	BRF Global GmbH	US$	182,529	3.2%
BRF GmbH	BRF Global GmbH	EUR	168,966	0.9%
Qualy 5201 B.V.	BRF Holland B.V.	EUR	95,170	0.6%
BRF GmbH	BRF Foods LLC	US$	81,967	2.5%
BRF Holland B.V.	BRF B.V.	EUR	51,613	0.0%
Wellax Food Logistics	BRF GmbH	US$	26,996	3.9%
BRF Foods GmbH	One Foods Holdings	US$	21,874	2.7%
BRF GmbH	BRF Hong Kong	US$	12,137	3.6%
BRF GmbH	Sadia International Ltd.	US$	5,901	5.2%
Golden Quality Foods Europe	BRF Holland B.V.	EUR	5,348	0.6%
Perdigão International Ltd.	BRF Foods LLC	US$	4,794	1.0%
BRF GmbH	BFF International	US$	3,937	4.8%
Invicta Food Product	BRF Wrexam	GBP	3,517	1.8%
BRF Holland B.V.	BRF Wrexam	GBP	2,953	3.0%
Wellax Food Logistics	BRF Foods LLC	US$	2,620	7.0%
Golden Quality Foods Netherlands	BRF Holland B.V.	EUR	2,387	0.6%
BRF GmbH	BRF Austria Gmbh	US$	935	4.0%
Campo Austral S.A.	Buenos Aires Fortune S.A.	ARS	873	20.0%
Invicta Foods Limited	Invicta Food Group Limited	GBP	460	1.0%
Eclipse Holding Cooperatief	Eclipse LATAM Holdings	EUR	338	20.0%
Avex S.A.	Buenos Aires Fortune S.A.	ARS	80	20.0%
Campo Austral S.A.	Itega	ARS	32	20.0%

28.2.     Other Related Parties

The Company leased properties owned by Fundação Attílio Francisco Xavier Fontana (“FAF”). For the six-month period ended June 30, 2018, the total amount paid as rent was R$8,462 (R$7,678 in the same period of the previous year) and for the three-month period ended June 30, 2018 was R$4,231 (R$4,040 in the same period of the previous year). The rent value was set based on market conditions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

28.3.     Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 18.2.

28.4.     Management remuneration

Key management personnel include board members, statutory directors and the head of internal audit.

The total remuneration and benefits paid to these professionals are set forth below:

		Consolidated
	April to June 2018	January to June 2018	April to June 2017	January to June 2017
Salary and profit sharing	13,346	24,865	7,334	14,170
Short term benefits (1)	16	20	59	117
Private pension	112	234	114	281
Post-employment benefits	55	78	45	49
Termination benefits	2,422	5,444	1,423	2,263
Share-based payment	1,749	3,672	3,967	8,773
	17,700	34,313	12,942	25,653

(1)     Comprises:  Medical assistance, educational expenses and others.

In addition, the executive officers who are also an integral part of the key management personnel received between remuneration and benefits the total amount of R$20,521 for six-month period ended June 30, 2018 (R$8,586 in the same period of the previous year), and for three-month period ended June 30, 2018 R$10,156 (R$4,564 in the same period of the previous year).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

29.         NET SALES

		Parent company				Consolidated
	April to June 2018	January to June 2018	April to June 2017	January to June 2017	April to June 2018	January to June 2018	April to June 2017	January to June 2017
Gross sales
Brazil	4,643,635	9,367,227	4,518,677	9,184,708	4,643,623	9,367,217	4,518,679	9,182,774
Halal	531,444	1,300,242	536,329	1,684,421	2,283,649	4,286,943	1,767,903	3,251,969
International	901,519	2,070,538	1,532,636	3,262,190	1,741,254	3,641,310	2,261,874	4,454,482
Southern Cone	112,660	222,494	83,908	195,498	656,815	1,335,582	653,095	1,273,175
Other segments	396,953	584,794	405,482	578,999	208,533	433,150	239,870	458,785
	6,586,211	13,545,295	7,077,032	14,905,816	9,533,874	19,064,202	9,441,421	18,621,185

Sales deductions
Brazil	(960,445)	(1,938,191)	(984,535)	(1,993,308)	(960,436)	(1,938,182)	(984,557)	(1,994,972)
Halal	(10,699)	(44,771)	(10,310)	(131,408)	(179,962)	(345,078)	(193,340)	(361,030)
International	(19,516)	(36,723)	(35,942)	(51,757)	(97,847)	(174,198)	(117,074)	(196,659)
Southern Cone	(259)	(375)	(1,214)	(1,046)	(82,045)	(168,828)	(93,741)	(186,968)
Other segments	(21,444)	(40,898)	(46,467)	(77,192)	(32,511)	(53,810)	(26,085)	(45,483)
	(1,012,363)	(2,060,958)	(1,078,468)	(2,254,711)	(1,352,801)	(2,680,096)	(1,414,797)	(2,785,112)

Net sales
Brazil	3,683,190	7,429,036	3,534,142	7,191,400	3,683,187	7,429,035	3,534,122	7,187,802
Halal	520,745	1,255,471	526,019	1,553,013	2,103,687	3,941,865	1,574,563	2,890,939
International	882,003	2,033,815	1,496,694	3,210,433	1,643,407	3,467,112	2,144,800	4,257,823
Southern Cone	112,401	222,119	82,694	194,452	574,770	1,166,754	559,354	1,086,207
Other segments	375,509	543,896	359,015	501,807	176,022	379,340	213,785	413,302
	5,573,848	11,484,337	5,998,564	12,651,105	8,181,073	16,384,106	8,026,624	15,836,073

30.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized in the statement of income when incurred. The expenditures amounted to R$27,059 for the six-month period ended June 30, 2018 (R$19,416 in the same period of the previous year), and for the three-month period ended June 30, 2018 was R$11,319 (R$9,781 in the same period of the previous year).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

31.         OTHER OPERATING INCOME (EXPENSES), NET

		Parent company				Consolidated
	April to June 2018	January to June 2018	April to June 2017	January to June 2017	April to June 2018	January to June 2018	April to June 2017	January to June 2017
Income
Recovery of expenses (1)	23,640	37,205	13,969	59,321	25,010	39,443	14,002	59,546
Rewards and short-term incentive	(2,431)	46,263	(48)	(3,609)	(712)	32,398	(4,265)	(12,094)
Provision reversal	814	11,379	176	6,733	814	11,379	176	6,733
Scrap sales	2,860	5,181	2,527	4,906	3,737	6,972	3,610	7,171
Reversal of allowance for doubtful accounts	3,801	1,811	-	-	3,574	883	-	-
Other	5,023	13,003	6,494	10,837	16,075	30,063	12,074	20,881
	33,707	114,842	23,118	78,188	48,498	121,138	25,597	82,237

Expenses
Expenses arising from Trapaça Operation (2)	(30,918)	(43,737)	(23,885)	(63,253)	(30,918)	(43,737)	(34,298)	(74,106)
Costs on business disposed	-	(27,848)	-	(35,319)	-	(27,848)	-	(35,319)
Restructuring	(17,028)	(17,028)	-	-	(17,028)	(17,028)	-	-
Other employees benefits	(7,446)	(14,893)	(14,362)	(28,728)	(7,544)	(16,010)	(15,442)	(30,771)
Net loss from the disposals of property, plant and equipment	(9,622)	(6,996)	(1,554)	(8,553)	(12,845)	(10,448)	(230)	(4,557)
Insurance claims costs	(560)	(5,274)	(5,900)	(13,707)	(2,011)	(8,318)	(7,699)	(15,937)
Discontinued operations	(1,467)	(5,845)	(14,265)	(27,830)	(1,545)	(5,956)	(14,355)	(27,931)
Allowance for doubtful accounts	-	-	(767)	(6,116)	-	-	(1,806)	(7,079)
Provision for civil and tax risks	(10,629)	(1,629)	(38,248)	(51,319)	(11,936)	9,842	(42,187)	(56,641)
Other	(4,973)	(12,379)	(12,035)	(25,572)	(14,482)	(30,624)	(14,767)	(33,148)
	(82,643)	(135,629)	(111,016)	(260,397)	(98,309)	(150,127)	(130,784)	(285,489)
	(48,936)	(20,787)	(87,898)	(182,209)	(49,811)	(28,989)	(105,187)	(203,252)

(1)     The accumulated balance in 2018 refers mainly to extemporaneous tax credits in the amount of R$29,409.

(2)     In 2018, expenses arising from Trapaça Operation (note 1.3) and in 2017 expenses arising from Carne Fraca Operation (note 1.2).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

32.         FINANCIAL INCOME (EXPENSES), NET

		Parent company				Consolidated
	April to June 2018	January to June 2018	April to June 2017	January to June 2017	April to June 2018	January to June 2018	April to June 2017	January to June 2017
Financial income
Exchange rate variation on net assets of foreign subsidiaries (1)	-	-	-	-	394,026	417,691	185,124	194,176
Exchange rate variation on other assets	26,688	29,966	4,317	-	348,009	206,789	-	-
Interest on assets	29,281	165,115	32,175	92,264	37,250	174,746	33,089	95,496
Interest on cash and cash equivalents	26,410	58,992	70,612	130,424	34,816	77,418	76,832	145,898
Interests on financial assets classified as
Amortized cost	22,271	38,841	12,565	33,839	31,130	53,105	12,565	33,839
Fair value throught profit and loss	2,430	5,010	5,363	11,347	2,430	5,572	5,371	11,600
Fair value throught other comprehensive income	-	-	-	-	152	298	2,962	7,468
Exchange rate variation on marketable securities	5,181	2,408	75,913	75,801	29,059	24,570	12,909	-
Gains from derivative transactions, net	462,802	248,532	73,898	-	141,161	-	172,360	-
Exchange rate variation on other liabilities	-	-	-	-	-	-	237,894	89,585
Financial income on accounts payable	-	-	790	1,733	-	-	622	2,784
	575,063	548,864	275,633	345,408	1,018,033	960,189	739,728	580,846

Financial expenses

Exchange rate variation on loans and financing	(495,172)	(571,291)	(369,272)	(311,708)	(991,245)	(1,043,912)	(325,123)	(168,428)
Interest on loans and financing	(207,763)	(410,927)	(273,136)	(538,120)	(337,187)	(651,841)	(374,787)	(728,805)
Adjustment to present value	(54,941)	(113,417)	(52,824)	(118,775)	(72,975)	(150,106)	(67,130)	(145,278)
Exchange rate variation on other liabilities	(644,687)	(666,655)	(267,176)	(95,213)	(258,065)	(101,792)	-	-
Losses price to be fixed transactions	(35,234)	(88,686)	-	-	(38,734)	(97,698)	-	-
Interest on liabilities	(38,988)	(65,953)	(145,303)	(189,449)	(26,263)	(53,078)	(146,492)	(193,075)
Losses on derivative transactions, net	-	-	-	(162,128)	-	(16,065)	-	(61,890)
Exchange rate variation on other assets	-	-	-	(16,185)	-	-	(397,702)	(203,520)
Exchange rate variation on marketable securities	-	-	-	-	-	-	-	(19,671)
Interest expenses on loans to related parties	(31,327)	(55,649)	(40,978)	(83,908)	-	-	-	-
Others	(26,354)	(51,346)	(37,035)	(59,174)	(85,514)	(154,471)	(123,488)	(167,718)
	(1,534,466)	(2,023,924)	(1,185,724)	(1,574,660)	(1,809,983)	(2,268,963)	(1,434,722)	(1,688,385)
	(959,403)	(1,475,060)	(910,091)	(1,229,252)	(791,950)	(1,308,774)	(694,994)	(1,107,539)
(1)          Refers to gains and losses on translation of assets and liabilities reported by the Company’s subsidiaries whose functional currency is Real.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

33.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

		Parent company				Consolidated
	April to June 2018	January to June 2018	April to June 2017	January to June 2017	April to June 2018	January to June 2018	April to June 2017	January to June 2017
Costs of sales
Raw materials and consumables (1)	3,988,923	7,517,659	3,520,836	7,571,844	5,534,184	10,186,805	4,498,590	8,982,362
Depreciation	278,257	553,827	283,758	556,352	389,244	764,161	367,482	712,951
Amortization	15,041	29,216	12,033	22,972	20,369	39,594	18,317	34,657
Salaries and employees benefits	736,874	1,453,030	795,391	1,544,942	1,045,667	2,061,481	1,072,581	2,063,075
Others	387,118	828,506	403,025	803,289	530,848	1,134,728	587,119	1,184,546
	5,406,213	10,382,238	5,015,043	10,499,399	7,520,312	14,186,769	6,544,089	12,977,591

Sales expenses
Depreciation	16,336	32,420	15,463	30,019	17,727	35,171	16,555	32,029
Amortization	10,827	21,229	8,363	15,925	17,494	34,165	14,392	27,650
Salaries and employees benefits	226,938	448,418	219,421	432,884	299,993	599,380	303,411	592,214
Indirect and direct logistics expenses (2)	332,685	664,167	305,524	616,771	580,627	1,141,606	539,052	1,055,943
Others	229,398	396,874	155,580	348,672	310,176	527,901	242,571	481,266
	816,184	1,563,108	704,351	1,444,271	1,226,017	2,338,223	1,115,981	2,189,102

Administrative expenses
Depreciation	4,315	8,677	4,279	8,653	6,739	19,599	6,187	12,110
Amortization	9,376	17,693	7,308	14,539	28,820	65,788	32,998	64,271
Salaries and employees benefits	32,730	54,413	24,467	47,914	82,767	147,722	66,891	131,645
Fees	7,691	13,682	5,020	10,460	9,370	16,673	6,472	13,478
Others	14,024	28,664	22,355	38,434	29,340	40,439	35,870	57,230
	68,136	123,129	63,429	120,000	157,036	290,221	148,418	278,734

Impairment Loss on Trade and Other Receivables
Impairment Loss on Trade and Other Receivables	6,733	16,175	10,548	23,817	10,199	32,139	9,908	23,685
	6,733	16,175	10,548	23,817	10,199	32,139	9,908	23,685

Other operating expenses (3)
Depreciation	9,159	17,667	9,093	17,428	9,898	18,886	9,971	19,738
Others	73,484	117,962	101,923	242,969	88,411	131,241	120,813	265,751
	82,643	135,629	111,016	260,397	98,309	150,127	130,784	285,489

(1)     To the six and three-month period ended June 30, 2018, included expenses in the amount of R$246,003 arising from Trapaça Operation (note 1.3), R$126,913 arising from restructuring plan (nota 1.5) and R$62,676 arising from strike of trucker drive (note 1.6). To the six and three-month period ended June 30, 2017, included expenses in the amount of R$81,582 in the parent company and R$83,397 in the consolidated arising from Carne Fraca Operation.

(2)     To the six and three-month period ended June 30, 2018, included expenses in the amount of R$12,424 arising from strike of trucker drive (note 1.6).

(3)     The composition of other operating expenses is disclosed in note 31.

34.         NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

IFRS 16 - Leases

On January 2016, the IASB issued the final version of IFRS 16 – Leases, which supersedes IAS 17 – Leases, which will be applicable to periods beginning on January 01, 2019. The adoption of this standard introduces a single model for the accounting of leases, for the lessee, for which should be recognized a right of use asset and an obligation to make payments related to the lease. Assets with a term of less than 12 months and of low value, are exempt from this treatment. On December 21, 2017, CVM issued the Deliberation CVM Nº 787/17 corresponding to this IFRS.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company is assessing the content and possible impacts of adoption this pronouncement in its consolidated financial statements, but the process is ongoing. The Company understands that the effective impact will depend on economic conditions at the time of adoption, for example (i) rate of indebtedness of the Company (ii) agreements portfolio in force and (iii) possible agreement renewals.

35.         TRANSACTIONS THAT DO NOT INVOLVE CASH OR CASH EQUIVALENTS

The following transactions that did not involve cash or cash equivalents during the six-month period ended June 30, 2018 were:

(i)         Capitalized interest arising from loans:  To the six-month period ended June 30, 2018,  amounted to R$8,481 in the parent company and R$14,030 in the consolidated (R$19,706 in the parent company and R$21,028 in the in the same period of the previous year) and to the three-month period ended June 30, 2018, amounted to R$3,932 in the parent company and R$6,711 in the consolidated (R$8,701 in the parent company and R$8,980 in the consolidated in the same period of the previous year); and

(ii)        Addition of financial lease: To the six-month period ended June 30, 2018, amounted to R$35,094 in the parent company and R$40,692 in the consolidated (R$85,701 in the parent company and R$90,006 in the consolidated in the same period of the previous year) and to the three-month period ended June 30, 2018, amounted to R$6,836 in the parent company and R$7,486 in the consolidated (R$79,562 in the parent company and R$80,537 in the consolidated in the same period of the previous year).

36.         SUBSEQUENT EVENTS

36.1.     Simplification of the organizational structure

On July 20, 2018, as an ongoing process disclosed on note 1.5, regarding to simplification of the organizational structure, the Company’s Board of Directors approved the hiring and the appointment of new executives for the following positions (i) Sidney Manzaro, takes office on August 13, 2018, as Vice-President of Brazilian Market, in substitution of Alexandre Almeida (ii) Vinícius Guimarães Barbosa,  takes office on August 01, 2018, as Vice-President of Operations and (iii) Bruno Ferla, currently serving as a consultant to the Company and heading its Legal Department, takes office on August 01, 2018, as Vice-President of Institutional Affairs, Legal, and Compliance.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

36.2.     Credit lines refinancing

On July 20, 2018, the BRF´s Board Administration approved the credit line refinancing currently in force with Banco do Brasil. The total amount included in such transaction, between debt rollover and new funding, it is approximately R$3,200,000 and terms of up to 3 years.

Adding the disclosed amount on July 02, 2017, of approximately R$1,100,000 with Bradesco Bank, the Company will amount to approximately of R$4,300,000 in credit lines refinanced on July 2018, addressing most of the volume due this year and a relevant part of the amount due in 2019.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

37.         APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved by the Board of Directors on August 9, 2018.

BOARD OF DIRECTORS

Chairman (Non-Independent)	Pedro Pullen Parente
Vice-Chairman (Independent) Independent Member Member (Non-Independent) Independent Member Independent Member Independent Member Independent Member Independent Member Independent Member

Augusto Marques da Cruz Filho

Francisco Petros O. L. Papathanasiadis

Walter Malieni Júnior

Flávia Buarque de Almeida

Roberto Rodrigues

José Luiz Osório

Roberto Antonio Mendes

Dan Ioschpe

Luiz Fernando Furlan

FISCAL COUNCIL

Chairman	Attílio Guaspari
Member	Marcus Vinicius D. Severini
Member	André Vicentini
AUDIT COMITTEE

Comittee Coordinator (Independent)	Francisco Petros O. L. Papathanasiadis
Member (Non-Independent) Member (Independent)	Walter Malieni Júnior Roberto Antonio Mendes
External Member and Financial Specialist External Member	Fernando Maida Dall`Acqua Sérgio Ricardo Silva Rosa
BOARD OF EXECUTIVE OFFICERS
Global Chief Executive Officer	Pedro Pullen Parente
Global Chief Operating Officer, Vice President of Finance and Investor Relations	Lorival Nogueira Luz Júnior
Vice President Brazil Vice President of Management and Information	Alexandre Moreira Martins de Almeida Andelaney Carvalho dos Santos

Marcos Roberto Badollato	Joloir Nieblas Cavichini
Controller	Accountant – CRC 1SP257406/O-5

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. Commentary about the company projections behavior

In the period ended on June 30, 2018, company’s net leverage, measured by Net debt/Adjusted EBITDA, reached 5.69x. However, according to the Material Fact released to the market on June 29, 2018, the expectation from Administration is that this index reaches 4.35x by the end of 2018 and 3.00x by the end of 2019 in accordance with Operational and Financial Restructuring Plan. At this moment, there is no update in assumption from the Plan that changes the expectation released.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – June 30, 2018 – BRF S.A. BREAKDOWN OF THE CAPITAL BY OWNER (NOT REVIEWED)

The shareholding position of the controlling shareholders holders of more than 5% of the voting stock, management, members of the Board of Directors is presented below:

	06.30.18		12.31.17
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobras de Seguridade Social - Petros (1)	93,336,366	11.49	92,716,266	11.41
Caixa de Previd. dos Func. Do Banco do Brasil (1)	86,569,552	10.66	86,605,452	10.66
Tarpon	50,023,642	6.16	59,014,607	7.26
Aberdeen (1)	40,748,226	5.02	40,748,226	5.02
Management
Board of Directors	6,310,783	0.78	41,220,470	5.07
Executives	205,300	0.03	157,546	0.02
Treasury shares	1,133,601	0.14	1,333,701	0.16
Other	534,145,776	65.72	490,676,978	60.40
	812,473,246	100.00	812,473,246	100.00

(1)       The pension funds are controlled by employees that participate in the respective companies.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in the by-laws.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

Report on Review of Interim Financial Information

To the Board of Directors and Shareholders of

BRF S.A.

Itajaí - SC

Introduction

We have reviewed the accompanying individual and consolidated interim financial information of BRF S.A. (“Company”) contained in the Quarterly Information Form - ITR for the quarter ended June 30, 2018, which comprises the balance sheet as of June 30, 2018 and the respective statements of income (loss) and comprehensive income (loss) for the three and six-month periods then ended and changes in equity and cash flows for the six-month period then ended, including the explanatory notes.

The Company's management is responsible for the preparation of this individual and consolidated interim financial information in accordance with Technical Pronouncement CPC 21 (R1) – Interim Financial Reporting and IAS 34 – Interim Financial Reporting, issued by the International Accounting Standards Board – IASB, as well as for the presentation of this information in accordance with standards issued by the Brazilian Securities and Exchange Commission, applicable to the preparation of Quarterly Information - ITR. Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of review

We conducted our review in accordance with the Brazilian and International standards on review engagements of interim financial information (NBC TR 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity, respectively). A review of interim financial information consists of making inquiries, primarily of persons responsible for the financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with the audit standards and, consequently, does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion on the interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual and consolidated interim financial information included in the Quarterly Information referred to above has not been prepared, in all material respects, in accordance with CPC 21 (R1) and IAS 34, issued by IASB, applicable to the preparation of Quarterly Information - ITR, and presented in accordance with the standards issued by the Brazilian Securities and Exchange Commission.

Emphasis of matter

We draw attention to explanatory notes 1.2, 1.3 and 1.4 to the interim financial information, which discloses information about the events, the measures taken by the Company and the current and potential developments of the operations named Carne Fraca and Trapaça, such as the establishment of the responsibility administrative process by the Office of the Comptroller General, which aims to investigate administrative responsibilities related to the facts object of the criminal suit related to Carne Fraca operation, and the U.S. Class Action. Considering the current stage of these matters, the Company is not able to reliably predict or measure the extension of financial and non-financial impacts resulting from the developments of such operations and, consequently, the record of additional potential losses which could cause material adverse effect in its financial condition, and its results and its cash flows in future periods. Our conclusion is unmodified in respect to this matter.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

Other matters

Statements of Value Added

The individual and consolidated interim financial information, related to statements of value added for the six-month period ended June 30, 2018, prepared under the responsibility of the Company's management, presented as supplementary information for the purposes of IAS 34, were submitted to the review procedures followed together with the review of the Quarterly Information – ITR of the Company. In order to form our conclusion, we evaluated whether these statements are reconciled to the interim financial information and to the accounting records, as applicable, and whether their form and content are in accordance with the criteria set on Technical Pronouncement CPC 09 - Statement of Value Added. Based on our review, nothing has come to our attention that causes us to believe that it has not been prepared, in all material respects, consistent with the individual and consolidated interim financial information taken as a whole.

São Paulo, August 9, 2018

KPMG Auditores Independentes

CRC 2SP014428/O-6

Original report in Portuguese signed by

Guilherme Nunes

Accountant CRC 1SP195631/O-1

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

OPINION OF THE AUDIT COMMITTEE

The Audit Committee of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)          the quarterly financial information (parent company and consolidated) for the six-month period ended on June 30, 2018;

(ii)    the Management Report; and

(iii)  opinion report issued by KPMG Auditores Independentes.

Based on the documents reviewed and on the explanations provided, the members of the Audit Committee, undersigned, issued an opinion for the approval of the financial information identified above.

São Paulo, August 9, 2018.

Francisco Petros O. L. Papathanasiadis

Comittee Coordinator (Independent)

Walter Malieni Júnior

Member (Non-Independent)

Roberto Antonio Mendes

Member (Independent)

Fernando Maida Dall`Acqua

External Member and Financial Specialist

Sérgio Ricardo Silva Rosa

External Member

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – June 30, 2018 – BRF S.A.

STATEMENT OF EXECUTIVE BOARD ON THE QUARTELY FINANCIAL INFORMATION AND INDEPENDENT AUDITOR’S REPORT ON REVIEW OF INTERIM FINANCIAL INFORMATION

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)          reviewed, discussed and agreed with the Company's quarterly financial information for the six-month period ended on June 30, 2018, and

(ii)        reviewed, discussed and agreed with conclusions expressed in the review report issued by KPMG Auditores Independentes for the Company's quarterly financial information for the six-month period ended on June 30, 2018.

São Paulo, August 9, 2018.

Pedro Pullen Parente

Global Chief Executive Officer

Lorival Nogueira Luz Júnior

Global Chief Operating Officer, Vice President of Finance and Investor Relations

Alexandre Moreira Martins de Almeida

Vice President Brazil

Andelaney Carvalho dos Santos

Vice President of Management and Information